                                                                    Exhibit 10.1

                         UNSECURED MASTER LOAN AGREEMENT

                          DATED AS OF DECEMBER 13, 2005

                                      among

                       RAMCO-GERSHENSON PROPERTIES, L.P.,

                                  as Borrower,

                       RAMCO-GERSHENSON PROPERTIES TRUST,

                                 as a Guarantor,

                          KEYBANK NATIONAL ASSOCIATION,

                                   as a Bank,

              THE OTHER BANKS WHICH ARE A PARTY TO THIS AGREEMENT,

           THE OTHER BANKS WHICH MAY BECOME PARTIES TO THIS AGREEMENT,

                          KEYBANK NATIONAL ASSOCIATION,

                                    as Agent,

                            KEYBANC CAPITAL MARKETS,

                       as Sole Lead Manager and Arranger,

                            JPMORGAN CHASE BANK, N.A.

                                       and

                              BANK OF AMERICA, N.A.

                            as Co-Syndication Agents,

                                       and

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,

                             as Documentation Agent

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
SECTION 1. DEFINITIONS AND RULES OF INTERPRETATION.......................     1
   Section 1.1.   Definitions............................................     1
   Section 1.2.   Rules of Interpretation................................    19

SECTION 2. THE CREDIT FACILITY...........................................    20
   Section 2.1.   Commitment to Lend Revolving Credit Loans..............    20
   Section 2.2.   Commitment to Lend Term Loan...........................    21
   Section 2.3.   Unused Facility Fee....................................    21
   Section 2.4.   Interest on Loans......................................    21
   Section 2.5.   Requests for Revolving Credit Loans....................    22
   Section 2.6.   Funds for Loans........................................    23
   Section 2.7.   Optional Reduction of Revolving Credit Commitments.....    24
   Section 2.8.   Increase of Revolving Credit Commitment................    24
   Section 2.9.   Letters of Credit......................................    26
   Section 2.10.  Swing Line Loans.......................................    30
   Section 2.11.  Evidence of Debt.......................................    34

SECTION 3. REPAYMENT OF THE LOANS........................................    35
   Section 3.1.   Stated Maturity........................................    35
   Section 3.2.   Mandatory Prepayments..................................    35
   Section 3.3.   Optional Prepayments...................................    35
   Section 3.4.   Partial Prepayments....................................    35
   Section 3.5.   Effect of Prepayments..................................    35

SECTION 4. CERTAIN GENERAL PROVISIONS....................................    35
   Section 4.1.   Conversion Options.....................................    35
   Section 4.2.   Commitment and Syndication Fee.........................    36
   Section 4.3.   Agent's Fee............................................    36
   Section 4.4.   Funds for Payments.....................................    36
   Section 4.5.   Computations...........................................    37
   Section 4.6.   Suspension of LIBOR Rate Loans.........................    38
   Section 4.7.   Illegality.............................................    38
   Section 4.8.   Additional Interest....................................    38
   Section 4.9.   Additional Costs, Etc..................................    38

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
   Section 4.10.  Capital Adequacy.......................................    39
   Section 4.11.  Indemnity of Borrower..................................    40
   Section 4.12.  Interest on Overdue Amounts; Late Charge...............    40
   Section 4.13.  Certificate............................................    40
   Section 4.14.  Limitation on Interest.................................    40
   Section 4.15.  Extension of Revolving Credit Maturity Date............    41

SECTION 5. UNSECURED OBLIGATION; GUARANTY................................    42
   Section 5.1.   Collateral.............................................    42
   Section 5.2.   New Guarantors.........................................    42

SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE TRUST AND THE BORROWER..    43
   Section 6.1.   Corporate Authority, Etc...............................    43
   Section 6.2.   Governmental Approvals.................................    44
   Section 6.3.   Title to Properties; Lease.............................    44
   Section 6.4.   Financial Statements...................................    44
   Section 6.5.   No Material Changes....................................    45
   Section 6.6.   Franchises, Patents, Copyrights, Etc...................    45
   Section 6.7.   Litigation.............................................    45
   Section 6.8.   No Materially Adverse Contracts, Etc...................    45
   Section 6.9.   Compliance with Other Instruments, Laws, Etc...........    46
   Section 6.10.  Tax Status.............................................    46
   Section 6.11.  No Event of Default....................................    46
   Section 6.12.  Holding Company and Investment Company Acts............    46
   Section 6.13.  Absence of UCC Financing Statements, Etc...............    46
   Section 6.14.  [Intentionally Omitted]................................    46
   Section 6.15.  Certain Transactions...................................    46
   Section 6.16.  Employee Benefit Plans.................................    47
   Section 6.17.  Regulations T, U and X.................................    47
   Section 6.18.  Environmental Compliance...............................    47
   Section 6.19.  Subsidiaries and Unconsolidated Affiliates.............    49
   Section 6.20.  [Intentionally Omitted]................................    49

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
   Section 6.21.  Loan Documents.........................................    49
   Section 6.22.  Property...............................................    49
   Section 6.23.  Brokers................................................    49
   Section 6.24.  Other Debt.............................................    49
   Section 6.25.  Solvency...............................................    50
   Section 6.26.  Contribution Agreement.................................    50
   Section 6.27.  No Fraudulent Intent...................................    50
   Section 6.28.  Transaction in Best Interests of Borrower;
                     Consideration.......................................    50
   Section 6.29.  Partners and the Trust.................................    50
   Section 6.30.  Tax Indemnity Agreement................................    51
   Section 6.31.  Embargoed Persons......................................    51
   Section 6.32.  Unencumbered Borrowing Base Properties.................    51

SECTION 7. AFFIRMATIVE COVENANTS OF THE TRUST AND THE BORROWER...........    51
   Section 7.1.   Punctual Payment.......................................    51
   Section 7.2.   Maintenance of Office..................................    51
   Section 7.3.   Records and Accounts...................................    51
   Section 7.4.   Financial Statements, Certificates and Information.....    52
   Section 7.5.   Notices................................................    54
   Section 7.6.   Existence; Maintenance of Properties...................    55
   Section 7.7.   Insurance..............................................    56
   Section 7.8.   Taxes..................................................    56
   Section 7.9.   Inspection of Properties and Books.....................    56
   Section 7.10.  Compliance with Laws, Contracts, Licenses, and
                     Permits.............................................    57
   Section 7.11.  Use of Proceeds........................................    57
   Section 7.12.  Further Assurances.....................................    57
   Section 7.13.  Compliance.............................................    57
   Section 7.14.  Limiting Agreements....................................    57
   Section 7.15.  Ownership of Real Estate...............................    58
   Section 7.16.  More Restrictive Agreements............................    58
   Section 7.17.  Trust Restrictions.....................................    58
   Section 7.18.  Interest Rate Contract(s)..............................    59

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
   Section 7.19. Unencumbered Borrowing Base Properties..................    59

SECTION 8. CERTAIN NEGATIVE COVENANTS OF THE TRUST AND THE BORROWER......    63
   Section 8.1.   Restrictions on Indebtedness...........................    63
   Section 8.2.   Restrictions on Liens Etc..............................    64
   Section 8.3.   Restrictions on Investments............................    65
   Section 8.4.   Merger, Consolidation..................................    67
   Section 8.5.   Conduct of Business....................................    67
   Section 8.6.   Compliance with Environmental Laws.....................    67
   Section 8.7.   Distributions..........................................    68
   Section 8.8.   Asset Sales............................................    69
   Section 8.9.   Development Activity...................................    69
   Section 8.10.  Trust Preferred Equity.................................    70

SECTION 9. FINANCIAL COVENANTS OF THE TRUST AND THE BORROWER.............    71
   Section 9.1.   Liabilities to Assets Ratio............................    71
   Section 9.2.   Fixed Charges Coverage.................................    71
   Section 9.3.   Consolidated Tangible Net Worth........................    71
   Section 9.4.   Secured Indebtedness...................................    71
   Section 9.5.   Unencumbered Property Borrowing Base Tests.............    71

SECTION 10. CLOSING CONDITIONS...........................................    72
   Section 10.1.  Loan Documents.........................................    72
   Section 10.2.  Certified Copies of Organizational Documents...........    72
   Section 10.3.  Resolutions............................................    72
   Section 10.4.  Incumbency Certificate; Authorized Signers.............    73
   Section 10.5.  Opinion of Counsel.....................................    73
   Section 10.6.  Payment of Fees........................................    73
   Section 10.7.  Performance; No Default................................    73
   Section 10.8.  Representations and Warranties.........................    73
   Section 10.9.  Proceedings and Documents..............................    73
   Section 10.10. Stockholder and Partner Consents.......................    73
   Section 10.11. Compliance Certificate.................................    74

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
   Section 10.12. Satisfaction of Existing Credit Agreements.............    74
   Section 10.13. Contribution Agreement.................................    74
   Section 10.14. No Legal Impediment....................................    74
   Section 10.15. Governmental Regulation................................    74
   Section 10.16. Appraisals.............................................    74
   Section 10.17. Other..................................................    74

SECTION 11. CONDITIONS TO ALL BORROWINGS.................................    74
   Section 11.1.  Prior Conditions Satisfied.............................    74
   Section 11.2.  Representations True; No Default.......................    74
   Section 11.3.  Borrowing Documents....................................    75

SECTION 12. EVENTS OF DEFAULT; ACCELERATION; ETC.........................    75
   Section 12.1.  Events of Default and Acceleration.....................    75
   Section 12.2.  Limitation of Cure Periods.............................    78
   Section 12.3.  Termination of Commitments.............................    78
   Section 12.4.  Remedies...............................................    79
   Section 12.5.  Distribution of Proceeds...............................    79

SECTION 13. SETOFF.......................................................    80

SECTION 14. THE AGENT....................................................    80
   Section 14.1.  Authorization..........................................    80
   Section 14.2.  Employees and Agents...................................    80
   Section 14.3.  No Liability...........................................    81
   Section 14.4.  No Representations.....................................    81
   Section 14.5.  Payments...............................................    82
   Section 14.6.  Holders of Notes.......................................    83
   Section 14.7.  Indemnity..............................................    83
   Section 14.8.  Agent as Bank..........................................    83
   Section 14.9.  Resignation............................................    83
   Section 14.10. Duties in the Case of Enforcement......................    84
   Section 14.11. Bankruptcy.............................................    84
   Section 14.12. Approvals..............................................    85
   Section 14.13. Borrower not Beneficiary...............................    85

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
SECTION 15. EXPENSES.....................................................    85

SECTION 16. INDEMNIFICATION..............................................    86

SECTION 17. SURVIVAL OF COVENANTS, ETC...................................    87

SECTION 18. ASSIGNMENT AND PARTICIPATION.................................    87
   Section 18.1.  Conditions to Assignment by Banks......................    87
   Section 18.2.  Register...............................................    88
   Section 18.3.  New Notes..............................................    88
   Section 18.4.  Participations.........................................    88
   Section 18.5.  Pledge by Bank.........................................    89
   Section 18.6.  No Assignment by Borrower or the Trust.................    89
   Section 18.7.  Disclosure.............................................    89
   Section 18.8.  Amendments to Loan Documents...........................    89
   Section 18.9.  Mandatory Assignment...................................    89
   Section 18.10. Titled Agents..........................................    90

SECTION 19. NOTICES......................................................    90

SECTION 20. RELATIONSHIP.................................................    91

SECTION 21. GOVERNING LAW: CONSENT TO JURISDICTION AND SERVICE...........    92

SECTION 22. HEADINGS.....................................................    92

SECTION 23. COUNTERPARTS.................................................    92

SECTION 24. ENTIRE AGREEMENT, ETC........................................    92

SECTION 25. WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS...............    92

SECTION 26. DEALINGS WITH THE BORROWER OR THE GUARANTORS.................    93

SECTION 27. CONSENTS, AMENDMENTS, WAIVERS, ETC...........................    93

SECTION 28. SEVERABILITY.................................................    94

SECTION 29. TIME OF THE ESSENCE..........................................    94

SECTION 30. NO UNWRITTEN AGREEMENTS......................................    94

SECTION 31. REPLACEMENT OF NOTES.........................................    94

SECTION 32. TRUST EXCULPATION............................................    95

SECTION 33. PATRIOT ACT..................................................    95

SECTION 34. OPTION TO COLLATERALIZE OBLIGATIONS..........................    96

                             EXHIBITS AND SCHEDULES

EXHIBIT A       FORM OF REVOLVING CREDIT NOTE
EXHIBIT B       FORM OF TERM LOAN NOTE
EXHIBIT C       FORM OF SWING LINE NOTE
EXHIBIT D       FORM OF JOINDER AGREEMENT
EXHIBIT E       FORM OF LOAN REQUEST
EXHIBIT F       FORM OF SWING LINE LOAN NOTICE
EXHIBIT G       LETTER OF CREDIT APPLICATION
EXHIBIT H       FORM OF EXTENSION REQUEST
EXHIBIT I       FORM OF COMPLIANCE CERTIFICATE
EXHIBIT J       FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
SCHEDULE 1.1    BANKS AND COMMITMENTS
SCHEDULE 1.2    INITIAL UNENCUMBERED BORROWING BASE PROPERTIES
SCHEDULE 2.9    EXISTING LETTERS OF CREDIT
SCHEDULE 6.5    MARKETED PROPERTIES
SCHEDULE 6.7    LITIGATION
SCHEDULE 6.15   AFFILIATE TRANSACTIONS
SCHEDULE 6.18   ENVIRONMENTAL MATTERS
SCHEDULE 6.19   SUBSIDIARIES OF THE BORROWER AND GUARANTOR
SCHEDULE 6.29   PROPERTY OF GUARANTOR

                         UNSECURED MASTER LOAN AGREEMENT

     This UNSECURED MASTER LOAN AGREEMENT is made as of the 13th day of December, 2005 by and among RAMCO-GERSHENSON PROPERTIES, L.P. (the "Borrower"), a Delaware limited partnership, RAMCO-GERSHENSON PROPERTIES TRUST (the "Trust"), a Maryland real estate investment trust, KEYBANK NATIONAL ASSOCIATION, a national banking association ("KeyBank"), and the other lending institutions that are a party hereto, and the other lending institutions which may become parties hereto pursuant to Section 18 (the "Banks"), and KEYBANK NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Banks (the "Agent").

                                    RECITALS

     WHEREAS, the Borrower has requested that the Banks provide a revolving and term loan facility to Borrower; and

     WHEREAS, the Agent and the Banks are willing to provide such facility to the Borrower on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the terms and conditions herein, and of any loans, advances, or extensions of credit heretofore, now or hereafter made to or for the benefit of the Borrower by the Banks, the parties hereto covenant and agree as follows:

SECTION 1. DEFINITIONS AND RULES OF INTERPRETATION.

     SECTION 1.1. DEFINITIONS. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Agreement referred to below:

     Affiliate. An Affiliate, as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means (a) the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the stock, shares, voting trust certificates, beneficial interest, partnership interests, member interests or other interests having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise, or (b) the ownership of (i) a general partnership interest, (ii) a managing member's interest in a limited liability company or (iii) a limited partnership interest or preferred stock (or other ownership interest) representing ten percent (10%) or more of the outstanding limited partnership interests, preferred stock or other ownership interests of such Person.

     Agent. KeyBank National Association, acting as Administrative Agent for the Banks, its successors and assigns.

     Agent's Head Office. The Agent's head office located at 127 Public Square, Cleveland, Ohio 44114-1306, or at such other location as the Agent may designate from time to time by notice to the Borrower and the Banks.

     Agent's Special Counsel. McKenna Long & Aldridge LLP or such other counsel as may be approved by the Agent.

     Aggregate Unencumbered Property Borrowing Base Value. As of any date of determination, the sum of the Unencumbered Property Borrowing Base Value and the Non-Stabilized Unencumbered Property Borrowing Base Value; provided that the Non-Stabilized Unencumbered Property Borrowing Base Value shall be reduced (with a corresponding reduction in the Aggregate Unencumbered Property Borrowing Base Value) to the extent necessary so that the Non-Stabilized Unencumbered Property Borrowing Base Value shall not exceed twenty percent (20%) of the Aggregate Unencumbered Property Borrowing Base Value.

     Agreement. This Unsecured Master Loan Agreement, including the Schedules and Exhibits hereto.

     Appraisal. An MAI appraisal of the value of a parcel of Real Estate, determined on a fair value basis, performed by an independent appraiser selected by the Agent who is not an employee of the Borrower, the Guarantors or any of their Subsidiaries, the Agent or a Bank, the form and substance of such appraisal and the identity of the appraiser to be in compliance with the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto and all other regulatory laws applicable to the Banks and otherwise acceptable to the Agent.

     Appraised Value. The as-is value of an Unencumbered Borrowing Base Property determined by the Appraisal of such property obtained pursuant to Section 7.19, subject, however, to such changes or adjustments to the value determined thereby as may be required by the appraisal department of the Agent.

     Applicable Margin. On any date, the applicable margin set forth below based on the ratio of the Consolidated Total Liabilities of the Borrower to the Consolidated Total Adjusted Asset Value of the Borrower (expressed as a percentage):

                                                            Revolving Credit Loans                     Term Loans
                                                      ----------------------------------   ----------------------------------
                                Ratio                 Base Rate Loans   LIBOR Rate Loans   Base Rate Loans   LIBOR Rate Loans
                                -----                 ---------------   ----------------   ---------------   ----------------
Pricing Level 1   Less than 40%                             0%               1.15%                0%               1.30%
Pricing Level 2   Equal to or greater than 40%, but         0%               1.25%                0%               1.40%
                  less than 50%
Pricing Level 3   Equal to or greater than 50%, but         0%               1.35%                0%               1.50%
                  less than 60%
Pricing Level 4   Equal to or greater than 60%              0%               1.50%                0%               1.65%

The initial Applicable Margin shall be at Pricing Level 3. The Applicable Margin shall be adjusted based upon such ratio, if at all, on the first day of the first month following the delivery by the Borrower to the Agent of the Compliance Certificate at the end of each fiscal quarter. In the event that Borrower shall fail to deliver to the Agent a quarterly Compliance Certificate on or before the date required by Section 7.4(e), then without limiting any other rights of the Agent and the Banks under this Agreement, the Applicable Margin shall be at Pricing Level 4 until such failure is cured within any applicable cure period.

     Arranger. KeyBanc Capital Markets.

     Assignment and Acceptance Agreement. See Section 18.1.

     Balance Sheet Date. September 30, 2005.

     Banks. KeyBank, the other Banks a party hereto, and any other Person who becomes an assignee of any rights of a Bank pursuant to Section 18; and collectively, the Revolving Credit Banks, the Term Loan Banks and the Swing Line Lender. The Issuing Bank shall be a Bank, as applicable.

     Base Rate. The greater of (a) the variable annual rate of interest announced from time to time by Agent at Agent's Head Office as its "prime rate" or (b) one-half of one percent (0.5%) above the Federal Funds Effective Rate (rounded upwards, if necessary, to the next one-eighth of one percent). The Base Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. Any change in the rate of interest payable hereunder resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate becomes effective, without notice or demand of any kind.

     Base Rate Loans. Collectively, the Revolving Credit Base Rate Loans and the Term Base Rate Loans.

     Board. See the definition of Change of Control.

     Borrower. As defined in the preamble hereto.

     Building. With respect to each parcel of Real Estate, all of the buildings, structures and improvements now or hereafter located thereon.

     Business Day. Any day on which banking institutions located in the same city and state as the Agent's Head Office and in New York are open for the transaction of banking business and, in the case of LIBOR Rate Loans, which also is a LIBOR Business Day.

     Capital Expenditure Reserve Amount. With respect to any Person or property, a reserve for replacements and capital expenditures equal to $.10 per square foot of building space located on all Real Estate owned by such Person, other than Real Estate subject to long term leases which provide that the tenant is responsible for all building maintenance.

     Capital Improvement Project. With respect to any Real Estate now or hereafter owned by the Borrower or any of its Approved Subsidiaries which is utilized principally for shopping centers, capital improvements consisting of rehabilitation, refurbishment, replacement, expansions and improvements (including related amenities) to the existing Buildings on such Real Estate and capital additions, repairs, resurfacing and replacements in the common areas of such Real Estate all of which may be properly capitalized under generally accepted accounting principles.

     Capitalized Lease. A lease under which a Person is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

     CERCLA. See Section 6.18.

     Change of Control. The occurrence of any one of the following events:

          (a) during any twelve month period on or after the date hereof, individuals who at the beginning of such period constituted the Board of Directors or Trustees of the Trust (the "Board") (together with any new directors whose election by the Board or whose nomination for election by the shareholders of the Trust was approved by a vote of at least a majority of the members of the Board then in office who either were members of the Board at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board then in office; or

          (b) any Person or group (as that term is understood under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of a percentage (based on voting power, in the event different classes of stock shall have different voting powers) of the voting stock of the Trust equal to at least thirty percent (30%);

          (c) the Borrower or Trust consolidates with, is acquired by, or merges into or with any Person (other than a merger permitted by Section 8.4); or

          (d) the Borrower fails to own, free of any lien, encumbrance or other adverse claim, at least one hundred percent (100%) of the economic interest in the Voting Interest of each Subsidiary Guarantor.

     Closing Date. The first date on which all of the conditions set forth in
Section 10 and Section 11 have been satisfied.

     Code. The Internal Revenue Code of 1986, as amended.

     Commitment. With respect to each Bank, the aggregate of (a) the Revolving Credit Commitment of such Bank and (b) the Term Loan Commitment of such Bank.

     Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1.1 hereto as such Bank's percentage of the aggregate Commitments of all of the Banks, as the same may be changed from time to time in accordance with the terms of this Agreement.

     Compliance Certificate. See Section 7.4(e).

     Consolidated or combined. With reference to any term defined herein, that term as applied to the accounts of a Person and its Subsidiaries, consolidated or combined in accordance with generally accepted accounting principles.

     Consolidated Operating Cash Flow. With respect to any period of a Person, an amount equal to the Operating Cash Flow of such Person and its Subsidiaries for such period consolidated in accordance with generally accepted accounting principles.

     Consolidated Tangible Net Worth. The amount by which Consolidated Total Adjusted Asset Value exceeds Consolidated Total Liabilities, and less the sum of:

          (a) the total book value of all assets of a Person and its Subsidiaries properly classified as intangible assets under generally accepted accounting principles, including such items as good will, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; and

          (b) all amounts representing any write-up in the book value of any assets of such Person or its Subsidiaries resulting from a revaluation thereof subsequent to the Balance Sheet Date; and

          (c) all amounts representing minority interests as of such date which are applicable to third parties in Investments of the Borrower.

     Consolidated Total Adjusted Asset Value. With respect to any Person, the sum of all assets of such Person and its Subsidiaries determined on a Consolidated basis in accordance with generally accepted accounting principles, provided that all Real Estate that is improved and not Under Development shall be valued at an amount equal to (A) the Operating Cash Flow of such Person and its Subsidiaries and Unconsolidated Affiliates described in Section 8.3(i) from such Real Estate for the period covered by the four previous consecutive fiscal quarters (treated as a single accounting period) divided by (B) 0.0825 (an 8.25% capitalization rate), provided that (i) prior to such time as the Borrower or any of its Subsidiaries or such Unconsolidated Affiliates has owned and operated any parcel of Real Estate for four full fiscal quarters (or with respect to any Redevelopment Property that has been valued at cost as permitted below and has recommenced operations for less than four full fiscal quarters), the Operating Cash Flow with respect to such parcel of Real Estate for the number of full fiscal quarters which the Borrower or any of its Subsidiaries or such Unconsolidated Affiliates has owned and operated such parcel of Real Estate (or, with respect to a Redevelopment Property that has recommenced operations, the Operating Cash Flow for such Redevelopment Property for the number of full fiscal quarters which the Borrower or its Subsidiary or such Unconsolidated Affiliate has recommenced operations) as annualized shall be utilized, (ii) the Operating Cash Flow for any parcel of Real

Estate (or Redevelopment Property that has recommenced operations) without a full quarter of performance shall be annualized in such manner as the Agent shall approve, such approval not to be unreasonably withheld, (iii) prior to being capitalized, the Operating Cash Flow with respect to any parcel of Real Estate owned by an Unconsolidated Affiliate of such Person shall be reduced by the amount of all Debt Service of such Unconsolidated Affiliate, and (iv) to the extent that the capitalized Operating Cash Flow with respect to any parcel of Real Estate owned by an Unconsolidated Affiliate of such Person is included in the calculation of Consolidated Total Adjusted Asset Value for such Person, such Person's interest in the Unconsolidated Affiliate shall not be included in the calculation of Consolidated Total Adjusted Asset Value for such Person. Notwithstanding the foregoing, Borrower may elect to value a Redevelopment Property at cost as determined in accordance with generally accepted accounting principles, as set forth in the first sentence of this definition, for a period of up to twenty-four (24) months which twenty-four (24) month period shall commence upon the date which Agent receives written notice from Borrower of such election. For the purpose of calculating Operating Cash Flow under this definition as to any parcel of Real Estate, the Operating Cash Flow Rental Adjustment shall be applied to any parcel of Real Estate affected by any of the events described in the definition of Operating Cash Flow Rental Adjustment. The assets of the Borrower and its Subsidiaries on the consolidated financial statements of the Borrower and its Subsidiaries shall be adjusted to reflect the Borrower's allocable share of such asset (including Borrower's interest in any Unconsolidated Affiliate whose asset value is determined by application of the capitalization rate above), for the relevant period or as of the date of determination, taking into account (a) the relative proportion of each such item derived from assets directly owned by the Borrower and from assets owned by its respective Subsidiaries and Unconsolidated Affiliates, and (b) the Borrower's respective ownership interest in its Subsidiaries and Unconsolidated Affiliates.

     Consolidated Total Liabilities. All liabilities of a Person and its Subsidiaries determined on a Consolidated basis in accordance with generally accepted accounting principles and all Indebtedness of such Person and its Subsidiaries, whether or not so classified, including any liabilities arising in connection with sale and leaseback transactions. Consolidated Total Liabilities shall not include Trust Preferred Equity. Amounts undrawn under this Agreement shall not be included in Indebtedness for purposes of this definition. Notwithstanding anything to the contrary contained herein, Indebtedness (a) of Borrower and its Subsidiaries consisting of environmental indemnities and guarantees with respect to customary exceptions to exculpatory language with respect to Non-recourse Indebtedness and (b) of Borrower with respect to the TIF Guaranty shall not be included in the calculation of Consolidated Total Liabilities of Borrower and its Subsidiaries unless a claim shall have been made against Borrower or a Subsidiary of Borrower on account of any such guaranty or indemnity.

     Contribution Agreement. That certain Contribution Agreement dated of even date herewith among the Borrower, the Trust and the Subsidiary Guarantors.

     Conversion Request. A notice given by the Borrower to the Agent of its election to convert or continue a Loan in accordance with Section 4.1.

     Co-Syndication Agents. JPMorgan Chase Bank, N.A. and Bank of America, N.A.

     Debt Offering. The issuance and sale by the Borrower or any Guarantor of any debt securities of the Borrower or such Guarantor.

     Debt Service. For any period, the sum of all interest, including capitalized interest not paid in cash, bond related expenses, and mandatory principal/sinking fund payments due and payable during such period excluding any balloon payments due upon maturity of any Indebtedness.

     Default. See Section 12.1.

     Defaulting Bank. See Section 14.5(c).

     Directions. See Section 14.12.

     Distribution. With respect to any Person, the declaration or payment of any cash, cash flow, dividend or distribution on or in respect of any shares of any class of capital stock, partnership interest, membership interest or other beneficial interest of such Person other than dividends or distributions payable solely in equity securities of such Person; the purchase, redemption, exchange or other retirement of any shares of any class of capital stock, partnership interest, membership interest or other beneficial interest of such Person, directly or indirectly through a Subsidiary of such Person or otherwise; the return of capital by such Person to its shareholders, partners, members or other owners as such; or any other distribution on or in respect of any shares of any class of capital stock or other beneficial interest of such Person.

     Documentation Agent. Deutsche Bank Trust Company Americas.

     Dollars or $. Dollars in lawful currency of the United States of America.

     Domestic Lending Office. Initially, the office of each Bank designated as such in Schedule 1.1 hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

     Drawdown Date. The date on which any Loan is made or is to be made, and the date on which any Loan which is made prior to the Revolving Credit Maturity Date or Term Loan Maturity Date, as applicable, is converted or combined in accordance with Section 4.1.

     Employee Benefit Plan. Any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained or contributed to by the Borrower, a Guarantor or any ERISA Affiliate, other than a Multiemployer Plan.

     Environmental Laws. See Section 6.18(a).

     Equity Offering. The issuance and sale by the Borrower or any Guarantor of any equity securities of the Borrower or such Guarantor.

     ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

     ERISA Affiliate. Any Person which is treated as a single employer with the Borrower or any Guarantor under Section 414 of the Code.

     ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

     Event of Default. See Section 12.1.

     Existing Letters of Credit. The Letters of Credit issued by Bank of America, N.A. and described on Schedule 2.9 hereto.

     Extension Request. See Section 4.15.

     Federal Funds Effective Rate. For any day, the rate per annum (rounded to the nearest one hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of Cleveland on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate", or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three (3) Federal funds brokers of recognized standing selected by the Agent.

     Fixed Charges. With respect to the Trust and its Subsidiaries for any fiscal period, an amount equal to the sum of (a) the Debt Service of the Trust and its Subsidiaries, plus (b) the Preferred Distributions of the Trust and its Subsidiaries, all determined on a consolidated basis in accordance with generally accepted accounting principles.

     Funds from Operations. With respect to any Person for any fiscal period, the Net Income (or Deficit) of such Person computed in accordance with generally accepted accounting principles, excluding losses from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.

     generally accepted accounting principles. Principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of the Person adopting the same principles; provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied. Notwithstanding the foregoing, for the purposes of the financial calculations hereunder, any amount otherwise included therein from a mark-up or mark-down of a derivative product of a Person shall be excluded.

     Ground Lease. A ground lease as to which no default or event of default has occurred and containing the following terms and conditions: (a) a remaining term (exclusive of any unexercised extension options) of forty (40) years or more from the Closing Date; (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor; (c) the obligation of the lessor to give the holder of any mortgage lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosure, and fails to do so;
(d) reasonable transferability of the lessee's interest under such lease, including the ability to sublease; and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.

     Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower, any Guarantor or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

     Guarantors. Collectively, the Trust and each Subsidiary Guarantor, and individually, any one such Guarantor.

     Guaranty. The Unconditional Guaranty of Payment and Performance dated of even date herewith made by the Guarantors in favor of the Agent and the Banks, as the same may be modified or amended, such Guaranty to be in form and substance satisfactory to the Agent.

     Hazardous Substances. See Section 6.18(b).

     Implied Unsecured Debt Service. Implied Unsecured Debt Service shall be an amount equal to the principal and interest that would be payable on the Unsecured Indebtedness of Borrower, the Guarantors and their Subsidiaries as of any date of determination when bearing interest at a rate equal to the greater of (a) the then-current annual yield on seven (7) year obligations issued by the United States Treasury most recently prior to the date of determination plus 1.75% payable on a 25-year mortgage-style amortization schedule (expressed as a mortgage constant percentage), and (b) 7.5%.

     Indebtedness. All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, but without any double counting, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect (including, without limitation, any obligations evidenced by bonds, debentures, notes or similar debt instruments); (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest directly or indirectly in a Person, to purchase indebtedness, or to assure the owner of indebtedness against loss through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise; (d) any obligation as a lessee or obligor under a Capitalized Lease; (e) all subordinated debt (other than Trust Preferred Equity); (f) all obligations to purchase under agreements to acquire (but excluding agreements which provide that the seller's remedies thereunder are limited to market liquidated damages in the event the purchaser defaults thereunder), or otherwise to contribute money with respect to, properties under "development" within the meaning of Section 8.9; and (g) all obligations, contingent or deferred or otherwise, of any Person, including, without limitation, any such obligations as an account party under acceptance, letter of credit or similar facilities including, without limitation, obligations to reimburse the issuer in respect of a letter of credit except for contingent obligations (but excluding any guarantees or similar obligations) that are not material and are incurred in the ordinary course of business in connection with the acquisition or obtaining commitments for financing of Real Estate.

     Interest Payment Date. As to each Base Rate Loan, the first day of each calendar month during the term of such Base Rate Loan and as to each LIBOR Rate Loan, the first day of each calendar month during the term of such LIBOR Rate Loan and the last day of the Interest Period relating thereto.

     Interest Period. With respect to each LIBOR Rate Loan (a) initially, the period commencing on the Drawdown Date of such Loan and ending one, two, three or six months (or, with the consent of the Banks, a period of less than one (1) month) thereafter and (b) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

               (i) if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall end and the next Interest Period shall commence on the next preceding or succeeding LIBOR Business Day as determined conclusively by the Agent in accordance with the then current bank practice in the London Interbank Market;

               (ii) if the Borrower shall fail to give notice as provided in
Section 4.1, the Borrower shall be deemed to have requested a conversion of the affected LIBOR Rate Loan to a Base Rate Loan on the last day of the then current Interest Period with respect thereto; and

               (iii) no Interest Period relating to any LIBOR Rate Loan shall extend beyond the applicable Maturity Date.

     Interest Rate Contracts. Interest rate swap, collar, cap or similar agreements providing interest rate protection.

     Investments. With respect to any Person, all shares of capital stock, evidences of Indebtedness and other securities issued by any other Person, all loans, advances, or extensions of credit to, or contributions to the capital of, any other Person, all purchases of the securities or business or integral part of the business of any other Person and commitments and options to make such purchases, all interests in real property, and all other investments; provided, however, that the term "Investment" shall not include (i) equipment, inventory and other tangible personal property acquired in the ordinary course of business, or (ii) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented as a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

     Issuing Bank. KeyBank in its capacity as the Bank issuing Letters of Credit, or any successor issuing bank hereunder. Bank of America, N.A. shall be the Issuing Bank with respect to the Existing Letters of Credit.

     Joinder Agreement. The joinder agreement with respect to the Guaranty and the Contribution Agreement to be executed and delivered pursuant to Section 5.2 by any additional Guarantor, substantially in the form of Exhibit D hereto.

     KeyBank. As defined in the preamble hereto.

     Letter of Credit. Any standby letter of credit issued at the request of the Borrower and for the account of the Borrower in accordance with Section 2.9.

     Letter of Credit Application. See Section 2.9(b).

     Letter of Credit Sublimit. An amount equal to $25,000,000.00, as such amount may increase as provided in Section 2.9 or may reduce as provided in
Section 2.7.

     LIBOR Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

     LIBOR Lending Office. Initially, the office of each Bank designated as such in Schedule 1.1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining LIBOR Rate Loans.

     LIBOR Rate. For any LIBOR Rate Loan for any Interest Period, the average rate (rounded to the nearest 1/100th) as shown in Dow Jones Markets (formerly Telerate) (Page 3750) at which deposits in U.S. dollars are offered by first class banks in the London Interbank Market at approximately 11:00 a.m. (London time) on the day that is two (2) LIBOR Business Days prior to the first day of such Interest Period with a maturity approximately equal to such Interest Period and in an amount approximately equal to the amount to which such Interest Period relates, adjusted for reserves and taxes if required by future regulations. If Dow Jones Markets no longer reports such rate or Agent determines in good faith that the rate so reported no longer accurately reflects the rate available to Agent in the London Interbank Market, Agent may select a replacement index. For any period during which a Reserve Percentage shall apply, the LIBOR Rate with respect to LIBOR Rate Loans shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

     LIBOR Rate Loans. Collectively, the Revolving Credit LIBOR Rate Loans and the Term LIBOR Rate Loans.

     Lien. See Section 8.2.

     Loan Documents. This Agreement, the Notes (if any), the Letters of Credit, the Letter of Credit Applications, the Guaranty and all other documents, instruments or agreements now or hereafter executed or delivered by or on behalf of the Borrower or the Guarantors in connection with the Loans.

     Loan Request. See Section 2.5.

     Loans. The Revolving Credit Loans and the Term Loans. Swing Line Loans shall constitute "Revolving Credit Loans" for all purposes under this Agreement (provided that only the Swing Line Lender shall be obligated to make a Swing Line Loan), but shall not be considered the utilization of a Revolving Credit Bank's Revolving Credit Commitment (except to the extent of such Revolving Credit Bank's participation in Swing Line Loans).

     Majority Banks. As of any date, any Bank or collection of Banks whose aggregate Commitment Percentage is more than fifty percent (50%); provided, that, in determining said percentage at any given time, all then existing Defaulting Banks will be disregarded and excluded and the Commitment Percentages of the Banks shall be redetermined for voting purposes only, to exclude the Commitment Percentages of such Defaulting Banks.

     Majority Revolving Credit Banks. As of any date, any Revolving Credit Bank or collection of Revolving Credit Banks whose aggregate Revolving Credit Commitment Percentage is greater than fifty percent (50%); provided that in determining said percentage at any given time, all the existing Revolving Credit Banks that are Defaulting Banks will be disregarded and excluded and the Revolving Credit Commitment Percentages of the Revolving Credit Banks shall be redetermined for voting purposes only to exclude the Revolving Credit Commitment Percentages of such Defaulting Banks.

     Multiemployer Plan. Any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by the Borrower, a Guarantor or any ERISA Affiliate.

     Net Income (or Deficit). With respect to any Person (or any asset of any Person) for any fiscal period, the net income (or deficit) of such Person (or attributable to such asset), after deduction of all expenses, taxes and other proper charges, determined in accordance with generally accepted accounting principles.

     Net Offering Proceeds. The gross cash proceeds received by the Borrower or any Guarantor as a result of a Debt Offering or an Equity Offering less the customary and reasonable costs, fees, expenses, underwriting commissions and discounts incurred by the Borrower or such Guarantor in connection therewith.

     Net Rentable Area. With respect to any Real Estate, the floor area of any buildings, structures or improvements available (or to be available upon completion) for leasing to tenants determined in accordance with the Rent Roll for such Real Estate, the manner of such determination to be consistent for all Real Estate unless otherwise approved by the Agent.

     Non-recourse Indebtedness. Indebtedness of a Person which is secured solely by one or more parcels of Real Estate and related personal property and is not a general obligation of such Person, the holder of such Indebtedness having recourse solely to the parcels of Real Estate securing such Indebtedness, the Building and any leases thereon and the rents and profits thereof.

     Non-Consenting Bank. See Section 18.9.

     Non-Stabilized Properties. Any Real Estate designated by Borrower as a Non-Stabilized Property pursuant to Section 7.19 and which is a Redevelopment Property.

     Non-Stabilized Unencumbered Property Borrowing Base Value. The Non-Stabilized Unencumbered Property Borrowing Base Value of the Unencumbered Borrowing Base Properties that are Non-Stabilized Properties shall be an amount equal to sixty-five percent (65%) of the Appraised Value of such Unencumbered Borrowing Base Properties as most recently determined under this Agreement or, with approval of the Majority Banks, as to any Non-Stabilized Property, sixty-five percent (65%) of the undepreciated book value of such Non-Stabilized Property determined in accordance with generally accepted accounting principles.

     Notes. Collectively, the Revolving Credit Notes, Term Loan Notes, and the Swing Line Note, if any.

     Notice. See Section 19.

     Obligations. All indebtedness, obligations and liabilities of the Borrower and the Guarantors to any of the Banks and the Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans, the Letters of Credit or the Notes, or other instruments at any time evidencing any of the foregoing, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

     OFAC. Office of Foreign Asset Control of the Department of the Treasury of the United States of America.

     Operating Cash Flow. With respect to any Person (or any asset of any Person) for any period, an amount equal to the sum of (a) the Net Income of such Person (or attributable to such asset) for such period plus (b) depreciation and amortization, interest expense, and any extraordinary or nonrecurring losses deducted in calculating such Net Income, minus (c) any extraordinary or nonrecurring gains included in calculating such Net Income, minus (d) the

Capital Expenditure Reserve Amount, minus (e) to the extent not already deducted in calculating Net Income, a management fee of 3% of minimum rents attributable to any Real Estate of such Person, all as determined in accordance with generally accepted accounting principles.

     Operating Cash Flow Rental Adjustment. For the purposes of calculating Operating Cash Flow, (a) with respect to any parcel of Real Estate as to which the Borrower or any Subsidiary or Unconsolidated Affiliate described in Section 8.3(i) shall obtain a replacement tenant for vacant space in excess of 10,000 rentable square feet, the rent from such tenant shall from the date such tenant takes possession and begins paying rent be included for one-half of the period for which such space was vacant during the period for which Operating Cash Flow is being calculated, and (b) with respect to any parcel of Real Estate as to which the Borrower or any Subsidiary or Unconsolidated Affiliate shall obtain a lease renewal from a tenant leasing in excess of 10,000 rentable square feet that provides for a higher base rent than previously paid by such tenant, the rent from such tenant from the date such tenant begins paying rent at the higher rate shall be included for the current and all prior periods for which Operating Cash Flow is then being calculated.

     Outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination. With respect to Letters of Credit, the aggregate undrawn face amount of issued Letters of Credit

     Patriot Act. The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.

     PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

     Permitted Liens. Liens, security interests and other encumbrances permitted by Section 8.2.

     Person. Any individual, corporation, partnership, limited liability company, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     Preferred Distributions. For any period, the amount of any and all Distributions (but excluding any repurchase of Preferred Equity) paid, declared but not yet paid or otherwise due and payable to the holders of Preferred Equity.

     Preferred Equity. Any form of preferred stock or partnership interest (whether perpetual, convertible or otherwise) or other ownership or beneficial interest in the Trust or any Subsidiary of the Trust (including any Trust Preferred Equity) that entitles the holders thereof to preferential payment or distribution priority with respect to dividends, distributions, assets or other payments over the holders of any other stock, partnership interest or other ownership or beneficial interest in such Person.

     Real Estate. All real property at any time owned or leased (as lessee or sublessee) by the Borrower or any of its Subsidiaries.

     Record. The grid attached to any Note, or the continuation of such grid, or any other similar record, including computer records, maintained by Agent with respect to any Loan referred to in such Note.

     Recourse Indebtedness. Any Indebtedness (whether secured or unsecured) that is recourse to the Borrower or the Trust. Guaranties with respect to customary exceptions to Non-recourse Indebtedness of Borrower's Subsidiaries or Unconsolidated Affiliates shall not be deemed to be Recourse Indebtedness; provided that if a claim is made against Borrower or the Trust with respect thereto, the amount so claimed shall be considered Recourse Indebtedness.

     Redevelopment Property. Any Real Estate which is not Under Development and
(1) is undergoing a significant Capital Improvement Project and (2) is designated as a Redevelopment Property by Borrower and approved by Agent, such approval not to be unreasonably withheld.

     Register. See Section 18.2.

     REIT Status. With respect to the Trust, its status as a real estate investment trust as defined in Section 856(a) of the Code.

     Related Fund. With respect to any Bank which is a fund that invests in loans, any Affiliate of such Bank or any other fund that invests in loans that is managed by the same investment advisor as such Bank or by an Affiliate of such Bank or such investment advisor.

     Release. See Section 6.18(c)(iii).

     Required Banks. As of any date, any Bank or collection of Banks whose aggregate Commitment Percentage is equal to or greater than sixty-six and two-thirds percent (66.66%); provided that in determining said percentage at any given time, all then existing Defaulting Banks will be disregarded and excluded and the Commitment Percentages of the Banks shall be redetermined for voting purposes only to exclude the Commitment Percentages of such Defaulting Banks.

     Reserve Percentage. For any day with respect to a LIBOR Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves (including, without limitation, all base, supplemental, marginal and other reserves) under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D or any successor or similar regulation), if such liabilities were outstanding. The Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

     Revolving Credit Banks. Collectively, the Banks which have a Revolving Credit Commitment, the initial Revolving Credit Banks being identified on
Schedule 1.1 hereto.

     Revolving Credit Base Rate Loans. The Revolving Credit Loans bearing interest by reference to the Base Rate.

     Revolving Credit Commitment. With respect to each Revolving Credit Bank, the amount set forth on Schedule 1.1 hereto as the amount of such Revolving Credit Bank's Revolving Credit Commitment to make or maintain Revolving Credit Loans to Borrower or to participate in Swing Line Loans and Letters of Credit, as the same may be changed from time to time in accordance with the terms of this Agreement.

     Revolving Credit Commitment Percentage. With respect to each Revolving Credit Bank, the percentage set forth on Schedule 1.1 hereto as such Revolving Credit Bank's percentage of the aggregate Revolving Credit Commitments of all of the Revolving Credit Banks, as the same may be changed from time to time in accordance with the terms of this Agreement.

     Revolving Credit Loan or Loans. An individual Revolving Credit Loan or the aggregate Revolving Credit Loans, as the case may be, made by the Revolving Credit Banks hereunder to Borrower, as more particularly described in Section 2.1.

     Revolving Credit Note. A promissory note made by the Borrower in favor of a Revolving Credit Bank in the principal face amount equal to such Revolving Credit Bank's Revolving Credit Commitment, or if less, the outstanding amount of all Revolving Credit Loans made by such Revolving Credit Bank, in substantially the form of Exhibit A hereto.

     Revolving Credit LIBOR Rate Loans. Revolving Credit Loans bearing interest calculated by reference to the LIBOR Rate.

     Revolving Credit Maturity Date. December 13, 2008, as such date may be extended as provided in Section 4.15, or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof.

     SEC. The federal Securities and Exchange Commission.

     Secured Indebtedness. Indebtedness of a Person that is pursuant to a Capitalized Lease or is directly or indirectly secured by a Lien.

     Short-term Investments. Investments described in subsections (a) through
(g), inclusive, of Section 8.3.

     State. A state of the United States of America.

     Subsidiary. Any corporation, association, partnership, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes or controlling interests) of the outstanding Voting Interests.

     Subsidiary Guarantor. Collectively, Rossford Development LLC, Ramco Roseville Plaza LLC and each Subsidiary of Borrower or the Trust which becomes a Guarantor pursuant to Section 5.2.

     Swing Line. The revolving credit facility made available by the Swing Line Lender pursuant to Section 2.10.

     Swing Line Borrowing. A borrowing of a Swing Line Loan pursuant to Section 2.10.

     Swing Line Lender. KeyBank, in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

     Swing Line Loan. See Section 2.10(a).

     Swing Line Loan Notice. A notice of a Swing Line Borrowing pursuant to
Section 2.10(b), which, if in writing, shall be substantially in the form of Exhibit F attached hereto.

     Swing Line Note. See Section 2.10(g).

     Swing Line Sublimit. An amount equal to $15,000,000, as such amount may increase as provided in Section 2.10 or may reduce as provided in Section 2.7. The Swing Line Sublimit is part of, and not in addition to, the Total Revolving Credit Commitments.

     Tax Indemnity Agreement. That certain Tax Agreement dated as of May 10, 1996 between Atlantic Realty Trust and RPS Realty Trust (now known as the Trust).

     Term Base Rate Loans. The Term Loans bearing interest by reference to the Base Rate.

     Term LIBOR Rate Loans. The Term Loans bearing interest by reference to the LIBOR Rate.

     Term Loan or Term Loans. An individual Term Loan or the aggregate Term Loans, as the case may be, in the maximum principal amount of $100,000,000.00 made by the Term Loan Banks hereunder.

     Term Loan Banks. Collectively, the Banks which have a Term Loan Commitment, the initial Term Loan Banks being identified on Schedule 1.1 hereto.

     Term Loan Commitment. As to each Term Loan Bank, the amount equal to such Term Loan Bank's Term Loan Commitment Percentage of the aggregate principal amount of the Term Loans from time to time outstanding to Borrower.

     Term Loan Commitment Percentage. With respect to each Term Loan Bank, the percentage set forth on Schedule 1.1 hereto as such Term Loan Bank's percentage of the aggregate Term Loan to Borrower, as the same may be changed from time to time in accordance with the terms of this Agreement.

     Term Loan Maturity Date. December 13, 2010, or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof.

     Term Loan Note. A promissory note made by the Borrower in favor of a Term Loan Bank in the principal face amount equal to such Term Loan Bank's Term Loan Commitment, in substantially the form of Exhibit B hereto.

     TIF Guaranty. That certain Guaranty dated as of March 11, 2005 made by Borrower and the Trust in favor of the City of Jacksonville relating to the development by Ramco Jacksonville LLC.

     Titled Agents. The Arranger, the Co-Syndication Agents and the Documentation Agent.

     Total Commitment. The sum of the Commitments of the Banks, as in effect from time to time. As of the date of this Agreement, the Total Commitment is Two Hundred Fifty Million and No/100 Dollars ($250,000,000.00). The Total Commitment may increase in accordance with Section 2.8.

     Total Revolving Credit Commitment. The sum of the Revolving Credit Commitments of the Revolving Credit Banks, as in effect from time to time. As of the date of this Agreement, the Total Revolving Credit Commitment is One Hundred Fifty Million and No/100 Dollars ($150,000,00.00). The Total Revolving Credit Commitment may increase in accordance with Section 2.8.

     Trust. Ramco-Gershenson Properties Trust, a Maryland real estate investment trust.

     Trust Preferred Equity. Any preferred equity interest (and related note) issued by the Trust (or a subsidiary trust created to issue such securities) (a) which has a minimum remaining term of not less than five (5) years (b) which is unsecured and which is not guaranteed by any other Person, (c) which imposes no financial or negative covenants (or other covenants, representations or defaults which have the same practical effect thereof) on the Trust, the Borrower or their respective Subsidiaries, (d) pursuant to which all claims and liabilities of the Trust, Borrower and its Subsidiary with respect thereto are subordinate to the payment of the Obligations of the Borrower, the Trust and their respective Subsidiaries on terms acceptable to the Agent, and as to which subordination provisions the Agent and the Banks shall be third party beneficiaries, (e) which provides that, upon the non-payment of the note and any dividends or other distributions that are required to be paid or made with respect thereto, the only available remedies to the holders thereof or any trustee or agent acting on their behalf are (x) the assumption of one or more seats on the Board of the Trust and/or (y) the blockage of (A) payments of any dividends or other distributions to the holders of the common shares of the Trust or other securities ranking on a parity with or subordinate to such Trust Preferred Equity, or (B) payments of amounts in redemption of or to repurchase common shares of the Trust or other securities ranking on a parity with or subordinate to such Trust Preferred Equity, and (f) which does not violate the terms of Section 8.10.

     Type. As to any Loan, its nature as a Base Rate Loan or a LIBOR Rate Loan.

     Unconsolidated Affiliate. As to any Person, any other Person in which it owns an interest which is not a Subsidiary.

     Under Development. Any Real Estate shall be considered under development until such time as (i) certificates of occupancy permitting occupancy have been obtained for all tenants open for business and in any event for not less than fifty percent (50%) of the gross leasable area of such development (excluding outlots) (it being agreed that Borrower shall receive a credit against such occupancy requirement for any space to be occupied by an anchor that has been conveyed to such anchor) or the Borrower has delivered to the Agent other evidence satisfactory to the Agent indicating that such occupancy of such development is lawful, and (ii) the gross income from the operation of such Real Estate on an accrual basis shall have equaled or exceeded operating costs on an accrual basis for three (3) months.

     Unencumbered Borrowing Base Properties. Unencumbered Borrowing Base Properties shall mean Real Estate which satisfies all of the conditions set forth in Section 7.19. The initial properties designated by Borrower to be Unencumbered Borrowing Base Properties are described on Schedule 1.2 hereto.

     Unencumbered Borrowing Base Property Certificate. See Section 7.4(e).

     Unencumbered Property Borrowing Base Value. The Unencumbered Property Borrowing Base Value of the Unencumbered Borrowing Base Properties that are not Non-Stabilized Properties shall be an amount equal to the product of (a) 0.65 times (b) the sum of (i) the aggregate Operating Cash Flow from the Unencumbered Borrowing Base Properties that are not Non-Stabilized Properties divided by (ii)
0.0825 (the capitalization rate). For the purposes of calculating Operating Cash Flow under this definition as to any Unencumbered Borrowing Base Property, the Operating Cash Flow Rental Adjustment shall be applied to any Unencumbered Borrowing Base Property affected by any of the events described in the definition of Operating Cash Flow Rental Adjustment.

     Unsecured Indebtedness. Indebtedness of the Borrower, the Trust and their respective Subsidiaries outstanding at any time which is not Secured Indebtedness.

     Variable Rate Debt. Indebtedness that is payable by reference to a rate of interest that may vary, float or change during the term of such Indebtedness (that is, a rate of interest that is not fixed for the entire term of such Indebtedness).

     Voting Interests. Stock or similar ownership interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, (a) to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, partnership, trust or other business entity involved, or (b) to control, manage, or conduct the business of the corporation, partnership, association, trust or other business entity involved.

     Wholly Owned Subsidiary. Any Subsidiary of Borrower or the Trust in which all of the equity interests (other than in the case of a corporation, director's qualifying shares) are at the time directly or indirectly owned by Borrower or the Trust.

     SECTION 1.2. RULES OF INTERPRETATION.

          (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

          (b) The singular includes the plural and the plural includes the singular.

          (c) A reference to any law includes any amendment or modification to such law.

          (d) A reference to any Person includes its permitted successors and permitted assigns.

          (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

          (f) The words "include", "includes" and "including" are not limiting.

          (g) The words "approval" and "approved", as the context so determines, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.

          (h) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the State of Michigan, have the meanings assigned to them therein.

          (i) Reference to a particular " Section ", refers to that section of this Agreement unless otherwise indicated.

          (j) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

SECTION 2. THE CREDIT FACILITY.

     SECTION 2.1. COMMITMENT TO LEND REVOLVING CREDIT LOANS. Subject to the terms and conditions set forth in this Agreement, each of the Revolving Credit Banks severally agrees to lend to the Borrower (the "Revolving Credit Loans"), and the Borrower may borrow (and repay and reborrow) from time to time between the Closing Date and the Revolving Credit Maturity Date upon notice by the Borrower to the Agent given in accordance with Section 2.5, such sums as are requested by the Borrower for the purposes set forth in Section 7.11 up to a maximum aggregate principal amount Outstanding (after giving effect to all amounts requested and the amount of Swing Line Loans and aggregate Letters of Credit Outstanding) not to exceed such Revolving Credit Bank's Revolving Credit Commitment minus an amount equal to such Revolving Credit Bank's participations in the Swing Line Loans and the aggregate Letters of Credit Outstanding (including any amounts drawn thereunder and not yet reimbursed by the Borrower); provided, that, in all events no Default or Event of Default shall have occurred and be continuing; and provided, further that the Outstanding Revolving Credit Loans (after giving effect to all amounts requested) and the Outstanding Swing Line Loans and the Letters of Credit Outstanding (including any amounts drawn thereunder and not yet reimbursed by the Borrower) shall not at any time exceed the Total Revolving Credit Commitment. The Revolving Credit Loans shall be made pro rata in accordance with each Revolving Credit Bank's Revolving Credit Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that all of the conditions set forth in Section 10 and Section 11, in the case of the initial Revolving Credit Loan, and Section 11, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

     SECTION 2.2. COMMITMENT TO LEND TERM LOAN. Subject to the terms and conditions set forth in this Agreement, each of the Term Loan Banks severally agrees to lend to Borrower on the Closing Date such Term Loan Bank's Term Loan Commitment.

     SECTION 2.3. UNUSED FACILITY FEE. The Borrower agrees to pay to the Agent for the account of the Revolving Credit Banks in accordance with their respective Revolving Credit Commitment Percentages a facility fee calculated at the rate per annum as set forth below on the daily amount by which the Total Revolving Credit Commitment exceeds the Outstanding Revolving Credit Loans during each day of a calendar quarter or portion thereof commencing on the date hereof and ending on the Revolving Credit Maturity Date. The facility fee shall be calculated for each day based on the ratio (expressed as a percentage) of (a) the daily amount of the Outstanding Revolving Credit Loans during each day of such quarter to (b) the Total Revolving Credit Commitment as follows (the fee payable being the sum of such calculations for each day during the applicable period):

Ratio of Outstanding Principal Balance of Revolving
 Credit Loans to Total Revolving Credit Commitment    Rate
---------------------------------------------------   -----
                    50% or less                        0.20%
                  Greater than 50%                    0.125%

The facility fee shall be payable quarterly in arrears on the fifth day of each calendar quarter for the immediately preceding calendar quarter or portion thereof, or on any earlier date on which the Revolving Credit Commitments shall be reduced or terminated as provided in Section 2.7, with a final payment on the Revolving Credit Maturity Date.

     SECTION 2.4. INTEREST ON LOANS.

          (a) Each Revolving Credit Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Revolving Credit Base Rate Loan is repaid or is converted to a Revolving Credit LIBOR Rate Loan at the per annum rate equal to the sum of the Applicable Margin for Revolving Credit Base Rate Loans plus the Base Rate.

          (b) Each Revolving Credit LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date such Revolving Credit LIBOR Loan is repaid or is converted to a Revolving Credit Base Rate Loan at the rate per annum equal to the sum of the Applicable Margin for Revolving Credit LIBOR Rate Loans plus the LIBOR Rate determined for such Interest Period.

          (c) Each Term Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Term Base Rate Loan is repaid or is converted to a Term LIBOR Rate Loan at a rate per annum equal to the sum of the Applicable Margin for Term Base Rate Loans plus the Base Rate.

          (d) Each Term LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Term LIBOR Rate Loan is repaid or is converted to a Term Base Rate Loan at the rate per annum equal to the sum of the Applicable Margin for Term LIBOR Rate Loans plus the LIBOR Rate determined for such Interest Period.

          (e) The Borrower promises to pay interest on each Loan to it in arrears on each Interest Payment Date with respect thereto, or on any earlier date on which the Revolving Credit Commitments shall terminate as provided in section 2.7. In the event that any additional interest becomes due and payable for any period with respect to a Loan as a result of the Applicable Margin being determined based on the ratio of Consolidated Total Liabilities to Consolidated Total Adjusted Asset Value or any change in such ratio, and the interest for such period has previously been paid by the Borrower, the Borrower shall pay to the Agent for the account of the Banks the amount of such increase within ten
(10) days of demand.

          (f) Base Rate Loans and LIBOR Rate Loans may be converted to Loans of the other Type as provided in section 4.1.

     SECTION 2.5. REQUESTS FOR REVOLVING CREDIT LOANS. The Borrower (i) shall notify the Agent of a potential request for a Revolving Credit Loan as soon as possible prior to the Borrower's proposed Drawdown Date, and (ii) shall give to the Agent written notice in the form of Exhibit E hereto (or telephonic notice confirmed in writing in the form of Exhibit E hereto) of each Revolving Credit Loan requested hereunder (a "Loan Request") no later than 11:00 a.m. (Cleveland time) three (3) Business Days prior to the proposed Drawdown Date if such Loan is to be a Revolving Credit LIBOR Rate Loan or no later than 2:00 p.m. (Cleveland time) one (1) Business Day prior to the proposed Drawdown Date if such Loan is to be a Revolving Credit Base Rate Loan. Each such notice shall specify with respect to the requested Revolving Credit Loan the proposed principal amount, Drawdown Date, Interest Period (if applicable) and Type. Each such notice shall also contain (i) a statement as to the purpose for which such advance shall be or has been used (which purpose shall be in accordance with the terms of Section 7.11), and (ii) a certification by the chief executive officer, chief financial or chief accounting officer of the general partner of the Borrower and the chief executive officer, chief financial or chief accounting officer of the Trust that the Borrower and Guarantors are and will be in compliance with all covenants under the Loan Documents after giving effect to the making of such Revolving Credit Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the Revolving Credit Banks thereof. Except as provided in this Section 2.5, each such Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Revolving Credit Banks on the proposed Drawdown Date, provided that, in addition to the Borrower's other remedies against any Revolving Credit Bank which fails to advance its proportionate share of a requested Revolving Credit Loan, such Loan Request may be revoked by the Borrower by notice received by the Agent no later than the Drawdown Date if any Revolving Credit Bank fails to advance its proportionate share of the requested Revolving Credit Loan in accordance with the terms of this Agreement, provided further, that the Borrower shall be liable in accordance with the terms of this Agreement to any

Revolving Credit Bank which is prepared to advance its proportionate share of the requested Revolving Credit Loan for any costs, expenses or damages actually incurred by such Revolving Credit Bank as a result of the Borrower's election to revoke such Loan Request. Nothing herein shall prevent the Borrower from seeking recourse against any Revolving Credit Bank that fails to advance its proportionate share of a requested Revolving Credit Loan as required by this Agreement. The Borrower may without cost or penalty revoke a Loan Request by delivering notice thereof to each of the Revolving Credit Banks no later than three (3) Business Days prior to the Drawdown Date. Each Loan Request shall be
(a) for a Revolving Credit Base Rate Loan in the minimum aggregate amount of $500,000 or an integral multiple of $100,000 in excess thereof, or (b) for a Revolving Credit LIBOR Rate Loan in a minimum aggregate amount of $500,000.00 or an integral multiple of $100,000 in excess thereof; provided, however, that there shall be no more than twelve (12) Revolving Credit LIBOR Rate Loans outstanding at any one time.

     SECTION 2.6. FUNDS FOR LOANS.

          (a) Not later than 11:00 a.m. (Cleveland time) on the proposed Drawdown Date of any Revolving Credit Loans or Term Loans, each of the Revolving Credit Banks or Term Loan Banks, as applicable, will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Loans which may be disbursed pursuant to Section 2.1 or Section 2.2, as applicable. Upon receipt from each such Bank of such amount, and upon receipt of the documents required by Section 10 and Section 11 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of Revolving Credit Loans or Term Loans, as applicable, made available to the Agent by the Revolving Credit Banks or Term Loan Banks, as applicable, by crediting such amount to the account of the Borrower maintained at the Agent's Head Office or by transferring such amount to an account designated by Borrower. The failure or refusal of any Revolving Credit Bank or Term Loan Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Revolving Credit Bank or Term Loan Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Loans, including any additional Revolving Credit Loans that may be requested subject to the terms and conditions hereof to provide funds to replace those not advanced by the Revolving Credit Bank so failing or refusing. The Borrower may by notice received by the Agent no later than the Drawdown Date refuse to accept any Revolving Credit Loan which is not fully funded in accordance with the Borrower's Loan Request subject to the terms of Section 2.5. In the event of any such failure or refusal, the Banks not so failing or refusing shall be entitled to a priority position as against the Bank or Banks so failing or refusing for such Loans as provided in Section 12.5.

          (b) Unless the Agent shall have been notified by any Bank prior to the applicable Drawdown Date that such Bank will not make available to the Agent such Bank's pro rata share of a proposed Loan, the Agent may in its discretion assume that such Bank has made such share of the proposed Loan available to Agent in accordance with the provisions of this Agreement and the Agent may, if it chooses, in reliance upon such assumption make such Loan available to Borrower, and such Bank shall be liable to the Agent for the amount of such advance. If such Bank does not pay such corresponding amount upon the Agent's demand therefor, the Agent will promptly notify the Borrower, and the Borrower shall promptly pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at a per annum rate equal to
(i) from the Borrower at the applicable rate for such Loan or (ii) from a Bank at the Federal Funds Effective Rate.

     SECTION 2.7. OPTIONAL REDUCTION OF REVOLVING CREDIT COMMITMENTS. The Borrower shall have the right at any time and from time to time upon three Business Days' prior written notice to the Agent to reduce by $5,000,000.00 or an integral multiple of $1,000,000.00 in excess thereof (provided that in no event shall the aggregate Revolving Credit Commitments be reduced to an amount less than $75,000,000.00) or to terminate entirely the unborrowed portion of the Revolving Credit Commitments (which shall include the aggregate amount of Outstanding Letters of Credit and Swing Line Loans), whereupon the Revolving Credit Commitments of the Revolving Credit Banks shall be reduced pro rata in accordance with their respective Revolving Credit Commitment Percentages of the amount specified in such notice or, as the case may be, terminated, any such reduction to be without penalty. Promptly after receiving any notice of the Borrower delivered pursuant to this Section 2.7, the Agent will notify the Revolving Credit Banks of the substance thereof. Upon the effective date of any such termination in full, the Borrower shall pay to the Agent for the respective accounts of the Revolving Credit Banks the full amount of any facility fee under
Section 2.3 then accrued. No reduction or termination of the Revolving Credit Commitments may be reinstated. Any reduction of the Revolving Credit Commitments pursuant to this Agreement shall be allocated pro rata among the Revolving Credit Banks in accordance with their Revolving Credit Commitment Percentages. Notwithstanding the foregoing, the Revolving Credit Commitments shall not be reduced below an amount equal to the Outstanding Revolving Credit Loans (including the aggregate amount of Outstanding Letters of Credit and Swing Line Loans). Any reduction of the Revolving Credit Commitments shall also result in a proportionate reduction (rounded to the next lowest integral multiple of $100,000.00) in the maximum amount of Swing Line Loans and the Letter of Credit Sublimit.

     SECTION 2.8. INCREASE OF REVOLVING CREDIT COMMITMENT.

          (a) Provided that no Default or Event of Default shall have occurred and be continuing, the Borrower shall have the option, by giving written notice to the Agent (the "Increase Notice"), subject to the terms and conditions set forth in this Agreement, to increase the Total Revolving Credit Commitment in increments of $10,000,000.00 by an amount up to $100,000,000 (the amount of the requested increase to be set forth in the Increase Notice) (which, assuming no previous reduction in the Revolving Credit Commitments, would result in a maximum Total Revolving Credit Commitment of $250,000,000). The execution and delivery of the Increase Notice by Borrower shall constitute a representation and warranty by the Borrower that all the conditions set forth in this Section
2.8 shall have been satisfied on the date of such Increase Notice.

          (b) The obligation of the Agent and the Revolving Credit Banks to increase the Total Revolving Credit Commitment pursuant to this Section 2.8 shall be conditioned upon satisfaction of the following conditions precedent which must be satisfied prior to the effectiveness of any increase of the Total Revolving Credit Commitment.

               (i) Payment of Activation Fee. The Borrower shall pay to the Agent such fees as Agent and the Revolving Credit Banks acquiring such increase may require to increase the aggregate Revolving Credit Commitment, which fees shall, when paid, be fully earned and non-refundable under any circumstances. The Agent shall pay to the Revolving Credit Banks acquiring the increased Revolving Credit Commitment certain fees pursuant to their separate agreement; and

               (ii) No Default. On the date such Increase Notice is given and on the date such increase becomes effective, both immediately before and after the Revolving Credit Commitment is increased, there shall exist no Default or Event of Default; and

               (iii) Representations and Warranties. The representations and warranties made by the Borrower or Guarantors in the Loan Documents or otherwise made by or on behalf of the Borrower, Guarantors or any of their respective Subsidiaries in connection therewith or after the date thereof shall have been true and correct in all material respects, when made and shall also be true and correct in all material respects on the date of such Increase Notice and on the date the Total Revolving Credit Commitment is increased, both immediately before and after the Total Revolving Credit Commitment is increased; and

               (iv) Additional Documents and Fees. The Borrower shall also execute and deliver to Agent and the Revolving Credit Banks such additional documents, instruments, certifications and opinions as the Agent may require in its sole and absolute discretion, including, without limitation, a Compliance Certificate, demonstrating compliance with all covenants, representations and warranties set forth in the Loan Documents after giving effect to the increase, as Agent may request; and

               (v) Assignments. One or more Revolving Credit Banks or potential assignees reasonably acceptable to Agent shall have agreed to acquire the portion of the Revolving Credit Commitment that Borrower desires to activate, provided, however, no Revolving Credit Bank (including, specifically, but without limitation, KeyBank) shall be obligated to acquire such increase without the express written consent of such Revolving Credit Bank, which consent may be withheld in such Revolving Credit Bank's sole and absolute discretion. The allocation of any such increase shall be reasonably acceptable to the Agent; and

               (vi) Other. The Borrower shall satisfy such other conditions to such increase as Agent may require in its reasonable discretion.

          (c) Upon satisfaction of the terms and conditions set forth above, the amount set forth in the Increase Notice shall become a part of the Revolving Credit Commitment and the Total Revolving Credit Commitment and be available to be disbursed subject to the terms of this Agreement, and, subject to the payment of any breakage costs pursuant to Section 4.8, the Revolving Credit Banks shall make such adjustments to the outstanding Revolving Credit Loans of such Revolving Credit Banks, so that, after giving effect to such increase, the outstanding Revolving Credit Loans are consistent with their pro-rata share.

     SECTION 2.9. LETTERS OF CREDIT.

          (a) Subject to the terms and conditions hereof and provided that all of the conditions contained in Sections 10 and 11 have been satisfied, the Issuing Bank agrees to issue Letters of Credit for the account of the Borrower, from the date of this Agreement to, but not including, the Revolving Credit Maturity Date at such times as the Borrower may request; provided, however, that the aggregate amount of Letters of Credit (including such requested Letter of Credit) at any one time Outstanding shall not exceed the lesser of (i) the Total Revolving Credit Commitment minus the aggregate amount of Outstanding Revolving Credit Loans (including any Swing Line Loans and amounts drawn under any Letters of Credit and not yet reimbursed by the Borrower), or (ii) the Letter of Credit Sublimit. The issuance of a Letter of Credit pursuant to this Section 2.9(a) shall be deemed to reduce the aggregate of the unborrowed Revolving Credit Commitments of the Revolving Credit Banks then in effect by an amount equal to the undrawn face amount of such Letter of Credit as set forth herein. In no event shall any amount drawn under a Letter of Credit be available for reinstatement or a subsequent drawing under a Letter of Credit. Each Revolving Credit Bank severally agrees to participate in each such Letter of Credit issued by the Issuing Bank in an amount equal to its Revolving Credit Commitment Percentage of the total amount of the Letter of Credit requested by the Borrower; provided, however, that no Revolving Credit Bank shall be required to participate in any Letter of Credit to the extent that its participation therein plus (x) such Revolving Credit Bank's participation in the aggregate of all other Letters of Credit and Swing Line Loans Outstanding, and (y) such Revolving Credit Bank's Revolving Credit Commitment Percentage of the amount of any Revolving Credit Loans and Swing Line Loans Outstanding (including any amounts drawn under any Letters of Credit and not yet reimbursed by the Borrower), would exceed an amount equal to such Revolving Credit Bank's Revolving Credit Commitment as then in effect. Each Revolving Credit Bank agrees with the Agent that it will participate in each Letter of Credit issued by the Issuing Bank to the extent required by the preceding sentence. No Revolving Credit Bank's obligation to participate in a Letter of Credit shall be affected by any other Revolving Credit Bank's failure to participate in the same or any other Letter of Credit. The Existing Letters of Credit shall upon the Closing Date be deemed to be a Letter of Credit under this Agreement. Within ten (10) Business Days of the date of this Agreement, Borrower shall obtain replacement Letters of Credit issued by KeyBank as Issuing Bank to replace the Existing Letters of Credit.

          (b) The Borrower shall deliver to the Agent and the Issuing Bank at least five (5) Business Days (or such shorter period as may be agreed to by the Agent and the Issuing Bank in any particular instance) prior to the proposed issuance date or amendment date of any Letter of Credit, a Letter of Credit Application signed by the chief executive, chief financial or chief accounting officer of the general partner of the Borrower in the form of Exhibit G hereto (a "Letter of Credit Application") together with a certification by the chief financial or chief accounting officer of the general partner of the Borrower and the chief financial or chief accounting officer of the Trust that the Borrower and Guarantors are and will be in compliance with all covenants under the Loan Documents after giving effect to the issuance of such Letter of Credit. Subject to the terms and conditions set forth in Section 2.9(a) and, unless the Issuing Bank has received written notice from a Revolving Credit Bank that the conditions precedent to such issuance of a Letter of Credit set forth in Section 11 have not been satisfied, the Issuing Bank will make the requested Letter of Credit available at the Issuing Bank's principal office not later than 4:00 p.m. (Cleveland time) on the issuance date, and, immediately upon the issuance of each Letter of

Credit, each Revolving Credit Bank shall be deemed to participate in such Letter of Credit to the extent set forth in Section 2.9(a). Not more than two (2) Business Days after the issuance of any Letter of Credit, the Issuing Bank shall notify each Revolving Credit Bank of the amount and other contents of such Letter of Credit and of the date of issuance. The Issuing Bank shall notify each Revolving Credit Bank at least monthly, or at the request of such Revolving Credit Bank, of the amount of all Outstanding Letters of Credit.

          (c) The chief executive, chief financial or chief accounting officer of the general partner of the Borrower may request a Letter of Credit on behalf of the Borrower. The Issuing Bank shall be entitled to rely conclusively on such authorized officer's authority to request a Letter of Credit on behalf of the Borrower until the Issuing Bank receives written notice to the contrary. The Issuing Bank shall have no duty to verify the authenticity of the signature appearing on any Letter of Credit Application.

          (d) Each Letter of Credit Application shall be irrevocable and the Borrower shall be bound to accept the issuance of a Letter of Credit in accordance therewith.

          (e) All Letters of Credit shall be stated to expire no more than twelve (12) months from the date of issuance, provided that at the option of the Issuing Bank such Letter of Credit may contain renewal options.

          (f) In the event that any amount is drawn under a Letter of Credit by the beneficiary thereof, the Issuing Bank shall notify the Agent thereof and the Borrower shall reimburse the Issuing Bank on the same day of such draw, including by having such amount drawn treated as an outstanding Revolving Credit Base Rate Loan under this Agreement and the Agent shall promptly notify each Revolving Credit Bank by telex, telecopy, telegram, telephone (confirmed in writing) or other similar means of transmission, and each Revolving Credit Bank shall promptly and unconditionally pay to the Agent, for the Issuing Bank's own account, an amount equal to such Revolving Credit Bank's Revolving Credit Commitment Percentage of such Letter of Credit (to the extent of the amount drawn). If and to the extent any Revolving Credit Bank shall not make such amount available on the Business Day on which such draw occurs, such Revolving Credit Bank agrees to pay such amount to the Agent forthwith on demand, together with interest thereon, for each day from the date on which such draw occurred until the date on which such amount is paid to the Agent, at the Federal Funds Effective Rate until three (3) days after the date on which the Agent gives notice of such draw and at the Federal Funds Effective Rate plus 1% for each day thereafter. Further, such Revolving Credit Bank shall be deemed to have assigned any and all payments made of principal and interest on its Revolving Credit Loans, amounts due with respect to its participations in Letters of Credit and Swing Line Loans and any other amounts due to it hereunder to the Agent for the account of the Issuing Bank to fund the amount of any drawn Letter of Credit which such Revolving Credit Bank was required to fund pursuant to this Section 2.9(f) until such amount has been funded (as a result of such assignment or otherwise). In the event of any such failure or refusal, the Revolving Credit Banks not so failing or refusing shall be entitled to a priority position for such amounts as provided in Section 12.5. The failure of any Revolving Credit Bank to make funds available to the Agent in such amount shall not relieve any other Revolving Credit Bank of its obligation hereunder to make funds available to the Agent pursuant to this Section 2.9(f).

          (g) The obligation of the Borrower to reimburse the Issuing Bank, and of the Revolving Credit Banks to make payments to the Agent for the account of the Issuing Bank with respect to Letters of Credit, shall be irrevocable and shall not be subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

               (i) Any lack of validity or enforceability of this Agreement, any Letter of Credit or any of the other Loan Documents;

               (ii) The existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Issuing Bank, any Bank or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any Subsidiary of the Borrower and the beneficiary named in any Letter of Credit);

               (iii) Any draft, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect in the absence of gross negligence or willful misconduct on the part of the Agent;

               (iv) The surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

               (v) Payment by the Issuing Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit, provided that such payment does not constitute gross negligence or willful misconduct of the Issuing Bank;

               (vi) Any other circumstance or happening whatsoever which is similar to any of the foregoing; or

               (vii) The occurrence of any Event of Default or Default.

          (h) Whenever the Agent for the account of the Issuing Bank receives a reimbursement payment from the Borrower on account of an amount drawn under a Letter of Credit, as to which the Issuing Bank has received for its own account any payment to acquire a participation interest therein from the Revolving Credit Banks pursuant to Section 2.9(m), then the Agent shall promptly pay to each Revolving Credit Bank which has funded its participation in such Letter of Credit in accordance with this Section 2.9, in Dollars and in the kind of funds so received, such Revolving Credit Bank's share of such reimbursement payment based on its Revolving Credit Commitment Percentage of such Letter of Credit. If any payment received by the Issuing Bank in respect of principal or interest on any reimbursement obligation with respect to a Letter of Credit is required to be returned by the Issuing Bank (including pursuant to any settlement entered into by the Issuing Bank in its discretion), each Revolving Credit Bank that has acquired a participation interest in such Letter of Credit shall pay to the Issuing Bank its

Revolving Credit Commitment Percentage thereof on demand of the Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Effective Rate. The Agent will make such demand upon the request of the Issuing Bank. The obligations of the Revolving Credit Banks under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

          (i) The Borrower shall pay to the Agent for the account of the Revolving Credit Banks (based on their respective Revolving Credit Commitment Percentage of Letters of Credit), a fee equal to the Applicable Margin (expressed as a per annum rate) for Revolving Credit LIBOR Rate Loans then in effect on the face amount of the Letter of Credit calculated quarterly and payable in arrears on the first (1st) day of each January, April, July and October during the term of such Letter of Credit, with a final payment on the expiry of termination thereof. The fee for any Letter of Credit with a term of less than one year (or part of a year) shall be calculated on a pro-rata basis. In addition, the Borrower shall pay the standard service charges for Letters of Credit issued from time to time by the Issuing Bank including an issuance fee of $150.00 for each Letter of Credit. Such additional fees shall be paid to the Issuing Bank for its own account. All such fees shall be payable when due in immediately available funds and shall be nonrefundable.

          (j) In addition to amounts payable as elsewhere provided in this
Section 2.9, the Borrower hereby agrees to pay, and to protect, indemnify and save harmless the Agent and the Banks from and against, any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) which the Agent and the Banks may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of or participations in the Letters of Credit, other than as a result of the gross negligence or willful misconduct of the Agent or any Bank as determined by a court of competent jurisdiction, or (ii) the failure of the Issuing Bank to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future government or governmental authority (all such acts or omissions herein called "Government Acts"). The obligations of the Borrower under this Section
2.9 shall survive the termination of this Agreement and the discharge of the Borrower's other obligations hereunder, including the Obligations.

          (k) As between (i) the Borrower and (ii) the Agent and the Banks, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by the Issuing Bank by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, neither the Agent nor any Bank shall be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the right or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Agent or any Bank, including, without limitation, any Government Acts; provided, however, that the Issuing Bank will be responsible for grossly negligent actions or willful misconduct on its part. None of the above shall affect, impair, or prevent the vesting of any of the Agent's or any Bank's rights or powers hereunder.

          (l) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Bank under or in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith shall not put the Agent or any Bank under any resulting liability to the Borrower other than as a result of gross negligence or willful misconduct by the Issuing Bank as determined by a court of competent jurisdiction.

          (m) If after the issuance of a Letter of Credit, but prior to the funding of any portion thereof by a Revolving Credit Bank, for any reason a drawing under a Letter of Credit cannot be refinanced as a Revolving Credit Loan, each Revolving Credit Bank will, on the date such Revolving Credit Loan pursuant to Section 2.9(f) was to have been made, purchase an undivided participating interest in the Letter of Credit in an amount equal to its Revolving Credit Commitment Percentage of the amount of such Letter of Credit. Each Revolving Credit Bank will immediately transfer to the Agent for the account of the Issuing Bank in immediately available funds the amount of its participation and upon receipt thereof the Issuing Bank will deliver to such Revolving Credit Bank a Letter of Credit participation certificate dated the date of receipt of such funds and in such amount.

          (n) If any Letter of Credit shall be outstanding at the Revolving Credit Maturity Date, the Borrower shall immediately cash collateralize such Letters of Credit or obtain replacement letters of credit for such Letter of Credit (and return to Issuing Bank such outstanding Letters of Credit), all in a manner satisfactory to the Issuing Bank.

          (o) Increase of Commitment. In the event that the Total Revolving Credit Commitment is increased pursuant to Section 2.8, then the Letter of Credit Sublimit shall increase by an amount equal to ten percent (10%) of the increase in the Total Revolving Credit Commitment (rounded to the next lowest $100,000), subject to the terms hereof; provided that in no event shall the Letter of Credit Sublimit exceed $35,000,000.00.

     SECTION 2.10. SWING LINE LOANS.

          (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Revolving Credit Banks set forth in this Section 2.10, to make loans (each such loan, a "Swing Line Loan") to the Borrower from time to time on any Business Day prior to the Revolving Credit Maturity Date (or, if earlier, the date of termination of Revolving Credit Commitments pursuant to Section 12.3 hereof) in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Revolving

Credit Commitment Percentage of the Outstanding Revolving Credit Loans and Letters of Credit Outstanding (including any amounts drawn thereunder and not yet reimbursed by the Borrower) of the Revolving Credit Bank acting as Swing Line Lender, may exceed the amount of such Revolving Credit Bank's Revolving Credit Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Outstanding Revolving Credit Loans, Letters of Credit Outstanding (including any amounts drawn thereunder and not yet reimbursed by the Borrower) and Swing Line Loans Outstanding shall not exceed the Total Revolving Credit Commitment, and (ii) the aggregate Outstanding Revolving Credit Loans of any Revolving Credit Bank (other than the Swing Line Lender), plus such Revolving Credit Bank's Revolving Credit Commitment Percentage of the Letters of Credit Outstanding (including any amounts drawn thereunder and not yet reimbursed by the Borrower), plus such Revolving Credit Bank's Revolving Credit Commitment Percentage of the amount of all Swing Line Loans Outstanding shall not exceed such Revolving Credit Bank's Revolving Credit Commitment; provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any Outstanding Swing Line Loan; and provided, further, that in all events no Default or Event of Default shall have occurred and be continuing. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.10, prepay under Section 3 hereof, and reborrow under this Section 2.10. Each Swing Line Loan shall be a Revolving Credit Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Bank's Revolving Credit Commitment Percentage times the amount of such Swing Line Loan.

          (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower's irrevocable notice to the Swing Line Lender and the Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Agent not later than 1:00 p.m. (Cleveland time) on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $500,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Agent of a written Swing Line Loan Notice, appropriately completed and signed by the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Agent (by telephone or in writing) that the Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Agent (including at the request of any Revolving Credit Bank) prior to 2:00 p.m. (Cleveland time) on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.10(a), or (B) that one or more of the applicable conditions specified in
Section 11 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. (Cleveland time) on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.

          (c) Refinancing of Swing Line Loans.

               (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Bank make a Revolving Credit Base Rate Loan in an amount equal to such Revolving Credit Bank's Revolving Credit Commitment Percentage of the amount of Swing Line Loans then Outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Request for purposes hereof) and in accordance with the requirements of Section 2.5, without regard to the minimum and multiples specified therein for the principal amount of Revolving Credit Base Rate Loans, but subject to the unutilized portion of the Total Revolving Credit Commitments and the conditions set forth in Section 11. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Loan Request promptly after delivering such notice to the Agent. Each Revolving Credit Bank shall make an amount equal to its Revolving Credit Commitment Percentage of the amount specified in such Loan Request available to the Agent in immediately available funds for the account of the Swing Line Lender at the Agent's Head Office not later than 1:00 p.m. (Cleveland time) on the day specified in such Loan Request, whereupon, subject to Section 2.10(c)(ii), each Revolving Credit Bank that so makes funds available shall be deemed to have made a Revolving Credit Base Rate Loan to the Borrower in such amount. The Agent shall remit the funds so received to the Swing Line Lender.

               (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Loan in accordance with Section 2.10(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Banks fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Bank's payment to the Agent for the account of the Swing Line Lender pursuant to Section 2.10(c)(i) shall be deemed payment in respect of such participation.

               (iii) If any Revolving Credit Bank fails to make available to the Agent for the account of the Swing Line Lender any amount required to be paid by such Revolving Credit Bank pursuant to the foregoing provisions of this Section 2.10(c) by the time specified in Section 2.10(c)(i), the Swing Line Lender shall be entitled to recover from such Revolving Credit Bank (acting through the Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Effective Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation. A certificate of the Swing Line Lender submitted to any Revolving Credit Bank (through the Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

               (iv) Each Revolving Credit Bank's obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.10(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Bank may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default, or

(C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Bank's obligation to make Revolving Credit Loans pursuant to this Section 2.10(c) is subject to the conditions set forth in Section 11. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

               (v) The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date three (3) Business Days after such Swing Line Loan is made and (ii) the Revolving Credit Maturity Date.

          (d) Repayment of Participations.

               (i) At any time after any Revolving Credit Bank has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Bank its Revolving Credit Commitment Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Bank's risk participation was funded) in the same funds as those received by the Swing Line Lender.

          (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Credit Bank funds its Revolving Credit Base Rate Loan or risk participation pursuant to this Section 2.10 to refinance such Revolving Credit Bank's Revolving Credit Commitment Percentage of any Swing Line Loan, interest in respect of such Revolving Credit Commitment Percentage shall be solely for the account of the Swing Line Lender.

          (f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

          (g) Swing Line Note. At the Swing Line Lender's option, the Swing Line Loans shall be evidenced by a separate promissory note of the Borrower in substantially the form of Exhibit C hereto (the "Swing Line Note"), dated the date of this Agreement and completed with appropriate insertions. The Swing Line Note shall be payable to the order of the Swing Line Lender in the principal face amount equal to the Swing Line Loan and shall be subject to mandatory prepayment in the amounts and under the circumstances set forth in Section 3 of this Agreement, and may be prepaid in whole or from time to time in part, all as set forth in Section 3 of this Agreement. The Borrower irrevocably authorizes the Swing Line Lender to make or cause to be made, at or about the time of the Drawdown Date of any Swing Line Loan or at the time of receipt of any payment of principal thereof, an appropriate notation on the Swing Line Lender's Record reflecting the making of such Swing Line Loan or (as the case may be) the receipt of such payment. The amount of the Swing Line Loans Outstanding set forth on the Swing Line Lender's Record shall be prima facie evidence of the principal amount thereof owing and unpaid to the Swing Line Lender, but the failure to record, or any error in so recording, any such amount on the Swing Line Lender's Record shall not limit or otherwise affect the obligations of the

Borrower hereunder or under the Swing Line Note to make payments of principal of or interest on any Swing Line Note when due.

          (h) Increase of Commitment. In the event that the Total Revolving Credit Commitment is increased pursuant to Section 2.8, then the Swing Line Sublimit shall increase by an amount equal to ten percent (10%) of the increase in the Total Revolving Credit Commitment (rounded to the next lowest $100,000), subject to the terms hereof; provided that in no event shall the Swing Line Sublimit exceed $25,000,000.00. As a condition to such increase, Borrower shall deliver to the Swing Line Lender a replacement Swing Line Note, and execute and deliver such other amendments to the Loan Documents as may be reasonably required by Swing Line Lender or Agent (it being acknowledged that the requirements of this sentence may be satisfied in connection with and as a part of the satisfaction of the requirements of Section 2.8(b)(iv) with respect to the corresponding increase of the Total Revolving Credit Commitment).

          (i) Swing Line Lender. The Swing Line Lender shall be deemed a "Revolving Credit Bank" for all purposes under this Agreement.

     SECTION 2.11. EVIDENCE OF DEBT. The indebtedness of the Borrower resulting from the Loans made by each Bank from time to time shall be evidenced by one or more accounts or records maintained by such Bank and the Agent in the ordinary course of business, including, without limitation, the amounts of principal and interest payable and paid to such Bank from time to time hereunder. The Borrower hereby irrevocably authorizes Agent and the Banks to make, or cause to be made, at or about the time of the Drawdown Date of any Loan or at the time of receipt of any payment thereof, an appropriate notation on Agent's and the Bank's records reflecting the making of such Loan or (as the case may be) the receipt of such payment. The Agent shall maintain accounts or records in accordance with its usual practice in which it shall record: (i) the date and the amount of each Loan made hereunder, the Type of Loan and, if appropriate, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank hereunder, and (iii) the amount of any sum received by the Agent hereunder from the Borrower and each Bank's share thereof. The accounts or records maintained by the Agent and each Bank shall be prima facie evidence of the existence and amounts of the Obligations recorded therein and shall be conclusive absent manifest error of the amount of the Loans made by the Banks to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder or under the Notes, if any, to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Bank and the accounts and records of the Agent in respect of such matters, the accounts and records of the Agent shall control in the absence of manifest error. The Borrower agrees that upon the request of any Bank made through the Agent (whether for purposes of pledge, enforcement or otherwise), the Borrower shall promptly execute and deliver to such Bank (through the Agent) a Revolving Credit Note, a Term Loan Note and/or a Swing Line Loan Note, as applicable, payable to the order of such Bank, which shall evidence such Bank's Loans in addition to such accounts or records. Each Bank may attach schedules to its Notes and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto. All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder.

SECTION 3. REPAYMENT OF THE LOANS.

     SECTION 3.1. STATED MATURITY. The Borrower promises to pay on the Revolving Credit Maturity Date and there shall become absolutely due and payable on the Revolving Credit Maturity Date all of the Revolving Credit Loans and Swing Line Loans outstanding on such date, together with any and all accrued and unpaid interest thereon. The Borrower promises to pay on the Term Loan Maturity Date and there shall become absolutely due and payable on the Term Loan Maturity Date all of the Term Loans Outstanding on such date, together with any and all accrued and unpaid interest thereon.

     SECTION 3.2. MANDATORY PREPAYMENTS. If at any time the sum of the aggregate of the Outstanding Revolving Credit Loans, the Outstanding Swing Line Loans and the Outstanding Letters of Credit exceeds the Total Revolving Credit Commitment, the Borrower shall immediately upon demand pay the amount of such excess to the Agent for the respective accounts of the Revolving Credit Banks for application to the Revolving Credit Loans, except that the amount of any Swing Line Loan shall be paid solely to the Swing Line Lender.

     SECTION 3.3. OPTIONAL PREPAYMENTS. The Borrower shall have the right, at its election, to prepay the outstanding amount of the applicable Loans, as a whole or in part, at any time without penalty or premium; provided, that if any full or partial prepayment of the outstanding amount of any LIBOR Rate Loan is made other than on the last day of the Interest Period relating thereto, such prepayment shall be accompanied by the payment of any amounts due pursuant to
Section 4.8. The Borrower shall give the Agent, no later than 10:00 a.m., Cleveland time, at least five (5) Business Days' prior written notice of any prepayment pursuant to this Section 3.3, in each case specifying the proposed date of payment of Loans and the principal amount to be paid; provided that no prior notice shall be required in connection with a prepayment of Swing Line Loans.

     SECTION 3.4. PARTIAL PREPAYMENTS. Each partial prepayment of the Loans under Section 3.2 and Section 3.3 shall be in a minimum amount of $100,000, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of payment and, after payment of such interest, shall be applied, in the absence of instruction by the Borrower, first to the principal of any Outstanding Swing Line Loans, then to the principal of the Revolving Credit Loans and then to the principal of the Term Loans, and within each category, first to the principal of the Base Rate Loans and then to the principal of the LIBOR Rate Loans.

     SECTION 3.5. EFFECT OF PREPAYMENTS. Amounts of the Revolving Credit Loans prepaid under Section 3.2 or Section 3.3 may be reborrowed as provided in
Section 2. Any portion of the Term Loans that is prepaid may not be reborrowed.

SECTION 4. CERTAIN GENERAL PROVISIONS.

     SECTION 4.1. CONVERSION OPTIONS.

          (a) The Borrower may elect from time to time to convert any of its outstanding Revolving Credit Loans or Term Loans to a Revolving Credit Loan or Term Loan, respectively, of another Type and such Revolving Credit Loan or Term Loan shall thereafter bear interest as a Base Rate Loan or a LIBOR Rate Loan, as applicable; provided that (i) with respect to any such conversion of a LIBOR Rate Loan to a Base Rate Loan, the Borrower shall give the


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

Agent at least one (1) Business Day's prior written notice of such election, and such conversion shall only be made on the last day of the Interest Period with respect to such LIBOR Rate Loan; (ii) with respect to any such conversion of a Base Rate Loan to a LIBOR Rate Loan the Borrower shall give the Agent at least three (3) LIBOR Business Days' prior written notice of such election and the Interest Period requested for such Loan, the principal amount of the Loan so converted shall be in a minimum aggregate amount of $500,000 or an integral multiple of $100,000 in excess thereof and, after giving effect to the making of such Loan there shall be (A) no more than twelve (12) Revolving Credit LIBOR Rate Loans outstanding at any one time and (B) no more than eight (8) Term LIBOR Rate Loans outstanding at any one time; and (iii) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing. All or any part of the outstanding Revolving Credit Loans or Term Loans of any Type may be converted as provided herein, provided that no partial conversion shall result in a Revolving Credit Base Rate Loan or a Term Base Rate Loan in an aggregate principal amount of less than $500,000 or a Revolving Credit LIBOR Rate Loan or a Term LIBOR Rate Loan in an aggregate principal amount of less than $500,000 and that the aggregate principal amount of each Loan shall be in an integral multiple of $100,000. On the date on which such conversion is being made, each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its LIBOR Lending Office, as the case may be. Each Conversion Request relating to the conversion of a Base Rate Loan to a LIBOR Rate Loan shall be irrevocable by the Borrower.

          (b) Any Revolving Credit Loan or Term Loan may be continued as such Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the terms of Section 4.1(a); provided that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the Interest Period relating thereto ending during the continuance of any Default or Event of Default.

          (c) In the event that the Borrower does not notify the Agent of its election hereunder with respect to any Loan to it, such Loan shall be automatically converted to a Base Rate Loan at the end of the applicable Interest Period.

     SECTION 4.2. COMMITMENT AND SYNDICATION FEE. The Borrower shall pay to KeyBank and Arranger certain fees for services rendered or to be rendered in connection with the Loan as provided pursuant to the Agreement Regarding Fees dated of even date herewith between the Borrower and KeyBank.

     SECTION 4.3. AGENT'S FEE. The Borrower will pay to Agent, for the Agent's own account, an annual Agent's Fee calculated at the rate, and payable at such times as are, set forth in the Agreement Regarding Fees referred to in Section 4.2.

     SECTION 4.4. FUNDS FOR PAYMENTS.

          (a) All payments of principal, interest, unused facility fees, Agent's fees, Letter of Credit fees, closing fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, as the case may be, at the Agent's Head Office, not later than 1:00 p.m. (Cleveland time) on the day when due, in each case in lawful money of the United States in immediately available funds. The Agent is hereby authorized to charge the accounts of the Borrower with KeyBank designated by the Borrower, on the dates when the amount thereof shall become due and payable, with the amounts of the principal of and interest on the Loans and all fees, charges, expenses and other amounts owing to the Agent and/or the Banks under the Loan Documents.

          (b) All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by them hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

          (c) Each Bank organized under the laws of a jurisdiction outside the United States shall provide the Borrower with such duly executed form(s) or statement(s) which may, from time to time, be prescribed by law and, which, pursuant to applicable provisions of (i) an income tax treaty between the United States and the country of residence of such Bank, (ii) the Code, or (iii) any applicable rules or regulations in effect under (i) or (ii) above, indicates the withholding status of such Bank; provided that nothing herein (including without limitation the failure or inability to provide such form or statement) shall relieve the Borrower of its obligations under Section 4.4(b). Each Bank shall deliver photocopies of such forms or other appropriate certifications on or before the date that any such form shall expire or become obsolete and after the occurrence of any event requiring a change in the most recent form delivered to the Borrower for the Agent. Any Bank which sells a participation in any of its Commitments shall be required to obtain such forms from any participant, and shall be required to withhold any amounts from such participant as required by the Code or Treasury Regulations issued pursuant thereto.

     SECTION 4.5. COMPUTATIONS. All computations of interest on the Loans and of other fees to the extent applicable shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to LIBOR Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the records of the Agent from time to time shall be considered prima facie evidence of such amount.

     SECTION 4.6. SUSPENSION OF LIBOR RATE LOANS. In the event that, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, the Agent shall reasonably determine that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate for such Interest Period, or the Agent shall reasonably determine that the LIBOR Rate will not adequately and fairly reflect the cost to the Banks of making or maintaining LIBOR Rate Loans for such Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (a) any Loan Request with respect to LIBOR Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans and (b) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period thereof, become a Base Rate Loan, and the obligations of the Banks to make LIBOR Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower and the Banks.

     SECTION 4.7. ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful, or any central bank or other governmental authority having jurisdiction over a Bank or its LIBOR Lending Office shall assert that it is unlawful, for any Bank to make or maintain LIBOR Rate Loans, such Bank shall forthwith give notice of such circumstances to the Agent and the Borrower and thereupon (a) the commitment of the Banks to make LIBOR Rate Loans or convert Loans of another type to LIBOR Rate Loans shall forthwith be suspended and (b) the LIBOR Rate Loans then outstanding shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law.

     SECTION 4.8. ADDITIONAL INTEREST. If any LIBOR Rate Loan or any portion thereof is repaid, reapportioned as a result of an increase in the Total Revolving Credit Commitment as contemplated in Section 2.8(c), or converted to a Base Rate Loan for any reason on a date which is prior to the last day of the Interest Period applicable to such LIBOR Rate Loan, or if repayment of the Loans has been accelerated as provided in Section 12.1, the Borrower will pay to the Agent upon demand (and, if any payment is required as a result of an increase in the Total Revolving Credit Commitment, prior to the effectiveness of any such increase) for the account of the Banks in accordance with their respective Commitment Percentages, in addition to any amounts of interest otherwise payable hereunder, any amounts required to compensate the Banks for any losses, costs or expenses which may reasonably be incurred as a result of such payment, reapportionment or conversion.

     SECTION 4.9. ADDITIONAL COSTS, ETC. Notwithstanding anything herein to the contrary, if any present or future applicable law, or any amendment or modification of present applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and legally binding interpretations thereof by any competent court or by any governmental or other regulatory body or official with appropriate jurisdiction charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

          (a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Bank's Commitment, the Loans or the Letters of Credit (other than taxes based upon or measured by the income or profits or gross receipts of such Bank or the Agent), or

          (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank under this Agreement or the other Loan Documents, or

          (c) impose or increase or render applicable any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Bank, or

          (d) impose on any Bank or the Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, the Letters of Credit, such Bank's Commitment, or any class of loans or commitments of which any of the Loans or such Bank's Commitment forms a part; and the result of any of the foregoing is

               (i) to increase the cost to any Bank of making, funding, issuing, renewing, extending or maintaining any of the Loans, the Letters of Credit or such Bank's Commitment, or

               (ii) to reduce the amount of principal, interest or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment or any of the Loans or the Letters of Credit, or

               (iii) to require such Bank or the Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will within fifteen (15) days after demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts as such Bank or the Agent shall determine in good faith to be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or other sum. Each Bank and the Agent in determining such amounts may use any reasonable averaging and attribution methods, generally applied by such Bank or the Agent.

     SECTION 4.10. CAPITAL ADEQUACY. If after the date hereof any Bank determines that (a) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (b) compliance by such Bank or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Bank's or such holding company's capital as a consequence of such Bank's commitment to make Loans or participate in Swing Line Loans or Letters of Credit hereunder to a level below that which such Bank or holding company could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Bank to be material, then such Bank may notify the Borrower thereof. The Borrower agrees to pay to such Bank the amount of such reduction in the return on capital as and when such reduction is determined, upon presentation by such Bank of a statement of the amount and setting forth such Bank's calculation thereof. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

     SECTION 4.11. INDEMNITY OF BORROWER. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any LIBOR Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its LIBOR Rate Loans, or (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request.

     SECTION 4.12. INTEREST ON OVERDUE AMOUNTS; LATE CHARGE. Overdue principal on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents (other than interest on the Loans) shall, following the expiration of any applicable cure period expressly provided for in this Agreement, bear interest payable on demand at a rate per annum equal to two percent (2.0%) above the rate that would otherwise be applicable at such time until such amount shall be paid in full (after as well as before judgment). Overdue interest on the Loans shall, following the expiration of any applicable cure period expressly provided for in this Agreement, bear interest payable on demand at a rate equal to the lesser of (i) a per annum rate equal to two percent (2.0%) above the rate that would otherwise be applicable at such time or
(ii) the maximum annual rate of interest permitted by applicable law until such amount shall be paid in full (after as well as before judgment), provided that in no event shall such rate exceed ten percent (10%) per annum. In addition, the Borrower shall pay a late charge equal to four percent (4.0%) of any amount of interest and/or principal payable on the Loans or any other amounts payable hereunder or under the Loan Documents, which is not paid by the Borrower within fifteen (15) days after the same shall become due and payable.

     SECTION 4.13. CERTIFICATE. A certificate setting forth any amounts payable pursuant to Section 4.8, Section 4.9, Section 4.10, Section 4.11 or Section 4.12 and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrower, shall be conclusive in the absence of manifest error.

     SECTION 4.14. LIMITATION ON INTEREST. Notwithstanding anything in this Agreement to the contrary, all agreements between the Borrower and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations of the Borrower and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the Borrower, such excess shall be refunded to the Borrower. All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations of the Borrower (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This section shall control all agreements between the Borrower and the Banks and the Agent.

     SECTION 4.15. EXTENSION OF REVOLVING CREDIT MATURITY DATE.

          (a) Provided that no Default or Event of Default shall have occurred and be continuing, the Borrower shall have the option, to be exercised by giving written notice to the Agent in the form of Exhibit H hereto not more than one hundred twenty (120) days and not less than sixty (60) days prior to the initial scheduled Revolving Credit Maturity Date (an "Extension Request"), subject to the terms and conditions set forth in this Agreement, to extend the Revolving Credit Maturity Date by one (1) year to December 13, 2009. The request by the Borrower for extension of the Revolving Credit Maturity Date shall constitute a representation and warranty by the Borrower that all of the conditions set forth in this Section shall have been satisfied on the date of such request.

          (b) The obligations of the Agent and the Revolving Credit Banks to extend the Revolving Credit Maturity Date as provided in Section 4.15(a) shall be subject to the satisfaction of the following conditions precedent on the then effective Revolving Credit Maturity Date (without regard to such extension request):

               (i) Payment of Extension Fee. The Borrower shall pay to the Agent on or before the then effective Revolving Credit Maturity Date for the pro rata account of the Revolving Credit Banks in accordance with their respective Revolving Credit Commitment Percentages an extension fee equal to .20% of the then Total Revolving Credit Commitment, which fee shall, when paid, be fully earned and non-refundable under any circumstances.

               (ii) No Default. On the date the Extension Request is given there shall exist no Event of Default, and on the Revolving Credit Maturity Date (as determined without regard to such extension) there shall exist no Default or Event of Default.

               (iii) Representations and Warranties. The representations and warranties made by the Borrower, the Guarantors or any of their respective Subsidiaries in the Loan Documents or otherwise made by or on behalf of such Persons in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the Revolving Credit Maturity Date (as determined without regard to such extension), except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, except to the extent that such representations and warranties relate expressly to an earlier date, and except as disclosed to the Agent and the Revolving Credit Banks in writing and approved by the Agent and the Majority Revolving Credit Banks in writing.

               (iv) Additional Documents. The Borrower and Guarantors shall also execute and deliver to Agent and the Banks such additional documents, instruments and certifications as the Agent may reasonably require.

          (c) In the event that the Revolving Credit Maturity Date has been extended as provided in Section 4.15(a) and (b), then provided that no Default or Event of Default shall have occurred and be continuing, the Borrower shall have the option to be exercised by giving an Extension Request to the Agent not more than one hundred twenty (120) days and not less than sixty (60) days prior to the scheduled Revolving Credit Maturity Date, subject to the terms and conditions set forth in this Agreement, to extend the Revolving Credit Maturity Date by one (1) additional year to December 13, 2010. The request by the Borrower for extension of the Revolving Credit Maturity Date shall constitute a representation and warranty by the Borrower that all of the conditions set forth in this Section shall have been satisfied on the date of such request. The obligation of the Agent and the Revolving Credit Banks to extend the Revolving Credit Maturity Date as provided in this Section 4.15(c) shall be subject to the satisfaction again of each and every condition set forth in Section 4.15(a) and
(b).

          (d) The Agent shall notify each of the Banks in the event that the Revolving Credit Maturity Date is extended as provided in this Section 4.15.

SECTION 5. UNSECURED OBLIGATION; GUARANTY.

     SECTION 5.1. COLLATERAL. The Banks have agreed to make the Loans to the Borrower and issue Letters of Credit for the account of Borrower on an unsecured basis. Notwithstanding the foregoing, the Obligations shall be guaranteed pursuant to the terms of the Guaranty.

     SECTION 5.2. NEW GUARANTORS.

          (a) Requirement to Become Guarantor. In the event that any Wholly Owned Subsidiary of Borrower or the Trust, whether presently existing or hereafter formed or acquired, which is not a Guarantor at such time, shall own or be the lessee under a Ground Lease of an Unencumbered Borrowing Base Property or otherwise have a leasehold or other interest in an Unencumbered Borrowing Base Property, then Borrower shall cause such Subsidiary to execute and deliver to the Agent each of the following items, each in form and substance satisfactory to the Agent: (i) a Joinder Agreement and (ii) the items that would have been delivered under Section 10.2 through Section 10.5 if such Subsidiary had been a Guarantor as of the date hereof. The organizational agreements of each such Subsidiary created after the Closing Date shall specifically authorize each such Subsidiary to guarantee the Obligations.

          (b) Release of a Guarantor. The Borrower may request in writing that the Agent release, and upon receipt of such request the Agent shall release (subject to the terms hereof), a Guarantor from the Guaranty so long as: (i) no Default or Event of Default shall then be in existence or would occur as a result of such release; (ii) the Agent shall have received such written request at least ten (10) Business Days prior to the requested date of release;


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

(iii) Borrower shall deliver to Agent evidence reasonably satisfactory to Agent either that (A) the Trust and/or the Borrower has disposed of or simultaneously with such release will dispose of its entire interest in such Guarantor or that all of the assets of such Guarantor will be disposed of in compliance with the terms of this Agreement, and if such transaction involves the disposition by such Guarantor of all of its assets, the net cash proceeds from such disposition are being distributed to the Trust and/or the Borrower in connection with such disposition, (B) such Guarantor will be the borrower with respect to Secured Indebtedness permitted under this Agreement, which Indebtedness will be secured by a Lien on the assets of such Guarantor, or (C) the Trust and/or the Borrower has contributed or simultaneously with such release will contribute its entire direct or indirect interest in such Guarantor to an Unconsolidated Affiliate or a Subsidiary which is not a Wholly Owned Subsidiary or that such Guarantor will be contributing all of its assets to an Unconsolidated Affiliate or a Subsidiary which is not a Wholly Owned Subsidiary in compliance with the terms of this Agreement. Delivery by the Borrower to the Agent of any such request for a release shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request. Notwithstanding the foregoing, the foregoing provisions shall not apply to the Trust, which may only be released upon the written approval of Agent and all of the Banks.

SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE TRUST AND THE BORROWER.

     The Borrower and the Trust, jointly and severally, represent and warrant to the Agent and the Banks as follows.

     SECTION 6.1. CORPORATE AUTHORITY, ETC.

          (a) Incorporation; Good Standing. The Borrower is a Delaware limited partnership duly organized pursuant to its first amended and restated limited partnership agreement dated May 10, 1996, as amended by amendments one through twenty, and a Certificate of Limited Partnership and amendments thereto filed with the Secretary of the State of Delaware and is validly existing and in good standing under the laws of the State of Delaware. The Trust is a Maryland real estate investment trust duly organized pursuant to its trust declaration dated October 2, 1997, as amended and supplemented, and a Certificate of Trust filed with the Secretary of the State of Maryland and is validly existing and in good standing under the laws of the State of Maryland. Each Subsidiary Guarantor is a limited partnership, limited liability company or other entity duly organized and validly existing and in good standing under the laws of its respective State of organization. Each of the Borrower and the Guarantors (i) has all requisite power to own its respective property and conduct its respective business as now conducted and as presently contemplated, and (ii) as to the Borrower and the Guarantors are in good standing as a foreign entity and is duly authorized to do business in the jurisdictions where the Unencumbered Borrowing Base Properties are located and in each other jurisdiction where a failure to be so qualified in such other jurisdiction could have a materially adverse effect on the business, assets or financial condition of such Person. The Trust is a real estate investment trust in full compliance with and entitled to the benefits of Section 856 of the Code, and has elected to be treated as a real estate investment trust pursuant to the Code.

          (b) Subsidiaries. Each of the Subsidiaries of the Borrower and the Trust (i) is a corporation, limited partnership, limited liability company or trust duly organized under the laws of its State of organization and is validly existing and in good standing under the laws thereof, (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated and (iii) is in good standing and is duly authorized to do business in each jurisdiction where Real Estate held by it is located and in each other jurisdiction where a failure to be so qualified could have a materially adverse effect on the business, assets or financial condition of the Borrower, the Trust, or such Subsidiary.

          (c) Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower, the Guarantors or any of their respective Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (i) are within the authority of such Person, (ii) have been duly authorized by all necessary proceedings on the part of such Person, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the articles of incorporation, partnership agreement, declaration of trust or other charter documents or bylaws of, or any agreement or other instrument binding upon, such Person or any of its properties, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Person.

          (d) Enforceability. The execution and delivery of this Agreement and the other Loan Documents to which the Borrower, the Guarantors or any of their respective Subsidiaries is or is to become a party are valid and legally binding obligations of such Person enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     SECTION 6.2. GOVERNMENTAL APPROVALS. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower, the Guarantors or any of their respective Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

     SECTION 6.3. TITLE TO PROPERTIES; LEASE. The Borrower, the Guarantors and their respective Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrower and the Trust as of the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

     SECTION 6.4. FINANCIAL STATEMENTS. The Borrower has delivered to each of the Banks: (a) the consolidated balance sheet of the Trust and its respective Subsidiaries as of the Balance Sheet

Date, and (b) certain other financial information relating to the Borrower, the Guarantors, the Unencumbered Borrowing Base Properties and the Real Estate. Such balance sheet and other information have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrower, the Guarantors and their respective Subsidiaries as of such dates and the results of the operations of the Borrower, the Guarantors and their respective Subsidiaries for such periods. There are no liabilities, contingent or otherwise, of the Borrower, the Guarantors or any of their respective Subsidiaries involving material amounts not disclosed in said financial statements and the related notes thereto.

     SECTION 6.5. NO MATERIAL CHANGES. Since the Balance Sheet Date, there has occurred no materially adverse change in the financial condition or business of the Borrower, the Guarantors, and their respective Subsidiaries taken as a whole as shown on or reflected in the consolidated balance sheet of the Borrower and the Trust as of the Balance Sheet Date, or its consolidated statement of income or cash flows for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of such Person. The Borrower hereby discloses that it is in the process of marketing the properties described on Schedule 6.5 hereto.

     SECTION 6.6. FRANCHISES, PATENTS, COPYRIGHTS, ETC. The Borrower, the Guarantors and their respective Subsidiaries possess all franchises, patents, copyrights, trademarks, trade names, service marks, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted without known conflict with any rights of others.

     SECTION 6.7. LITIGATION. Except as stated on Schedule 6.7 there are no actions, suits, proceedings or investigations of any kind pending or to the knowledge of such person threatened against the Borrower, the Guarantors or any of their respective Subsidiaries before any court, tribunal, arbitrator, mediator or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of such Person or materially impair the right of such Person to carry on business substantially as now conducted by it, or result in any liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of such Person, or which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto or any lien or security interest created or intended to be created pursuant hereto or thereto, or which will adversely affect the ability of the Borrower or the Guarantors to pay and perform the Obligations in the manner contemplated by this Agreement and the other Loan Documents. Except as set forth on Schedule 6.7, as of the date of this Agreement, there are no judgments outstanding against or adversely affecting any of the Borrower, the Guarantors or any of their respective Subsidiaries.

     SECTION 6.8. NO MATERIALLY ADVERSE CONTRACTS, ETC. None of the Borrower, the Guarantors or any of their respective Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of such Person. None of the Borrower, the Guarantors nor any of their respective Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the partners or officers of such Person, to have any materially adverse effect on the business of any of them.

     SECTION 6.9. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. None of the Borrower, the Guarantors or any of their respective Subsidiaries is in violation of any provision of its charter or other organizational documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of such Person.

     SECTION 6.10. TAX STATUS. The Borrower, the Guarantors and each of their respective Subsidiaries (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as noted in item 5 on Schedule
6.7 hereto, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the partners or officers of such Person know of no basis for any such claim.

     SECTION 6.11. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

     SECTION 6.12. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. None of the Borrower, the Guarantors or any of their respective Subsidiaries is or after giving effect to any Loan will be, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

     SECTION 6.13. ABSENCE OF UCC FINANCING STATEMENTS, ETC. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest or security title in, any property of the Borrower, the Guarantors or any of their respective Subsidiaries or rights thereunder.

     SECTION 6.14. [INTENTIONALLY OMITTED].

     SECTION 6.15. CERTAIN TRANSACTIONS. Except as set forth on Schedule 6.15, none of the officers, trustees, directors, or employees of the Borrower, the Guarantors or any of their respective Subsidiaries is a party to any transaction with either or both of the Borrower, any Guarantor or any of their respective Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, trustee, director or such employee or, to the knowledge of the Borrower, the Guarantor, or any corporation, partnership, trust or other entity in which any officer, trustee, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

     SECTION 6.16. EMPLOYEE BENEFIT PLANS. The Borrower, the Guarantors and each ERISA Affiliate have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan. Neither the Borrower, the Guarantors nor any ERISA Affiliate has
(a) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, (b) failed to make any contribution or payment to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, or made any amendment to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, which has resulted or could result in the imposition of a lien or the posting of a bond or other security under ERISA or the Code, or (c) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. None of the Real Estate constitutes a "plan asset" of any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan.

     SECTION 6.17. REGULATIONS T, U AND X. No portion of any Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224. Neither the Borrower nor any Guarantor is engaged, and neither the Borrower nor any Guarantor will engage, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224.

     SECTION 6.18. ENVIRONMENTAL COMPLIANCE. The Borrower and the Trust each has taken all commercially reasonable steps to investigate the past and present conditions and usage of the Real Estate and the operations conducted thereon and, based upon such investigation makes the following representations and warranties.

          (a) With respect to the Unencumbered Borrowing Base Properties, and to the best of the Borrower's and the Trust's knowledge with respect to any other Real Estate, none of the Borrower, the Guarantors or their respective Subsidiaries or any operator of the Real Estate, or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including, without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to the environment (hereinafter "Environmental Laws"), which violation involves the Real Estate and would have a material adverse effect on the business, assets or financial condition of the Borrower, any Guarantor or any of their respective Subsidiaries.

          (b) None of the Borrower, the Guarantors or any of their respective Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that it has been identified by the United States

Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R.
Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C. Section 9601(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) or any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower, any Guarantor or any of their respective Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

          (c) With respect to the Unencumbered Borrowing Base Properties, and to the best of the Borrower's and the Trust's knowledge with respect to any other Real Estate, except as set forth on Schedule 6.18 hereto: (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws in all material respects, and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate; (ii) in the course of any activities conducted by either the Borrower, the Guarantors, their Subsidiaries or the operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in the ordinary course of business and in accordance with applicable Environmental Laws in all material respects; (iii) there has been no past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (a "Release") or threatened Release of Hazardous Substances on, upon, into or from any of the Real Estate, or, to the best of the Borrower's or the Trust's knowledge, on, upon, into or from the other properties of the Borrower, the Guarantors or their respective Subsidiaries, which Release would have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment;
(iv) to the best of the Borrower's or the Trust's knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of any of the Real Estate which through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (v) any Hazardous Substances that have been generated on any of the Real Estate have been transported off-site only by carriers having an identification number issued by the EPA or approved by a state or local environmental regulatory authority having jurisdiction regarding the transportation of such substance and treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under all applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's or the Trust's knowledge, operating in compliance with such permits and applicable Environmental Laws.

          (d) None of the Borrower, the Guarantors, their respective Subsidiaries, or the Real Estate is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby.

     SECTION 6.19. SUBSIDIARIES AND UNCONSOLIDATED AFFILIATES. Schedule 6.19 sets forth all of the Subsidiaries and Unconsolidated Affiliates of the Borrower and the Trust. The form and jurisdiction of organization of each of the Subsidiaries and Unconsolidated Affiliates, and the Borrower's and the Trust's ownership interest therein, is set forth in said Schedule 6.19.

     SECTION 6.20. [INTENTIONALLY OMITTED].

     SECTION 6.21. LOAN DOCUMENTS. All of the representations and warranties made by or on behalf of the Borrower, the Guarantors, and their respective Subsidiaries in this Agreement and the other Loan Documents or any document or instrument delivered to the Agent or the Banks pursuant to or in connection with any of such Loan Documents are true and correct in all material respects, and neither the Borrower, the Guarantors nor any of their respective Subsidiaries has failed to disclose such information as is necessary to make such representations and warranties not misleading.

     SECTION 6.22. PROPERTY. All of the Borrower's, the Guarantors' and their respective Subsidiaries' Real Estate is in good condition and working order subject to ordinary wear and tear, except where such failure would not individually or in the aggregate have any material adverse affect on the business or financial condition of the Borrower or any Guarantor. There are no unpaid or outstanding real estate or other taxes or assessments on or against any property of the Borrower, the Guarantors or any of their respective Subsidiaries which are payable by the Borrower, the Guarantors or any of their respective Subsidiaries (except only real estate or other taxes or assessments, that are not yet due and payable or are being protested as permitted by this Agreement). There are no pending eminent domain proceedings against any property of the Borrower, the Guarantors or any of their respective Subsidiaries or any part thereof, and, to the knowledge of the Borrower, no such proceedings are presently threatened or contemplated by any taking authority which may individually or in the aggregate have any materially adverse effect on the business or financial condition of the Borrower or any Guarantor. None of the property of the Borrower, the Guarantors or any of their respective Subsidiaries is now damaged as a result of any fire, explosion, accident, flood or other casualty in any manner which individually or in the aggregate would have any materially adverse effect on the business or financial condition of the Borrower or any Guarantor.

     SECTION 6.23. BROKERS. None of the Borrower, the Guarantors or any of their respective Subsidiaries has engaged or otherwise dealt with any broker, finder or similar entity in connection with this Agreement or the Loans contemplated hereunder.

     SECTION 6.24. OTHER DEBT. None of the Borrower, the Guarantors or any of their respective Subsidiaries is in default of the payment of any Indebtedness or any other agreement, mortgage, deed of trust, security agreement, financing agreement, indenture or lease to which any of them is a party. Neither the Borrower nor any Guarantor is a party to or bound by any agreement, instrument or indenture that may require the subordination in right or time or payment of any of the Obligations to any other indebtedness or obligation of the Borrower or such Guarantor. The Borrower, the Guarantor has provided to the Agent a schedule, and upon the request of the Agent will provide copies, of all agreements, mortgages, deeds of trust, financing agreements or other material agreements binding upon the Borrower, the Guarantors or their respective properties and entered into by the Borrower or any Guarantor as of the date of this Agreement with respect to any Indebtedness of the Borrower or any Guarantor.

     SECTION 6.25. SOLVENCY. As of the Closing Date and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, including all Loans made or to be made hereunder, neither the Borrower, the Guarantors nor any of their Subsidiaries is insolvent on a balance sheet basis such that the sum of such Person's assets exceeds the sum of such Person's liabilities, such Person is able to pay its debts as they become due, and such Person has sufficient capital to carry on its business.

     SECTION 6.26. CONTRIBUTION AGREEMENT. Borrower has delivered or made available to the Agent a true, correct and complete copy of the Contribution Agreement. The Contribution Agreement is in full force and effect in accordance with its terms, there are no material claims resulting from non-performance of the terms thereof or otherwise or any basis for a material claim by any party to the Contribution Agreement, nor has there been any waiver of any material terms thereunder.

     SECTION 6.27. NO FRAUDULENT INTENT. Neither the execution and delivery of this Agreement or any of the other Loan Documents nor the performance of any actions required hereunder or thereunder is being undertaken by the Borrower, any Guarantor or any of their respective Subsidiaries with or as a result of any actual intent by any of such Persons to hinder, delay or defraud any entity to which any of such Persons is now or will hereafter become indebted.

     SECTION 6.28. TRANSACTION IN BEST INTERESTS OF BORROWER; CONSIDERATION. The transaction evidenced by this Agreement and the other Loan Documents is in the best interests of the Borrower, the Guarantors, each of their respective Subsidiaries and the creditors of such Persons. The direct and indirect benefits to inure to the Borrower, the Guarantors and each of their respective Subsidiaries pursuant to this Agreement and the other Loan Documents constitute substantially more than "reasonably equivalent value" (as such term is used in Section 548 of the Bankruptcy Code) and "valuable consideration," "fair value," and "fair consideration," (as such terms are used in any applicable state fraudulent conveyance law), in exchange for the benefits to be provided by the Borrower, the Guarantors and each of their respective Subsidiaries pursuant to this Agreement and the other Loan Documents, and but for the willingness of the Guarantors to guaranty the Loan, Borrower would be unable to obtain the financing contemplated hereunder which financing will enable the Borrower and its Subsidiaries to have available financing to refinance existing indebtedness and to conduct and expand their business.

     SECTION 6.29. PARTNERS AND THE TRUST. The Trust is the sole general partner of the Borrower and owns a 1% general partnership interest and as of the Closing Date not less than a 84.17% limited partnership interest in the Borrower. The Trust owns no assets other than its interest in the Borrower as a general partner and limited partner, cash, Short-term Investments and the property described in Schedule 6.29 hereto.

     SECTION 6.30. TAX INDEMNITY AGREEMENT. The Tax Indemnity Agreement has not been voluntarily terminated by Borrower or the Trust and there has been no waiver of any material terms thereunder by Borrower or the Trust.

     SECTION 6.31. EMBARGOED PERSONS. None of the Borrower, the Guarantors or their respective Subsidiaries, are (and none of the Borrower, the Guarantors or their respective Subsidiaries will be) a Person named on OFAC's Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transactions or otherwise be associated with such persons. In addition, Borrower hereby agrees to provide to the Banks any additional information that a Bank deems reasonably necessary from time to time in order to ensure compliance with all applicable laws concerning money laundering and similar activities.

     SECTION 6.32. UNENCUMBERED BORROWING BASE PROPERTIES. As of the Closing Date, Schedule 1.2 is a correct and complete list of all Unencumbered Borrowing Base Properties. Each of the Unencumbered Borrowing Base Properties included by the Borrower in calculation of the compliance of the covenants set forth in
Section 9 satisfies all of the requirements contained in this Agreement for the same to be included therein.

SECTION 7. AFFIRMATIVE COVENANTS OF THE TRUST AND THE BORROWER.

     The Trust (to the extent hereinafter provided) and the Borrower covenant and agree that, so long as any Loan, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or to issue any Letter of Credit:

     SECTION 7.1. PUNCTUAL PAYMENT. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and all interest and fees provided for in this Agreement, all in accordance with the terms of this Agreement and the Notes as well as all other sums owing pursuant to the Loan Documents.

     SECTION 7.2. MAINTENANCE OF OFFICE. The Borrower will maintain its chief executive office at 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan, 48334, or at such other place in the United States of America as the Borrower shall designate upon prior written notice to the Agent and the Banks, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents may be given or made.

     SECTION 7.3. RECORDS AND ACCOUNTS. The Borrower and the Trust will (a) keep, and cause each of their respective Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties and the properties of their respective Subsidiaries, contingencies and other reserves. Neither the Borrower nor the Guarantors nor any of their respective Subsidiaries shall, without the prior written consent of the Majority Banks, (x) make any material changes to the accounting principles used by such Person in preparing the financial statements and other information described in Section
6.4 or (y) change its fiscal year.

     SECTION 7.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrower and the Trust will deliver or cause to be delivered to each of the
Banks:

          (a) as soon as practicable, but in any event not later than one hundred (100) days after the end of each fiscal year of the Trust, the audited Consolidated balance sheet of the Trust and its Subsidiaries at the end of such year, and the related audited Consolidated statements of income, changes in shareholder's equity and cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and accompanied by an auditor's report prepared without qualification by Grant Thornton LLP, or by another nationally recognized accounting firm, the Form 10-K of the Trust filed with the SEC (unless the SEC has approved an extension, in which event the Trust will deliver to the Agent and each of the Banks a copy of the Form 10-K simultaneously with delivery to the SEC), a statement of the Trust's taxable net income for the prior fiscal year, and any other information the Banks may need to complete a financial analysis of the Trust and its Subsidiaries;

          (b) as soon as practicable, but in any event not later than fifty-five
(55) days after the end of each of the first three (3) fiscal quarters of the Borrower and the Trust, respectively, copies of the unaudited Consolidated balance sheet of the Borrower and its Subsidiaries and the Trust and its Subsidiaries, respectively, as at the end of such quarter, and the related unaudited Consolidated statements of income, changes in shareholder's equity and cash flows for the portion of the Borrower's and the Trust's, respectively, fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles (which, as to the Trust, may be provided by inclusion in the Form 10-Q of the Trust for such period provided pursuant to subsection (c) below), together with a certification by the principal financial or accounting officer of the Borrower and the Trust, respectively, that the information contained in such financial statements fairly presents the financial position of such Person and its Subsidiaries on the date thereof (subject to year-end adjustments); provided, however, that unless otherwise requested by the Agent or the Majority Banks, the Borrower shall not be required to deliver the balance sheets, statements or other matters required by this Section 7.4(b) to the extent the same are incorporated in the balance sheets, statements and other matters delivered to the Banks by the Trust;

          (c) as soon as practicable, but in any event not later than fifty-five
(55) days after the end of each of the first three (3) fiscal quarters of the Trust in each year, copies of Form 10-Q filed with the SEC (unless the SEC has approved an extension in which event the Trust will deliver such copies of the Form 10-Q to the Agent and each of the Banks simultaneously with delivery to the
SEC);

          (d) as soon as practicable, but in any event not later than fifty-five
(55) days after the end of the first three (3) fiscal quarters of the Borrower, copies of a Consolidated statement of Operating Cash Flow for such fiscal quarter for the Borrower and its Subsidiaries and a statement of Operating Cash Flow for such fiscal quarter for the Borrower, prepared on a basis consistent with the statement furnished pursuant to Section 6.4 together with a certification by the chief financial or chief accounting officer of the general partner of the Borrower, that the information contained in such statement fairly presents the Operating Cash Flow of the Borrower and its Subsidiaries for such period;

          (e) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement (a "Compliance Certificate") certified by the principal financial or accounting officer of Trust and of the general partner of the Borrower in the form of Exhibit I hereto (or in such other form as the Agent may approve from time to time) setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 9 and the other covenants described therein, and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date. With each Compliance Certificate, the Borrower shall also deliver a certificate (an "Unencumbered Borrowing Base Property Certificate") executed by the chief financial officer of the general partner of the Borrower that (i) lists each of the Unencumbered Borrowing Base Properties, and certifies that all Unencumbered Borrowing Base Properties so listed fully qualify as such under the applicable criteria in this Agreement, lists any sales, acquisitions, dispositions or removals of Unencumbered Borrowing Base Properties during such accounting period, the acquisition costs of any Unencumbered Borrowing Base Properties acquired during such period, lists any Non-Stabilized Properties included within the Unencumbered Borrowing Base Properties and the book value or Appraised Value thereof, as appropriate, and includes such information as Agent may reasonably require to determine the economic and physical occupancy of said Unencumbered Borrowing Base Properties and the Aggregate Unencumbered Borrowing Base Property Value and the Operating Cash Flow from such Unencumbered Borrowing Base Properties during such period.

          (f) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the SEC or sent to the stockholders of the Trust or the partners of the Borrower;

          (g) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, the following with respect to each acquisition of an interest in Real Estate having a fair market value in excess of $50,000,000.00 by the Borrower, the Guarantors or any of their respective Subsidiaries (which for the purposes of this Section 7.4(g) shall include the Investments described in Section 8.3(i), provided that with respect to the Investments described in Section 8.3(i), the Borrower shall provide a description of the property acquired;

          (h) promptly after they are filed with the Internal Revenue Service, copies of all annual federal income tax returns and amendments thereto of the Borrower and the Trust;

          (i) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, each of the following with respect to each acquisition of an interest in a Subsidiary: (i) the name and structure of the Subsidiary, (ii) a description of the property owned by such Subsidiary, and (iii) such other information as the Agent may reasonably request;

          (j) simultaneously with the delivery of the financial statement referred to in subsection (a) above, a statement (i) listing the Real Estate owned by the Borrower, the


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Guarantors or their respective Subsidiaries and Unconsolidated Affiliates (or in which the Borrower, the Guarantors or their respective Subsidiaries owns an interest) and stating the location thereof, the date acquired and the acquisition cost, (ii) listing the Indebtedness of the Borrower, the Guarantors or their respective Subsidiaries and Unconsolidated Affiliates (excluding Indebtedness of the type described in Section 8.1(b)-(e)), which statement shall include, without limitation, a statement of the original principal amount of such Indebtedness and the current amount outstanding, the holder thereof, the maturity date and any extension options, the interest rate, the collateral provided for such Indebtedness and whether such Indebtedness is recourse or non-recourse, and (iii) listing the properties of the Borrower, the Guarantors or their respective Subsidiaries or Unconsolidated Affiliates which are under "development" (as used in Section 8.9) and providing a brief summary of the status of such development;

          (k) not later than thirty (30) days prior to the end of each fiscal year of the Borrower a budget and business plan for the next fiscal year;

          (l) as soon as practicable, but in any event not later than one hundred (100) days after the end of each fiscal year of the Borrower, the unaudited Consolidated balance sheet of the Borrower and its Subsidiaries at the end of such year, and the related unaudited consolidated statements of income, changes in shareholder's equity and cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and accompanied by a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (provided, however, the Borrower shall not be required to provide such statements in the event that such statements would be substantially similar to the consolidated statements provided by the Trust); and

          (m) from time to time such other financial data and information in the possession of the Borrower, the Guarantors or their respective Subsidiaries (including without limitation auditors' management letters and other legal and regulatory changes affecting the Borrower or the Guarantors) as the Agent may reasonably request.

Any material to be delivered pursuant to this Section 7.4 may be delivered electronically directly to Agent and the Banks provided that such material is in a format reasonably acceptable to Agent, and such material shall be deemed to have been delivered to Agent and the Banks upon Agent's receipt thereof. Upon the request of Agent, Borrower and the Trust shall deliver paper copies thereof to Agent and the Banks. Borrower and the Trust authorize Agent and Arranger to disseminate any such materials through the use of Intralinks, SyndTrak or any other electronic information dissemination system, and the Borrower and the Trust release Agent and the Banks from any liability in connection therewith.

     SECTION 7.5. NOTICES.

          (a) Defaults. The Borrower will promptly notify the Agent in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of indebtedness, indenture or other obligation


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

to which or with respect to which the Borrower, the Guarantors or any of their respective Subsidiaries is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof, which acceleration would either cause a Default or Event of Default or would have a material adverse effect on the Borrower or any Guarantor or any of their respective Subsidiaries, the Borrower shall forthwith give written notice thereof to the Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

          (b) Environmental Events. The Borrower will promptly give notice to the Agent (i) upon the Borrower obtaining knowledge of any potential or known Release of any Hazardous Substances at or from any Real Estate; (ii) of any violation of any Environmental Law that the Borrower, the Guarantors or any of their respective Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (iii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that in either case involves any Real Estate or has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrower, any Guarantor or any Subsidiary.

          (c) Notice of Litigation and Judgments. The Borrower will give notice to the Agent in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower, the Guarantors or any of their respective Subsidiaries or to which the Borrower, the Guarantors or any of their respective Subsidiaries is or is to become a party involving an uninsured claim against the Borrower, the Guarantors or any of their respective Subsidiaries that could reasonably be expected to have a materially adverse effect on the Borrower or any Guarantor or any of their respective Subsidiaries and stating the nature and status of such litigation or proceedings. The Borrower will give notice to the Agent, in writing, in form and detail satisfactory to the Agent and each of the Banks, within ten (10) days of any judgment not covered by insurance, whether final or otherwise, against the Borrower, any Guarantor or any of their respective Subsidiaries in an amount in excess of $10,000,000.

          (d) Notification of Banks. Promptly after receiving any notice under this Section 7.5, the Agent will forward a copy thereof to each of the Banks, together with copies of any certificates or other written information that accompanied such notice.

     SECTION 7.6. EXISTENCE; MAINTENANCE OF PROPERTIES.

          (a) The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a Delaware limited partnership. The Trust will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a Maryland real estate investment trust. The Borrower and the Trust will cause each of their respective Subsidiaries to do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence. The Borrower and the Guarantors will do or cause to be done all things necessary to preserve and keep in full force all of their respective rights and franchises and those of their Subsidiaries. The Borrower and the Trust will, and will


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

cause each of their respective Subsidiaries to, continue to engage primarily in the businesses now conducted by it and in related businesses.

          (b) The Borrower and the Trust (i) will cause all of their properties and those of their respective Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment, and (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof in all cases in which the failure so to do the foregoing pursuant to clause (i) or (ii) would have a material adverse effect on the financial condition, assets or operations of the Borrower, any Guarantor and their respective Subsidiaries.

          (c) The common stock of the Trust shall at all times be listed for trading and be traded on the New York Stock Exchange.

     SECTION 7.7. INSURANCE. The Borrower will procure and maintain or cause to be procured and maintained insurance covering the Borrower and the Guarantors and their respective Subsidiaries and their respective properties (the cost of such insurance to be borne by the insured thereunder) in such amounts and against such risks and casualties as are customary for properties of similar character and location, due regard being given to the type of improvements thereon, their construction, location, use and occupancy.

     SECTION 7.8. TAXES. The Borrower, the Guarantors and each of their respective Subsidiaries will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and upon the Real Estate, sales and activities, or any part thereof, or upon the income or profits therefrom as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower, such Guarantor or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided, further that forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor, the Borrower, the Guarantor or such Subsidiary either (i) will provide a bond issued by a surety reasonably acceptable to the Agent and sufficient to stay all such proceedings or (ii) if no such bond is provided, will pay each such tax, assessment, charge, levy or claim.

     SECTION 7.9. INSPECTION OF PROPERTIES AND BOOKS. The Borrower and the Trust shall permit the Banks at such Bank's expense to visit and inspect any of the properties of the Borrower, the Guarantors or any of their respective Subsidiaries, and at the Borrower's expense to examine the books of account of the Borrower, the Guarantors or any of their respective Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower, the Guarantors or any of their respective Subsidiaries with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Agent or any Bank may reasonably request, provided that so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall not be required to pay for such examinations more often than once in any twelve (12) month period. The Banks shall use good faith efforts to coordinate


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

such visits and inspections so as to minimize the interference with and disruption to the Borrower's normal business operations.

     SECTION 7.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. The Borrower and the Trust will comply with, and will cause each of their respective Subsidiaries to comply in all respects with, (i) all applicable laws and regulations now or hereafter in effect wherever its business is conducted, including all Environmental Laws, (ii) the provisions of its corporate charter, partnership agreement or declaration of trust, as the case may be, and other charter documents and bylaws, (iii) all agreements and instruments to which it is a party or by which it or any of its properties may be bound, (iv) all applicable decrees, orders, and judgments, and (v) all licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of its properties. If at any time while any Loan, Note or Letter of Credit is outstanding or the Banks have any obligation to make Loans or issue Letters of Credit hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower or the Guarantors may fulfill any of its obligations hereunder or under the other Loan Documents, the Borrower will immediately take or cause to be taken all steps necessary to obtain or cause such Guarantor or Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Banks with evidence thereof.

     SECTION 7.11. USE OF PROCEEDS. Subject to the terms, covenants and conditions set forth herein, the Borrower will use the proceeds of the Loans and Letters of Credit to the Borrower solely to provide financing for general corporate purposes including working capital and to repay outstanding Indebtedness.

     SECTION 7.12. FURTHER ASSURANCES. Each of the Borrower and the Trust will cooperate with, and will cause each of their respective Subsidiaries to cooperate with the Agent and the Banks and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

     SECTION 7.13. COMPLIANCE. The Borrower and the Trust shall operate their respective businesses, and shall cause each of their respective Subsidiaries to operate its business, in compliance with the terms and conditions of this Agreement and the other Loan Documents. The Trust shall at all times comply with all requirements of applicable laws necessary to maintain REIT Status, shall elect to be treated as a real estate investment trust and shall operate its business in compliance with the terms and conditions of this Agreement and the other Loan Documents.

     SECTION 7.14. LIMITING AGREEMENTS.

          (a) Neither Borrower, the Guarantors nor any of their respective Subsidiaries shall enter into, any agreement, instrument or transaction which has or may have the effect of prohibiting or limiting Borrower's, the Guarantors' or any of their respective Subsidiaries' ability to pledge to Agent any Unencumbered Borrowing Base Properties as security for the Loans. Borrower shall take, and shall cause the Guarantors and their respective Subsidiaries to take, such actions as are necessary to preserve the right and ability of Borrower, the Guarantors


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

and their respective Subsidiaries to pledge such assets as security for the Loans without any such pledge after the date hereof causing or permitting the acceleration (after the giving of notice or the passage of time, or otherwise) of any other Indebtedness of Borrower, the Guarantors or any of their respective Subsidiaries.

          (b) Borrower shall, upon demand, provide to the Agent such evidence as the Agent may reasonably require to evidence compliance with this Section 7.14, which evidence shall include, without limitation, copies of any agreements or instruments which would in any way restrict or limit the Borrower's, any Guarantor's or any Subsidiary's ability to pledge assets as security for Indebtedness, or which provide for the occurrence of a default (after the giving of notice or the passage of time, or otherwise) if assets are pledged in the future as security for Indebtedness of the Borrower or any Guarantor.

     SECTION 7.15. OWNERSHIP OF REAL ESTATE. Without the prior written consent of the Majority Banks, which consent may be withheld by the Majority Banks in their sole discretion, and notwithstanding any other provision of the Loan Documents, all interests (whether direct or indirect) of the Borrower or the Trust in real estate assets acquired after the date hereof shall be owned directly by the Borrower; provided, however, subject to the restrictions in
Section 8.3, the Borrower shall be permitted to own Real Estate through Subsidiaries or Unconsolidated Affiliates.

     SECTION 7.16. MORE RESTRICTIVE AGREEMENTS. Should the Borrower, the Guarantors or any of their respective Subsidiaries enter into or modify any agreements or documents pertaining to any existing or future Indebtedness, Debt Offering or Equity Offering, which agreements or documents include covenants, whether affirmative or negative (or any other provision which may have the same practical effect as any of the foregoing), which are individually or in the aggregate more restrictive against the Borrower, the Guarantors or their respective Subsidiaries than those set forth in Section 8 and Section 9 of this Agreement or the Guaranty, the Borrower shall promptly notify the Agent and, if requested by the Majority Banks, the Borrower, the Guarantors, the Agent and the Majority Banks shall promptly amend this Agreement and the other Loan Documents to include some or all of such more restrictive provisions as determined by the Majority Banks in their sole discretion. Each of the Borrower and Guarantors agree to deliver to the Agent copies of any agreements or documents (or modifications thereof) pertaining to existing or future Indebtedness, Debt Offering or Equity Offering of the Borrower, the Guarantors or any of their respective Subsidiaries as the Agent from time to time may request. Notwithstanding the foregoing, this Section 7.16 shall not apply to covenants contained in any agreements or documents evidencing or securing Non-recourse Indebtedness or covenants in agreements or documents relating to recourse Indebtedness that relate only to specific Real Estate that is collateral for such Indebtedness.

     SECTION 7.17. TRUST RESTRICTIONS. The Borrower and Trust covenant and agree that: the Trust will at all times (a) be the sole general partner of the Borrower, (b) own not less than fifty-one percent (51%) of the partnership interests in the Borrower, and in any event the largest percentage interest of any partner in the Borrower and (c) be responsible for making all major and day-to-day operational and management decisions to be made by the Borrower in the conduct of its business. Without the prior written consent of Agent, the Trust shall not own any


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assets other than its interest in the Borrower as a general partner and a limited partner, cash, Short-term Investments and the property described on
Schedule 6.29 hereto.

     SECTION 7.18. INTEREST RATE CONTRACT(S). The Borrower shall at all times from and after September 13, 2006 maintain in full force and effect, an Interest Rate Contract(s) in form and substance satisfactory to Agent in an amount necessary to ensure that the outstanding "Debt" (as hereinafter defined) of Borrower, the Guarantors and their respective Subsidiaries that is Variable Rate Debt does not exceed twenty-five percent (25%) of Consolidated Total Adjusted Asset Value of the Borrower. The Interest Rate Contract(s) shall be provided by any Bank which is a party to this Agreement or a bank or other financial institution that has unsecured, uninsured and unguaranteed long-term debt which is rated at least A-3 by Moody's Investor Service, Inc. or at least A- by Standard & Poor's Corporation. The Borrower shall upon the request of the Agent provide to the Agent evidence that the Interest Rate Contract(s) is in effect. For the purposes of this Section 7.18, the term "Debt" shall mean any indebtedness of the Borrower, the Guarantors or any their respective Subsidiaries, whether or not contingent, and without duplication, in respect of
(i) borrowed money evidenced by bonds, notes, debentures or similar instruments or (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Borrower, any Guarantor or any of their respective Subsidiaries, to the extent that any such items would appear as a liability on the balance sheet of the Borrower, the Guarantors or any of their respective Subsidiaries in accordance with generally accepted accounting principles, and also includes, to the extent not otherwise included, any obligation by the Borrower, the Guarantors or any of their respective Subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another Person (other than the Borrower, any Guarantor or any of their respective Subsidiaries) (it being understood that Debt shall be deemed to be incurred by the Borrower, the Guarantors or any of their respective Subsidiaries whenever the Borrower, any Guarantor or any of their respective Subsidiaries shall create, assume, guarantee or otherwise become liable in respect thereof).

     SECTION 7.19. UNENCUMBERED BORROWING BASE PROPERTIES.

          (a) The Unencumbered Borrowing Base Properties shall at all times satisfy all of the following conditions:

               (i) each of the Unencumbered Borrowing Base Properties shall be owned 100% in fee simple or leased under a Ground Lease by the Borrower or, subject to the terms of this Agreement, a Subsidiary Guarantor, free and clear of all Liens other than the Liens permitted in Section 8.2(ii) and (v), and such Unencumbered Borrowing Base Property does not have applicable to it any restriction on the pledge, transfer, mortgage or assignment of such property (including any restrictions contained in any applicable organizational documents). If such Unencumbered Borrowing Base Property is owned or leased by a Subsidiary Guarantor, such Subsidiary Guarantor shall not be a borrower with respect to any other Indebtedness;

               (ii) none of the Unencumbered Borrowing Base Properties shall have any material title, survey, environmental, structural or other defects that would give rise to a materially adverse effect as to the value, use of or ability to sell or refinance such property;


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               (iii) such Unencumbered Borrowing Base Property is managed by the
Borrower;

               (iv) prior to inclusion of Real Estate within the Unencumbered Borrowing Base Properties, Borrower shall have delivered to Agent a physical description of the Real Estate and current rent rolls, operating statements and an operating and capital expenditure budget for such Real Estate reasonably satisfactory to the Agent, and such information as Agent may reasonably require to determine the value attributable to such Real Estate for the purposes of
Section 9.5 and compliance with this Section 7.19;

               (v) each of the Unencumbered Borrowing Base Properties shall consist solely of Real Estate (A) which is located within the contiguous 48 states of the continental United States, (B) which is utilized principally for a shopping center or a retail facility or a use ancillary thereto and is consistent with Borrower's business strategy on the date of this Agreement, (C) which contains improvements that are in operating condition and available for occupancy, and (D) except with respect to properties temporarily removed from the occupancy calculation pursuant to Section 7.19(a)(ix), with respect to which valid certificates of occupancy or the equivalent for all buildings thereon have been issued and are in full force and effect;

               (vi) no Person other than Borrower or a Subsidiary Guarantor has any direct or indirect ownership of any equity interest or other Voting Interest in such Subsidiary Guarantor if such Unencumbered Borrowing Base Property is owned or leased under a Ground Lease by a Subsidiary Guarantor (it being understood that no such Person shall be deemed to have any such ownership interest for purposes of this provision solely by virtue of owning any equity interest in the Trust or owning any limited partnership interest in the Borrower);

               (vii) such Real Estate has been designated as an "Unencumbered Borrowing Base Property" on Schedule 1.2 hereto or in a Unencumbered Borrowing Base Property Certificate in accordance with Section 7.4(e) or delivered pursuant to this Section 7.19, and in any event has not been removed as an Unencumbered Borrowing Base Property pursuant to Section 7.19(e) or Section 7.19(f);

               (viii) the number of properties within the Unencumbered Borrowing Base Properties shall not be less than ten (10);

               (ix) the Unencumbered Borrowing Base Properties shall consist solely of Real Estate which has (A) an aggregate occupancy level of tenants in possession (but not any tenant having under lease 25,000 square feet or more on a holdover or month-to-month basis), operating, paying rent and which are not otherwise in default of at least seventy percent (70%) of the Net Rentable Area within such Unencumbered Borrowing Base Properties for the previous fiscal quarter of the Borrower based on bona fide arms-length tenant leases requiring current rental payments and which are in full force and effect, and (B) an aggregate level of tenants under leases in such property (but not any tenant having under lease 25,000 square feet or more on a holdover or month-to-month basis) which are paying rent and which are not in default of at least seventy-five percent (75%) of the Net Rentable Area within such Unencumbered Borrowing Base Properties for the previous fiscal quarter of the Borrower based on bona fide arms-length tenant leases requiring current rental payments and which are in full force and


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effect. Notwithstanding the foregoing, Borrower may temporarily remove an
Unencumbered Borrowing Base Property from the foregoing occupancy calculations with respect to an Unencumbered Borrowing Base Property that is (x) a Redevelopment Property, (y) which is being voluntarily redeveloped by Borrower to reposition such property and (z) which Agent has approved in writing as a property that can be excluded from such calculation. Without limiting the foregoing, the Agent shall not be required to approve the removal of such property from the foregoing calculation if redevelopment is as a result of a default, insolvency, lease termination or other act or circumstance affecting a tenant of such Unencumbered Borrowing Base Property. Such property shall be excluded from the foregoing occupancy calculations until the date that is twenty-four (24) months following the initial approval of such Unencumbered Borrowing Base Property as a Redevelopment Property for the purposes of this
Section 7.19; and

               (x) no more than ten percent (10%) of the Aggregate Unencumbered Property Borrowing Base Value of the Unencumbered Borrowing Base Properties shall be properties leased under a Ground Lease;

          (b) In the event that an Unencumbered Borrowing Base Property shall also be a Non-Stabilized Property, the Borrower may by written notice to the Agent request that such Unencumbered Borrowing Base Property be treated as a Non-Stabilized Property for the purposes of this Agreement. Upon receipt of such request from Borrower, the Agent shall order an Appraisal of such Unencumbered Borrowing Base Property for the purpose of determining the Appraised Value thereof. The Appraisal shall be reviewed by the appraisal department of the Agent to determine the Appraised Value thereof. The Appraised Value of such Unencumbered Borrowing Base Property as so determined shall be the Appraised Value thereof for the purposes of determining the Non-Stabilized Unencumbered Property Borrowing Base Value of such property. The Borrower shall pay the Agent within thirty (30) days of demand the reasonable costs of such Appraisals. Alternatively, the Borrower may by written notice to the Agent request that the Majority Banks approve the valuation of such Non-Stabilized Property based on the undepreciated book value thereof. In connection with such request, the Borrower shall provide such evidence of such book value as Agent may reasonably require. An Unencumbered Borrowing Base Property shall only be considered as a Non-Stabilized Property under this Agreement following the determination of the Non-Stabilized Unencumbered Property Borrowing Base Value thereof. An Unencumbered Borrowing Base Property shall only be a Non-Stabilized Property until the first to occur of (i) five (5) Business Days following the receipt by Agent of a written notice from Borrower requesting that such Unencumbered Borrowing Base Property no longer be a Non-Stabilized Property together with an updated Unencumbered Borrowing Base Property Certificate, and (ii) the date that is twenty-four (24) months following the initial designation of such Unencumbered Borrowing Base Property as a Non-Stabilized Property. An Unencumbered Borrowing Base Property shall only be considered as a Non-Stabilized Property one time during the term of this Agreement.

          (c) In the event that all or any material portion of a property within the Unencumbered Borrowing Base Properties shall be damaged or taken by condemnation, then such property shall no longer be a part of the Unencumbered Borrowing Base Properties unless and until (i) any damage to such Real Estate is repaired or restored, such Real Estate becomes fully operational and the Agent shall receive evidence satisfactory to the Agent of the Operating Cash Flow of such Real Estate following such repair or restoration (both at such time and


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prospectively) or (ii) Agent shall receive evidence satisfactory to the Agent that the Operating Cash Flow of such Real Estate (both at such time and prospectively) shall not be materially adversely affected by such damage or condemnation.

          (d) In the event that any Subsidiary of the Borrower that is not a Guarantor owns Real Estate which would otherwise qualify as an Unencumbered Borrowing Base Property and the Borrower desires for the same to become an Unencumbered Borrowing Base Property, then such property may become an Unencumbered Borrowing Base Property but only in the event that all of the terms and conditions of this Section 7.19(d) and Section 5.2 are satisfied:

               (i) Such Subsidiary shall be a Subsidiary Guarantor;

               (ii) The organizational agreements of such Subsidiary or such other resolutions or consents satisfactory to Agent shall specifically authorize such Subsidiary to guaranty the Obligations and to pledge the assets of such Subsidiary as security for the Obligations and the Borrower shall certify to the Agent that applicable law does not preclude such Subsidiary from executing such guaranty or pledging its assets to secure the Obligations;

               (iii) All covenants, agreements, and representations in the Loan Documents herein of the Borrower and the Guarantors and their Subsidiaries shall be true and correct with respect to such Subsidiary Guarantor;

               (iv) No Default or Event of Default shall exist or might exist in the event that such Subsidiary becomes a Subsidiary Guarantor or acquires such assets; and

               (v) The Real Estate assets acquired or owned by such Subsidiary Guarantor shall qualify as Unencumbered Borrowing Base Properties hereunder.

          (e) Upon any Unencumbered Borrowing Base Property ceasing to qualify as an Unencumbered Borrowing Base Property, such Unencumbered Borrowing Base Property shall no longer be included in the calculation of the Unencumbered Property Borrowing Base Value nor shall the Operating Cash Flow from such property be included for the purposes of Section 9.5. Within five (5) Business Days after any such disqualification, the Borrower shall deliver to the Agent a certificate reflecting such disqualification, together with the identity of the disqualified Unencumbered Borrowing Base Property, a statement as to whether any Default or Event of Default arises as a result of such disqualification, and a calculation of the value attributable to such Unencumbered Borrowing Base Property. Simultaneously with the delivery of the items required pursuant above, the Borrower shall deliver to the Agent a pro forma Compliance Certificate demonstrating, after giving effect to such removal, replacement or disqualification, compliance with the covenants contained in Section 7.19 and
Section 9.5.

          (f) In addition, the Borrower may voluntarily remove any Real Estate from the Unencumbered Borrowing Base Properties by delivering to the Agent, no later than five (5) Business Days prior to date on which such removal is to be effected, notice of such removal, together with a statement that no Default or Event of Default then exists or would, upon the occurrence of such event or with passage of time, result from such removal, and the identity of the Unencumbered Borrowing Base Property being removed, and a calculation of the value attributable to such Unencumbered Borrowing Base Property. Simultaneously with the delivery


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of the items required pursuant above, the Borrower shall deliver to the Agent a pro forma Compliance Certificate demonstrating, after giving effect to such removal, replacement or disqualification, compliance with the covenants contained in Section 7.19 and Section 9.5.

SECTION 8. CERTAIN NEGATIVE COVENANTS OF THE TRUST AND THE BORROWER.

     The Borrower and the Trust, jointly and severally, covenant and agree that, so long as any Loan, Letter of Credit or Note is outstanding or any of the Banks has any obligation to make any Loans or to issue any Letters of Credit:

     SECTION .8.1. RESTRICTIONS ON INDEBTEDNESS. Except as permitted in Section 8.1(f) below, the Trust will not (other than solely as a result of its status as a general partner of the Borrower) create, incur, assume, guarantee or be or remain liable, contingently or otherwise with respect to any Indebtedness other than the Obligations and any Indebtedness of the Borrower permitted under the terms of this Section 8.1. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

          (a) Indebtedness to the Banks arising under any of the Loan Documents, and Indebtedness and obligations in respect of the Interest Rate Contract(s) required pursuant to Section 7.18;

          (b) current liabilities of the Borrower or its Subsidiaries incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

          (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 7.8;

          (d) Indebtedness in respect of judgments or awards the existence of which does not create an Event of Default;

          (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

          (f) subject to the provisions of Section 9, (i) Non-recourse Indebtedness of the Borrower or any of its Subsidiaries, and (ii) Indebtedness of Borrower, the Trust or any of the Borrower's Subsidiaries under environmental indemnities and guarantees with respect to customary exceptions to exculpatory language with respect to Non-recourse Indebtedness of Borrower's Subsidiaries or Unconsolidated Affiliates permitted pursuant to Section 8.3(i) (it being agreed that any such indemnity or guaranty shall not cause such Non-recourse Indebtedness to be deemed to be Recourse Indebtedness and provided that in the event any claim is made against Borrower, the Trust or any of their respective Subsidiaries with respect to such indemnities, guarantees or exceptions, the amount so claimed shall be considered a recourse liability of such Person);


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          (g) Indebtedness in respect of reverse repurchase agreements having a term of not more than one hundred eighty (180) days with respect to Investments described in Section 8.3(d) or (e);

          (h) subject to the provisions of Section 9, other unsecured Recourse Indebtedness of the Borrower and its Subsidiaries provided that in no event may any of such Indebtedness be in the nature of a revolving credit facility;

          (i) Indebtedness in respect of purchase money financing for equipment, computers and vehicles acquired in the ordinary course of the Borrower's business not exceeding $5,000,000.00; and

          (j) subject to the provisions of Section 9, Recourse Indebtedness (whether secured or unsecured) (i) to obtain a construction loan or loans or obligations under completion guarantees, (ii) obligations under the TIF Guaranty, (iii) with respect to agreements described in clause (f) of the definition of Indebtedness, (iv) letters of credit, (v) Interest Rate Contracts,
(vi) guarantees of completion with respect to development by Borrower's Unconsolidated Affiliates and (vii) for such other purposes approved in writing by the Agent, in an aggregate amount not exceeding $200,000,000.00 (provided that the liability under any completion guaranty shall equal the remaining costs to complete the applicable construction project in excess of construction loan or mezzanine loan proceeds available therefor and any equity deposited or invested for the payment of such costs).

     SECTION 8.2. RESTRICTIONS ON LIENS ETC. Neither the Trust nor the Borrower will, nor will either of them permit any of their respective Subsidiaries to,
(a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of its property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; or
(f) incur or maintain any obligation which prohibits the creation or maintenance of any lien securing the Obligations (collectively, "Liens"); provided that the Borrower, the Guarantors and any Subsidiary of any of them may create or incur or suffer to be created or incurred or to exist:

               (i) liens in favor of the Borrower or the Trust on all or part of the assets of Subsidiaries of such Person (but excluding any Unencumbered Borrowing Base Property or any direct or indirect interest therein) securing Indebtedness owing by Subsidiaries of such Person to such Person;


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               (ii) liens on properties to secure taxes, assessments and other governmental charges or claims for labor, material or supplies in respect of obligations not overdue or which are being contested as permitted by Section 7.8;

               (iii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pensions or other social security obligations;

               (iv) liens on properties or any interest therein (including the rents, issues and profits therefrom) (but excluding any Unencumbered Borrowing Base Property or any direct or indirect interest therein) in respect of judgments or awards, the Indebtedness with respect to which is permitted by
Section 8.1(d);

               (v) encumbrances on properties consisting of easements, rights of way, zoning restrictions, leases and other occupancy agreements, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower, a Guarantor or a Subsidiary of such Person is a party, and other minor non-monetary liens or encumbrances none of which interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower, the Guarantors or their Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower or any Guarantor individually or of such Person and its Subsidiaries on a Consolidated basis;

               (vi) liens on the specific personal property acquired by Indebtedness permitted by Section 8.1(i); and

               (vii) liens on properties or interests therein (but excluding any Unencumbered Borrowing Base Property or any direct or indirect interest therein) to secure Indebtedness permitted by Section 8.1(f) or Section 8.1(j).

     SECTION 8.3. RESTRICTIONS ON INVESTMENTS. Neither the Borrower nor the Trust will, nor will either of them permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

          (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower or its Subsidiary;

          (b) marketable direct obligations of any of the following: Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Federal Home Loan Banks, Federal National Mortgage Association, Government National Mortgage Association, Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Financing Banks, Export-Import Bank of the United States, Federal Land Banks, or any other agency or instrumentality of the United States of America;

          (c) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $100,000,000; provided,


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

however, that the aggregate amount at any time so invested with any single bank having total assets of less than $1,000,000,000 will not exceed $200,000;

          (d) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any State which at the time of purchase are rated by Moody's Investors Service, Inc. or by Standard & Poor's Corporation at not less than "P 1" if then rated by Moody's Investors Service, Inc., and not less than "A 1", if then rated by Standard & Poor's Corporation;

          (e) mortgage-backed securities guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation and other mortgage-backed bonds which at the time of purchase are rated by Moody's Investors Service, Inc. or by Standard & Poor's Corporation at not less than "Aa" if then rated by Moody's Investors Service, Inc. and not less than "AA" if then rated by Standard & Poor's Corporation;

          (f) repurchase agreements having a term not greater than ninety (90) days and fully secured by securities described in the foregoing subsection (a),
(b) or (e) with banks described in the foregoing subsection (c) or with financial institutions or other corporations having total assets in excess of $500,000,000;

          (g) shares of so-called "money market funds" registered with the SEC under the Investment Company Act of 1940 which maintain a level per-share value, invest principally in investments described in the foregoing subsections (a) through (f) and have total assets in excess of $50,000,000;

          (h) the acquisition of fee interests by the Borrower or its Subsidiaries in Real Estate which is utilized principally for shopping centers, and, subject to the restrictions set forth in Section 8.9 for development of new shopping centers, the acquisition of undeveloped Real Estate;

          (i) Investments in Subsidiaries of the Borrower or the Trust that are not one hundred percent (100%) owned by the Borrower or the Trust or in Unconsolidated Affiliates, which Subsidiaries or Unconsolidated Affiliates are engaged in the ownership of Real Estate or development activity pursuant to
Section 8.9, and Investments in mortgages and notes receivables from such Subsidiaries or Unconsolidated Affiliates, provided that in no event shall such Investments (including the principal amount payable pursuant to such notes) exceed fifteen percent (15%) of Borrower's Consolidated Total Adjusted Asset Value in the aggregate without the prior written consent of the Required Banks. For the purposes of this Section 8.3(i) only, notes receivable from Unconsolidated Affiliates shall be valued at face value (subject to reduction as a result of payments thereon);

          (j) Investments (i) in any preferred stock issued by Trust which has been repurchased solely with the proceeds of a new issue of common or preferred stock issued by Trust, or (ii) in any common stock issued by Trust which has been repurchased by the Trust, Borrower or any of their respective Subsidiaries, provided that in no event shall such Investments pursuant to clause (ii) exceed in the aggregate $15,000,000.00 (calculated based upon the consideration given for such stock) unless the respective ratio of Borrower's and


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

Guarantor's Consolidated Total Liabilities to such Person's Consolidated Total Adjusted Asset Value is less than 0.55 to 1 at the time of such Investment and would be less than 0.55 to 1 after giving effect to such Investment;

          (k) subject to the restrictions set forth in Section 8.9, investments in real estate investment trusts which own real property which is used principally for fee interests in Real Estate utilized principally for shopping centers located within the United States, provided that in no event shall the aggregate costs of all Investments pursuant to this Section 8.3(k) exceed the amount set forth with respect thereto in the Borrower's annual budget and business plan delivered to the Agent pursuant to Section 7.4(k); and

          (l) Investments by Borrower in Subsidiaries that are one hundred percent (100%) owned by the Borrower.

     SECTION 8.4. MERGER, CONSOLIDATION. Neither the Borrower nor the Trust will, nor will either of them permit any of its Subsidiaries to, become a party to any merger, consolidation or other business combination or disposition of all or substantially all of its assets except (a) the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower or (b) the merger or consolidation of two or more Subsidiaries of the Borrower.

     SECTION 8.5. CONDUCT OF BUSINESS. Neither the Borrower nor the Trust will conduct any of its business operations other than through the Borrower and its Subsidiaries; provided, however, that subject to Section 8.3(i) and Section 8.9, ownership of Real Estate and development activities may be conducted through Unconsolidated Affiliates of the Borrower as provided therein. No reorganizations, spin-offs or new business lines shall be established or occur without the prior written consent of the Majority Banks.

     SECTION 8.6. COMPLIANCE WITH ENVIRONMENTAL LAWS. Neither the Borrower nor the Trust will, nor will either of them permit any of its Subsidiaries, to do any of the following: (a) use any of the Real Estate or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Substances, except for small quantities of Hazardous Substances used in the ordinary course of business and in compliance in all material respects with all applicable Environmental Laws, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances except in material compliance with Environmental Laws, (c) generate any Hazardous Substances on any of the Real Estate except in material compliance with Environmental Laws, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a Release of Hazardous Substances on, upon or into the Real Estate or any surrounding properties or any threatened Release of Hazardous Substances in any material amount which might give rise to liability under CERCLA or any other Environmental Law, or (e) directly or indirectly transport or arrange for the transport of any Hazardous Substances (except in material compliance with all Environmental Laws); provided that with respect to the foregoing clauses (a)-(e), with respect to Real Estate other than the Unencumbered Borrowing Base Properties, the Borrower and the Trust shall comply with the foregoing except to the extent such failure could not individually or in the aggregate have any material adverse effect upon the business or financial condition of the Borrower or the Trust.


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The Borrower shall:

               (i) in the event of any change in Environmental Laws governing the assessment, release or removal of Hazardous Substances, which change would lead a prudent lender to require additional testing to avail itself of any statutory insurance or limited liability, take all action (including, without limitation, the conducting of engineering tests at the sole expense of the Borrower) to confirm that no Hazardous Substances are or ever were Released or disposed of on the Unencumbered Borrowing Base Properties; and

               (ii) if any Release or disposal of Hazardous Substances shall occur or shall have occurred on the Unencumbered Borrowing Base Properties (including without limitation any such Release or disposal occurring prior to the acquisition of such Unencumbered Borrowing Base Properties by the Borrower), cause the prompt containment and removal of such Hazardous Substances and remediation of the Unencumbered Borrowing Base Properties in full compliance with all applicable laws and regulations and to the satisfaction of the Majority Banks; provided, that the Borrower shall be deemed to be in compliance with Environmental Laws for the purpose of this clause (ii) so long as it or a responsible third party with sufficient financial resources is taking reasonable action to remediate or manage any event of noncompliance to the satisfaction of the Majority Banks and no action shall have been commenced by any enforcement agency. The Majority Banks may engage their own environmental consultant to review the environmental assessments and the Borrower's compliance with the covenants contained herein.

     At any time after an Event of Default shall have occurred hereunder, or, whether or not an Event of Default shall have occurred, at any time that the Agent or the Majority Banks shall have reasonable grounds to believe that a Release or threatened Release of Hazardous Substances may have occurred, relating to any Unencumbered Borrowing Base Property, or that any of the Unencumbered Borrowing Base Properties is not in compliance with the Environmental Laws, the Agent may at its election (and will at the request of the Majority Banks) obtain such environmental assessments of such Unencumbered Borrowing Base Property prepared by an Environmental Engineer as may be necessary or advisable for the purpose of evaluating or confirming (i) whether any Hazardous Substances are present in the soil or water at or adjacent to such Unencumbered Borrowing Base Property and (ii) whether the use and operation of such Unencumbered Borrowing Base Property comply with all Environmental Laws. Environmental assessments may include detailed visual inspections of such Unencumbered Borrowing Base Property including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, as well as such other investigations or analyses as are necessary or appropriate for a complete determination of the compliance of such Unencumbered Borrowing Base Property and the use and operation thereof with all applicable Environmental Laws. All such environmental assessments shall be at the sole cost and expense of the Borrower.

     SECTION 8.7. DISTRIBUTIONS. Neither the Borrower nor the Trust shall make any Distributions which would cause it to violate any of the following covenants:

          (a) The Borrower shall not make any Distribution if such Distribution is in excess of the amount which, when added to the amount of all other Distributions paid in the


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same fiscal quarter and the preceding three (3) fiscal quarters would exceed ninety-five percent (95%) of its Funds from Operations for the four (4) consecutive fiscal quarters ending prior to the quarter in which such Distribution is paid; provided, however, notwithstanding the foregoing, Borrower and the Trust may, subject to the limitations set forth in this Agreement (including specifically, but without limitation, those contained in Sections 8.3(j) and 8.7(b)) (i) make Distributions in order to enable Borrower or the Trust to repurchase common or Preferred Equity of the Trust or (ii) redeem existing Preferred Equity with proceeds from an issuance of common equity or Preferred Equity of the Borrower or the Trust so long as (A) no Event of Default shall have occurred and be continuing on the date of any such repurchase and (B) no Default or Event of Default shall occur as a result of any such repurchase. Notwithstanding the foregoing, the Borrower may pay a Distribution to its partners of sums received by it pursuant to the Tax Indemnity Agreement;

          (b) In the event that an Event of Default shall have occurred and be continuing, neither the Borrower nor the Trust shall make any Distributions other than the minimum Distributions by the Borrower to the Trust and by the Trust required under the Code to maintain the REIT Status of the Trust, as evidenced by a certification of the principal financial or accounting officer of the Trust containing calculations in reasonable detail satisfactory in form and substance to Agent; provided, however, that neither Borrower nor the Trust shall be entitled to make any Distributions in connection with the repurchase of common or preferred stock of the Trust at any time after an Event of Default shall have occurred and be continuing; and

          (c) Notwithstanding the foregoing, at any time when an Event of Default shall have occurred and the maturity of the Obligations has been accelerated, neither the Borrower nor the Trust shall make any Distributions whatsoever, directly or indirectly.

     SECTION 8.8. ASSET SALES. Neither the Borrower, the Trust nor any Subsidiary thereof shall sell, transfer or otherwise dispose of any individual Real Estate having a sales price in excess of $75,000,000.00 unless there shall have been delivered to the Agent a statement that no Default or Event of Default exists immediately prior to such sale, transfer or other disposition or would exist after giving effect to such sale, transfer or other disposition.

     SECTION 8.9. DEVELOPMENT ACTIVITY. Neither the Borrower, the Trust nor any of their respective Subsidiaries shall engage, directly or indirectly, in any development except as expressly provided in this Section 8.9. The Borrower, the Trust or any of their respective Subsidiaries may engage, either directly or, in the case of the Borrower, through any Subsidiary or Unconsolidated Affiliate of the Borrower, an Investment in which is permitted under Section 8.3(i), in the development of property to be used principally for retail shopping centers or a use ancillary thereto which at any time has a total cost (including acquisition, construction and other costs), whether such total costs are incurred directly by the Borrower, the Trust or such Subsidiary or through an Investment in an Unconsolidated Affiliate permitted under Section 8.3(i), individually for each development project that is not in excess of ten percent (10%) of the Consolidated Total Adjusted Asset Value of the Borrower, and in the aggregate for all development projects that is not in excess of fifteen percent (15%) of the Consolidated Total Adjusted Asset Value of the Borrower, without the prior written consent of the Majority Banks. For the purposes of calculating the cost of developments by Subsidiaries or Unconsolidated Affiliates, the cost of such developments shall be based upon the Borrower's interest in such Subsidiaries or


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Unconsolidated Affiliates. For purposes of this Section 8.9, the term
"development" shall include the new construction of a shopping center complex or the substantial renovation of improvements to real property which materially change the character or size thereof, but shall not include the addition of amenities or other related facilities to existing Real Estate which is already used principally for shopping centers; provided, however, that the term "development" shall not include demolition of existing structures performed by Borrower or the addition of an anchor store to an existing shopping center project provided that the construction of such improvements is performed by the tenant, and the Borrower (or any Subsidiary or Unconsolidated Affiliate thereof), the Trust or its respective Subsidiary, as applicable, is only obligated to reimburse such tenant for a fixed amount with respect to the cost of such construction upon completion of such construction by such tenant. The Borrower and the Trust each acknowledges that the decision of the Majority Banks to grant or withhold such consent shall be based on such factors as the Majority Banks deem relevant in their sole discretion, including without limitation, evidence of sufficient funds both from borrowings and equity to complete such development and evidence that the Borrower (or any Subsidiary or Unconsolidated Affiliate thereof), the Trust or either of its Subsidiaries has the resources and expertise necessary to complete such project. Nothing herein shall prohibit the Borrower, the Trust or any of their respective Subsidiaries thereof from entering into an agreement to acquire Real Estate which has been developed and initially leased by another Person. Neither the Borrower (or any Subsidiary or Unconsolidated Affiliate thereof), the Trust nor any Subsidiary thereof shall acquire or hold any number of undeveloped parcels of Real Estate which in the aggregate exceed five percent (5%) of the Consolidated Total Adjusted Asset Value of the Borrower without the prior written consent of the Majority Banks, provided that the acquisition or holding of any outlots or property adjacent to any Real Estate owned by the Borrower (or any Subsidiary or Unconsolidated Affiliate thereof), the Trust or any Subsidiary thereof shall not be deemed to be an undeveloped parcel of Real Estate for this purpose and options and purchase agreements to acquire any property shall not be deemed an acquisition or holding of such property. Further, any new development project permitted under the terms of this Section 8.9 engaged in by the Borrower (or any Subsidiary or Unconsolidated Affiliate thereof), the Trust or any Subsidiary thereof shall be either (a) at least fifty percent (50%) pre-leased (based on the gross leasable area of the improvements to the development, or the phase of the development project being developed if the Borrower submits and the Agent agrees that the development consists of more than one (1) phase, excluding outlots), including all anchors (it being agreed that Borrower shall receive a credit against such occupancy requirement for any space to be occupied by an anchor that has been conveyed to such anchor), or under a purchase agreement to sell and all construction bids shall be in place, and any such development shall continue to be deemed an undeveloped parcel until such time as construction commences, or (b) sufficiently pre-leased such that based on such leases the gross income from such leases upon completion of such project shall equal or exceed projected operating expenses (including reserves for expenses not paid on a monthly basis). For purposes of this Section 8.9, property shall be deemed to be in development at all times that it is Under Development.

     SECTION 8.10. TRUST PREFERRED EQUITY. The Borrower and the Trust shall not permit the Trust Preferred Equity to exceed in the aggregate $150,000,000 (provided that to the extent any such Trust Preferred Equity exceeds such limit, such excess shall be considered Indebtedness for the purposes of this Agreement). The Borrower and the Trust will not make or permit any amendment or modification to the indenture, note or other agreements evidencing or governing any Trust Preferred Equity, or directly or indirectly pay, prepay, defease or in substance defease,


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purchase, redeem, retire or otherwise acquire any Trust Preferred Equity if any
Event of Default has occurred and is continuing.

SECTION 9. FINANCIAL COVENANTS OF THE TRUST AND THE BORROWER.

     The Borrower and the Trust, jointly and severally, covenant and agree that, so long as any Loan, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or issue any Letters of Credit, each of them will comply with the following:

     SECTION 9.1. LIABILITIES TO ASSETS RATIO. Each of the Borrower and the Trust will not permit the ratio of its Consolidated Total Liabilities to Consolidated Total Adjusted Asset Value to exceed 0.65 to 1.

     SECTION 9.2. FIXED CHARGES COVERAGE. The Borrower will not permit the Borrower's Consolidated Operating Cash Flow for the period covered by the four
(4) previous consecutive fiscal quarters (treated as a single accounting period) to be less than 1.50 times the Fixed Charges of the Borrower and the Trust for such period; provided, however, that for purposes of determining compliance with this covenant, prior to such time as the Borrower has owned and operated a parcel of Real Estate for four (4) full fiscal quarters, the Operating Cash Flow with respect to such parcel of Real Estate for the number of full fiscal quarters which the Borrower has owned and operated such parcel of Real Estate as annualized shall be utilized. For the purpose of calculating Consolidated Operating Cash Flow under this Section 9.2 for any parcel of Real Estate, the Operating Cash Flow Rental Adjustment shall be applied to any parcel of Real Estate affected by any of the events described in the definition of Operating Cash Flow Rental Adjustment. Additionally, for the purposes of calculating Consolidated Operating Cash Flow under this Section 9.2, Operating Cash Flow attributable to any Redevelopment Property shall be included even if such Redevelopment Property is then being valued at cost for the purposes of calculating Borrower's Consolidated Total Adjusted Asset Value. For the purposes of this Section 9.2, the Operating Cash Flow and Debt Service attributable to any Real Estate and the principal indebtedness repaid as a part of such sale shall be excluded from the calculations when such Real Estate is sold.

     SECTION 9.3. CONSOLIDATED TANGIBLE NET WORTH. The Borrower will not permit its Consolidated Tangible Net Worth to be less than $450,000,000.00 plus seventy-five percent (75%) of any Net Offering Proceeds from Equity Offerings received by the Borrower or the Trust after the date of this Agreement (except to the extent of any of such Net Offering Proceeds from an issuance of common equity or Preferred Equity of the Borrower or the Trust which are used to retire an existing issue of preferred equity of Borrower or the Trust, respectively).

     SECTION 9.4. SECURED INDEBTEDNESS. The Borrower will not permit the Secured Indebtedness of the Borrower, Guarantors and their respective Subsidiaries to exceed forty-five percent (45%) of the Consolidated Total Adjusted Asset Value of the Borrower.

     SECTION 9.5. UNENCUMBERED PROPERTY BORROWING BASE TESTS.

          (a) Each of the Borrower and the Trust will not permit (i) the Unsecured Indebtedness of the Borrower, the Guarantors and their respective Subsidiaries to exceed (ii) the Aggregate Unencumbered Property Borrowing Base Value.


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

          (b) If there are any Non-Stabilized Properties included in the Unencumbered Borrowing Base Properties, the Borrower and the Trust will not permit (i) the Unsecured Indebtedness of the Borrower, the Guarantors and their respective Subsidiaries to exceed (ii) the sum of (A) the Non-Stabilized Unencumbered Property Borrowing Base Value plus (B) the principal amount of Unsecured Indebtedness which would cause the Operating Cash Flow from the Unencumbered Borrowing Base Properties (excluding those that are Non-Stabilized Properties) for the period covered by the four (4) previous consecutive fiscal quarters (treated as a single accounting period) to equal 1.5 times the amount of principal and interest that would be payable on a loan bearing interest at the rate equal to the greater of (1) the then-current annual yield on seven (7) year obligations issued by the United States Treasury most recently prior to the date of determination plus 1.75% payable on a 25-year mortgage-style amortization schedule (expressed as a mortgage constant percentage), and (2) 7.5%.

          (c) If there are any Non-Stabilized Properties included in the Unencumbered Borrowing Base Properties, the Borrower and the Trust shall not permit the Operating Cash Flow from the Unencumbered Borrowing Base Properties for the period covered by the four (4) previous consecutive fiscal quarters (treated as a single accounting period) to be less than 1.45 times the Implied Unsecured Debt Service of the Borrower and the Trust for such period (provided that for the purposes of this Section 9.5(c), any negative Operating Cash Flow from an Unencumbered Borrowing Base Property shall be excluded and the Operating Cash Flow from such Unencumbered Borrowing Base Property shall instead be deemed to be zero).

SECTION 10. CLOSING CONDITIONS.

     The obligations of the Agent and the Banks to enter into this Agreement and to make the Loans or to issue Letters of Credit shall be subject to the satisfaction of the following:

     SECTION 10.1. LOAN DOCUMENTS. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance reasonably satisfactory to the Agent. The Agent shall have received a fully executed copy of each such document, except that each Bank shall have received a fully executed counterpart of its Note, if any.

     SECTION 10.2. CERTIFIED COPIES OF ORGANIZATIONAL DOCUMENTS. The Agent shall have received from the Borrower a copy, certified as of a recent date by the appropriate officer of each State in which the Borrower, the Guarantors or any of their respective Subsidiaries, as applicable, is organized or in which the Real Estate is located and a duly authorized partner, member or officer of such Person, as applicable, to be true and complete, of the partnership agreement, corporate charter, declaration of trust or other organizational documents of the Borrower, the Guarantors, or any Subsidiary, as applicable, or its qualification to do business, as applicable, as in effect on such date of certification.

     SECTION 10.3. RESOLUTIONS. All action on the part of the Borrower, the Guarantors, or any of their respective Subsidiaries as applicable, necessary for the valid execution, delivery and performance by such Person of this Agreement and the other Loan Documents to which such Person is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Agent shall have been provided to the Agent. The Agent shall have received


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from the Trust true copies of the resolutions adopted by its board of directors authorizing the transactions described herein, each certified by its secretary as of a recent date to be true and complete.

     SECTION 10.4. INCUMBENCY CERTIFICATE; AUTHORIZED SIGNERS. The Agent shall have received incumbency certificates, dated as of the date of this Agreement, signed by a duly authorized officer of the Trust (with respect to the Borrower and the Guarantors) and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of the Borrower and the Guarantors, each of the Loan Documents to which such Person is or is to become a party. The Agent shall have also received from the Borrower a certificate, dated as of the date of this Agreement, signed by a duly authorized officer of the Borrower and giving the name and specimen signature of each individual who shall be authorized to make Loan and Conversion Requests, and to give notices and to take other action on behalf of the Borrower under the Loan Documents.

     SECTION 10.5. OPINION OF COUNSEL. The Agent shall have received a favorable opinion addressed to the Banks and the Agent and dated as of the date of this Agreement, in form and substance satisfactory to the Banks and the Agent, from counsel of the Borrower and the Guarantors as to such matters as the Agent shall reasonably request.

     SECTION 10.6. PAYMENT OF FEES. The Borrower shall have paid to KeyBank the fees required to be paid at closing pursuant to Section 4.2.

     SECTION 10.7. PERFORMANCE; NO DEFAULT. The Borrower and Guarantors shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Closing Date, and on the Closing Date there shall exist no Default or Event of Default.

     SECTION 10.8. REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Borrower, the Guarantors and their Subsidiaries in the Loan Documents or otherwise made by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the Closing Date.

     SECTION 10.9. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory to the Agent and the Agent's Special Counsel in form and substance, and the Agent shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions or documents as the Agent and the Agent's Special Counsel may reasonably require.

     SECTION 10.10. STOCKHOLDER AND PARTNER CONSENTS. The Agent shall have received evidence satisfactory to the Agent that all necessary stockholder, member and partner consents required in connection with the consummation of the transactions contemplated by this Agreement and the other Loan Documents have been obtained.


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     SECTION 10.11. COMPLIANCE CERTIFICATE. A Compliance Certificate dated as of the date of this Agreement demonstrating compliance with each of the covenants calculated therein as of the most recent fiscal quarter end for which the Borrower or the Trust has provided financial statements under Section 6.4, adjusted in the best good faith estimate of the Borrower or the Guarantor, as applicable, dated as of the date of this Agreement shall have been delivered to the Agent.

     SECTION 10.12. SATISFACTION OF EXISTING CREDIT AGREEMENTS. The outstanding Indebtedness of the Borrower (as a borrower or guarantor) under the Fourth Amended and Restated Master Revolving Credit Agreement dated as of December 30, 2002, as amended, the Second Amended and Restated Unsecured Revolving Loan Agreement dated as of December 30, 2002, as amended, the Bridge Loan Agreement dated as of September 9, 2005, as amended, and the Bridge Loan Agreement dated as of July 11, 2005, as amended, shall be paid in full on the Closing Date, the credit agreements relating thereto shall be terminated and any collateral therefor shall be released.

     SECTION 10.13. CONTRIBUTION AGREEMENT. The Agent shall have received a fully executed counterpart of the Contribution Agreement.

     SECTION 10.14. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan.

     SECTION 10.15. GOVERNMENTAL REGULATION. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

     SECTION 10.16. APPRAISALS. The Agent shall have determined the Appraised Value of each of the Unencumbered Borrowing Base Properties designated by Borrower as of the Closing Date as Non-Stabilized Properties.

     SECTION 10.17. OTHER. The Agent shall have reviewed such other documents, instruments, certificates, opinions, assurances, consents and approvals as the Agent or the Agent's Special Counsel may reasonably have requested.

SECTION 11. CONDITIONS TO ALL BORROWINGS.

     The obligations of the Banks to make any Loan or to issue Letters of Credit, whether on or after the date of this Agreement, shall also be subject to the satisfaction of the following conditions precedent:

     SECTION 11.1. PRIOR CONDITIONS SATISFIED. All conditions set forth in
Section 10 shall continue to be satisfied as of the date upon which any Loan is to be made or any Letter of Credit is to be issued.

     SECTION 11.2. REPRESENTATIONS TRUE; NO DEFAULT. Each of the representations and warranties made by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of


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which they were made and shall also be true at and as of the time of the making of such Loan or the issuance of such Letter of Credit with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing. The Agent shall have received a certificate of the Borrower and the Trust signed by an authorized officer of the Borrower and the Trust to such effect.

     SECTION 11.3. BORROWING DOCUMENTS. In the case of any request for a Loan and/or a Letter of Credit, as applicable, the Agent (and Issuing Bank with respect to a request for a Letter of Credit) shall have received the request for a Revolving Credit Loan required by Section 2.5 in the form of Exhibit E hereto, fully completed and/or the Letter of Credit Application required by Section 2.9 in the form of Exhibit G hereto, fully completed.

SECTION 12. EVENTS OF DEFAULT; ACCELERATION; ETC.

     SECTION 12.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

          (a) the Borrower shall fail to pay any principal of any of the Loans after the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          (b) the Borrower shall fail to pay any interest on the Loans, any reimbursement obligations with respect to the Letters of Credit, or any other fees or sums due hereunder or under any of the other Loan Documents, within ten
(10) days after the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          (c) the Borrower or the Trust shall fail to comply with any covenant contained in Section 9, and such failure shall continue for thirty (30) days after written notice thereof shall have been given to the Borrower by the Agent; provided, however, that in the event that Borrower or the Trust shall fail to comply with the covenants set forth in Section 9.5, then the same shall not constitute a Default hereunder in the event that Borrower prepays the Loans in an amount sufficient such that Borrower and the Trust would be fully in compliance with the covenants set forth in Section 9.5 within five (5) days of the earlier to occur of (i) Borrower obtaining knowledge of such noncompliance,
(ii) Borrower reporting any such noncompliance, or (iii) receipt by Borrower of written notice of such noncompliance from Agent; provided further, that during any period in which Borrower or the Trust shall fail to be in compliance of any covenant in Section 9.5, then the Banks shall have no obligation to make Loans or to issue Letters of Credit;

          (d) the Borrower or any Guarantor or any of their respective Subsidiaries shall fail to perform any other material term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified in this Section 12), and such failure shall continue for


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thirty (30) days after written notice thereof shall have been given to the
Borrower by the Agent; provided, however, that in the event that such failure shall be a failure to comply with the terms of Section 8.7(a), the Borrower shall be afforded a period of one (1) fiscal quarter to cure such failure provided that the Distribution which caused such failure was historically consistent with prior dividends;

          (e) any representation or warranty made by or on behalf of the Borrower, any Guarantor or any of their respective Subsidiaries in this Agreement or any other Loan Document, or in any report, certificate, financial statement, request for a Loan, or in any other document or instrument delivered pursuant to or in connection with this Agreement, any advance of a Loan or any of the other Loan Documents shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

          (f) the Borrower, any Guarantor or any of their respective Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or other Indebtedness, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing any such borrowed money or credit received or other Indebtedness for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof or require the prepayment or purchase thereof, provided that the events described in this Section 12.1(f) shall not constitute an Event of Default unless such failure to perform, together with other failures to perform as described in this Section 12.1(f), involve singly or in the aggregate obligations for borrowed money or credit received totaling in excess of $10,000,000.00;

          (g) the Borrower, any Guarantor or any of their respective Subsidiaries, (i) shall make an assignment for the benefit of creditors, or admit in writing its general inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of any such Person or of any substantial part of the assets of any thereof, (ii) shall commence any case or other proceeding relating to any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or
(iii) shall take any action to authorize or in furtherance of any of the foregoing;

          (h) a petition or application shall be filed for the appointment of a trustee or other custodian, liquidator or receiver of any of the Borrower, any Guarantor or any of their respective Subsidiaries or any substantial part of the assets of any thereof, or a case or other proceeding shall be commenced against any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, and any such Person shall indicate its approval thereof, consent thereto or acquiescence therein or such petition, application, case or proceeding shall not have been dismissed within sixty (60) days following the filing or commencement thereof;

          (i) a decree or order is entered appointing any trustee, custodian, liquidator or receiver or adjudicating any of the Borrower, any Guarantor or any of their respective Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding,


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or a decree or order for relief is entered in respect of any such Person in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

          (j) there shall remain in force, undischarged, unsatisfied and unstayed, for more than sixty (60) days, whether or not consecutive, any uninsured final judgment against any of the Borrower, any Guarantor or any of their respective Subsidiaries that, with other outstanding uninsured final judgments, undischarged, against such Persons exceeds in the aggregate $10,000,000.00;

          (k) any of the Loan Documents or the Contribution Agreement shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents or the Contribution Agreement shall be commenced by or on behalf of the Borrower, any Guarantor, any of their respective Subsidiaries or any of their respective holders of Voting Interests, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents or the Contribution Agreement is illegal, invalid or unenforceable in accordance with the terms thereof;

          (l) any dissolution, termination, partial or complete liquidation, merger or consolidation of the Borrower or the Trust or any of their respective Subsidiaries or any sale, transfer or other disposition of the assets of the Borrower, the Trust or any of their respective Subsidiaries other than as permitted under the terms of this Agreement or the other Loan Documents;

          (m) any suit or proceeding shall be filed against the Borrower or any Guarantor or any of their respective Subsidiaries or any of their respective assets which in the good faith business judgment of the Majority Banks after giving consideration to the likelihood of success of such suit or proceeding and the availability of insurance to cover any judgment with respect thereto and based on the information available to them if adversely determined, would have a materially adverse effect on the ability of the Borrower, any Guarantor or any of their respective Subsidiaries to perform each and every one of its obligations under and by virtue of the Loan Documents and such suit or proceeding is not dismissed within sixty (60) days following the filing or commencement thereof;

          (n) the Borrower, any Guarantor, any of their respective Subsidiaries or any Person so connected with them shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of Borrower, any Guarantor or any of their respective Subsidiaries, including the Real Estate;

          (o) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower, any Guarantor or any of their respective Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the


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PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension
Plan;

          (p) a Change of Control shall occur;

          (q) either of the President or Chief Executive Officer of the Trust approved by the Majority Banks as of the date of this Agreement shall cease to be the President or Chief Executive Officer, as applicable, of the Trust and a competent and experienced successor for such Person shall not be approved by the Majority Banks within six (6) months of such event, such approval not to be unreasonably withheld; or

          (r) any Event of Default (as defined in any of the other Loan Documents) shall occur;

then, and in any such event, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower (i) declare all amounts owing with respect to this Agreement, the Notes, the Letters of Credit and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, and (ii) require the Borrower to immediately cash collateralize all outstanding Letters of Credit or obtain replacement letters of credit for such Letters of Credit, all in a manner satisfactory to the Issuing Bank and the Majority Banks; provided that in the event of any Event of Default specified in Section 12.1(g), Section 12.1(h) or
Section 12.1(i), all such amounts shall become immediately due and payable automatically without any requirement of presentment, demand, protest or other notice of any kind from any of the Banks or the Agent.

     SECTION 12.2. LIMITATION OF CURE PERIODS. Notwithstanding the provisions of subsections (b), (c) and (d) of Section 12.1, the cure periods provided therein shall not be allowed and the occurrence of a Default thereunder immediately shall constitute an Event of Default for all purposes of this Agreement and the other Loan Documents if, within the period of twelve (12) months immediately preceding the occurrence of such Default, there shall have occurred two (2) periods of cure or portions thereof under any one or more than one of said subsections.

     SECTION 12.3. TERMINATION OF COMMITMENTS. If any one or more Events of Default specified in Section 12.1(g), Section 12.1(h) or Section 12.1(i) shall occur, then immediately and without any action on the part of the Agent or any Bank any unused portion of the credit hereunder shall terminate and the Banks shall be relieved of all obligations to make Loans to the Borrower or to issue Letters of Credit for the account of the Borrower. If any other Event of Default shall have occurred, the Agent, upon the election of the Majority Revolving Credit Banks, may by notice to the Borrower terminate the obligation to make Revolving Credit Loans to the Borrower or to issue Letters of Credit for the account of the Borrower or upon the election of the Swing Line Bank may terminate the obligation to make Swing Line Loans to the Borrower. No termination under this Section 12.3 shall relieve the Borrower of its obligations to the Banks arising under this Agreement or the other Loan Documents.


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     SECTION 12.4. REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to Section 12.1, the Agent on behalf of the Banks may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce their rights and remedies under this Agreement, the Notes, the Letters of Credit or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, including to the full extent permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right. No remedy herein conferred upon the Agent or the holder of any of the Obligations is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law. In the event that all or any portion of the Obligations is collected by or through an attorney-at-law, the Borrower shall pay all costs of collection including, but not limited to, reasonable attorneys' fees.

     SECTION 12.5. DISTRIBUTION OF PROCEEDS. In the event that, following the occurrence or during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Loan Documents, or otherwise with respect to the realization upon any of the assets of the Borrower or the Guarantors, such monies shall be distributed for application as follows:

          (a) First, to the payment of, or (as the case may be) the reimbursement of, the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Agreement or any of the other Loan Documents or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

          (b) Second, to all other Obligations in such order or preference as the Majority Banks shall determine; provided, however, that (i) Swing Line Loans shall be repaid first, (ii) distributions in respect of such Obligations shall be made pari passu among Obligations with respect to the Agent's fee payable pursuant to Section 4.3 and all other Obligations, (iii) in the event that any Bank shall have wrongfully failed or refused to make an advance under Section 2.6, Section 2.9(f) or Section 2.10(c) and such failure or refusal shall be continuing, advances made by other Banks during the pendency of such failure or refusal shall be entitled to be repaid as to principal and accrued interest in priority to the other Obligations described in this subsection (b), (iv) Obligations owing to the Banks with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among the Banks pro rata, and as between Revolving Credit Loans and Term Loans shall be made pro rata, and
(v) amounts received or realized from the Borrower shall be applied against the Obligations of the Borrower; and provided, further that the Majority Banks may in their discretion make proper allowance to take into account any Obligations not then due and payable; and


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          (c) Third, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

SECTION 13. SETOFF.

     Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of where such deposits are held) or other sums credited by or due from any of the Banks to the Borrower or any Guarantor and any securities or other property of the Borrower or any Guarantor in the possession of such Bank may be applied to or set off against the payment of Obligations of such Person and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of such Person to such Bank; provided that no Bank shall exercise such right of setoff without the prior approval of the Agent. Each of the Banks agrees with each other Bank that if such Bank shall receive from the Borrower or any Guarantor, whether by voluntary payment, exercise of the right of setoff, or otherwise, and shall retain and apply to the payment of the Obligations owed to such Bank (but excluding any Swing Line Note) any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Obligations held by all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Obligations held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

SECTION 14. THE AGENT.

     SECTION 14.1. AUTHORIZATION. The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The obligations of the Agent hereunder are primarily administrative in nature, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Bank or to create any agency or fiduciary relationship. Agent shall act as the contractual representative of the Banks hereunder, and notwithstanding the use of the term "Agent" it is understood and agreed that Agent shall not have any fiduciary duties or responsibilities to any Bank or by reason of this Agreement or any of the other Loan Documents and is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Loan Agreement and the other Loan Documents. The Borrower and any other Person shall be entitled to conclusively rely on a statement from the Agent that it has the authority to act for and bind the Banks pursuant to this Agreement and the other Loan Documents.

     SECTION 14.2. EMPLOYEES AND AGENTS. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent may


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reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

     SECTION 14.3. NO LIABILITY. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent, or employee thereof, shall be liable to any of the Banks for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent has received notice from a Bank or the Borrower referring to the Loan Documents and describing with reasonable specificity such Default or Event of Default and stating that such notice is a "notice of default".

     SECTION 14.4. NO REPRESENTATIONS. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Obligations, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Obligations, or for any recitals or statements, warranties or representations made herein or any agreement, instrument or certificate delivered in connection therewith or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower, the Guarantor or any of their respective Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any other of the Loan Documents. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower, the Guarantor, any of their respective Subsidiaries or any holder of any of the Obligations shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the creditworthiness or financial condition of the Borrower, the Guarantors or any of their respective Subsidiaries or the value of any of the assets of the Borrower, the Guarantors or their respective Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, based upon such information and documents as it deems appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Agreement and the other Loan Documents. Agent's Special Counsel has only represented Agent and KeyBank in connection with the Loan Documents and the only attorney-client relationship or duty of care is between Agent's Special Counsel and Agent or KeyBank. Each Bank has been independently represented by separate counsel on all matters regarding the Loan Documents.


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     SECTION 14.5. PAYMENTS.

          (a) A payment by the Borrower or the Guarantors to the Agent hereunder or under any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees to distribute to each Bank not later than one Business Day after the Agent's receipt of good funds, determined in accordance with the Agent's customary practices, such Bank's pro rata share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents. In the event the Borrower makes payments to Agent in immediately available funds on or before the time required in this Agreement for such payment, and Agent fails to distribute such amounts on the same Business Day as received, the Agent shall pay interest on such amount at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.

          (b) If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court. In the event that the Agent shall refrain from making any distribution of any amount received by it as provided in this Section 14.5(b), the Agent shall endeavor to hold such amounts in an interest bearing account and at such time as such amounts may be distributed to the Banks, the Agent shall distribute to each Bank, based on their respective Commitment Percentages, its pro rata share of the interest or other earnings from such deposited amount.

          (c) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Agent its pro rata share of any Loan, (ii) to comply with the provisions of Section 13 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, or (iii) to perform any other obligation within the time period specified for performance, or if no time period is specified, if such failure continues for a period of five (5) Business Days after notice from the Agent, shall be deemed a defaulting Bank (a "Defaulting Bank") and shall be deemed a Defaulting Bank until such time as such delinquency is satisfied. In addition to the rights and remedies that may be available to the Agent at law and in equity, a Defaulting Bank's right to participate in the administration of the Loan Documents, including, without limitation, any rights to consent to or direct any action or inaction of the Agent pursuant to this Agreement or otherwise, or to be taken into account in the calculation of Required Banks, Majority Banks or Majority Revolving Credit Banks or any matter requiring approval of all of the Banks, shall be suspended while such Bank is a Defaulting Bank. A Defaulting Bank shall be deemed to have assigned any and all payments due to it from the Borrower and the Guarantors, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining non-defaulting Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans. The Defaulting Bank hereby authorizes the


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Agent to distribute such payments to the non-defaulting Banks in proportion to their respective pro rata shares of all outstanding Loans. The provisions of this Section shall apply and be effective regardless of whether an Event of Default occurs and is then continuing, and notwithstanding (i) any other provision of this Agreement to the contrary or (ii) any instruction of Borrower as to its desired application of payments. The Agent shall be entitled to (i) withhold or set off, and to apply to the payment of the obligations of any Defaulting Bank any amounts to be paid to such Defaulting Bank under this Agreement, (ii) to collect interest from such Bank for the period from the date on which the payment was due at the rate per annum equal to the Federal Funds Effective Rate plus two percent (2%), for each day during such period, and (iii) bring an action or suit against such Defaulting Bank in a court of competent jurisdiction to recover the defaulted obligations of such Defaulting Bank. A Defaulting Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the non-defaulting Banks or as a result of other payments by the Defaulting Banks to the non-defaulting Banks, the Banks' respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

     SECTION 14.6. HOLDERS OF NOTES. Subject to the terms of Article 18, the Agent may deem and treat the payee of any Obligation and any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

     SECTION 14.7. INDEMNITY. The Banks ratably hereby agree to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by Section 15), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

     SECTION 14.8. AGENT AS BANK. In its individual capacity, the Bank acting as the Agent shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Obligations and the Notes as it would have were it not also the Agent.

     SECTION 14.9. RESIGNATION. The Agent may resign at any time by giving thirty (30) days' prior written notice thereof to the Banks and the Borrower. The Majority Banks may remove the Agent from its capacity as Agent in the event of the Agent's willful misconduct or gross negligence. Any such removal or resignation shall also constitute Agent's resignation as Swing Line Lender and may, at such Agent's option, also constitute its resignation as Issuing Bank. The Commitment Percentage of the Bank which is acting as Agent shall not be taken into account in the calculation of Majority Banks for the purposes of removing Agent in the event of the Agent's willful misconduct or gross negligence. Upon any such resignation, the Majority Banks shall have the right to appoint as a successor Agent, Swing Line Lender, and if applicable, Issuing Bank, any Bank or any bank whose senior debt obligations are rated not less than "A" or its equivalent by Moody's Investors Service, Inc. or not less than "A" or its equivalent by


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Standard & Poor's Rating Group Inc. and which has a net worth of not less than
$500,000,000. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent, Swing Line Lender and Issuing Bank shall be reasonably acceptable to the Borrower. If no successor Agent, Swing Line Lender and, if applicable, Issuing Bank shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or the Majority Bank's removal of the Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be any Bank or a bank whose debt obligations are rated not less than "A" or its equivalent by Moody's Investors Service, Inc. or not less than "A" or its equivalent by Standard & Poor's Rating Group Inc. and which has a net worth of not less than $500,000,000. Upon the acceptance of any appointment as Agent, Swing Line Lender and Issuing Bank, as applicable, hereunder by a successor Agent, such successor Agent, Swing Line Lender and, if applicable, Issuing Bank shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent, Swing Line Lender and, if applicable, Issuing Bank, and the retiring or removed Agent shall be discharged from its duties and obligations hereunder as Agent, Swing Line Lender and, if applicable, Issuing Bank. If the resigning Agent shall also resign as the Issuing Bank, such successor Agent shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or shall make other arrangements satisfactory to the current Issuing Bank, in either case, to assume effectively the obligations of the current Agent with respect to such Letters of Credit. After any retiring Agent's resignation or removal, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent, Swing Line Lender and Issuing Bank.

     SECTION 14.10. DUTIES IN THE CASE OF ENFORCEMENT. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent may, and if so requested by the Majority Banks and the Banks have provided to the Agent such additional indemnities and assurances in accordance with their respective Commitment Percentages against expenses and liabilities as the Agent may reasonably request, shall proceed to exercise all or any legal and equitable and other rights or remedies as it may have. The Majority Banks may direct the Agent in writing as to the method and the extent of any such exercise, the Banks hereby agreeing to indemnify and hold the Agent harmless in accordance with their respective Commitment Percentages from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

     SECTION 14.11. BANKRUPTCY. In the event a bankruptcy or other insolvency proceeding is commenced by or against Borrower or any Guarantor with respect to the Obligations, the Agent shall have the sole and exclusive right to file and pursue a joint proof claim on behalf of all Banks. Any votes with respect to such claims or otherwise with respect to such proceedings shall be subject to the vote of the Majority Banks, the Required Banks or all of the Banks as required by this Agreement. Each Bank irrevocably waives its right to file or pursue a separate proof of claim in any such proceedings unless Agent fails to file such claim within thirty (30) days after receipt of written notice from the Banks requesting that Agent file such proof of claim.


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     SECTION 14.12. APPROVALS. If consent is required for some action under this
Agreement, or except as otherwise provided herein an approval of the Banks, the Required Banks, the Majority Banks or the Majority Revolving Credit Banks is required or permitted under this Agreement, each Bank agrees to give the Agent, within ten (10) Business Days of receipt of the request for action together with all reasonably requested information related thereto (or such lesser period of time required by the terms of the Loan Documents), notice in writing of approval or disapproval (collectively "Directions") in respect of any action requested or proposed in writing pursuant to the terms hereof. If consent is required for the requested action, any Bank's failure to respond to a request for Directions within the required time period shall be deemed to constitute a Direction to take such requested action. In the event that any recommendation is not approved by the requisite number of Banks and a subsequent approval on the same subject matter is requested by Agent, then for the purposes of this paragraph each Bank shall be required to respond to a request for Directions within five (5)
Business Days of receipt of such request. Agent and each Bank shall be entitled to assume that any officer of the other Banks delivering any notice, consent, certificate or other writing is authorized to give such notice, consent, certificate or other writing unless Agent and such other Banks have otherwise been notified in writing.

     SECTION 14.13. BORROWER NOT BENEFICIARY. Except for the provisions of
Section 14.9 relating to the appointment of a successor Agent, the provisions of this Section 14 are solely for the benefit of the Agent and the Banks, may not be enforced by Borrower or any Guarantor, and except for the provisions of
Section 14.9, may be modified or waived without the approval or consent of Borrower and Guarantors.

SECTION 15. EXPENSES.

     The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's gross or net income), (c) the reasonable fees, expenses and disbursements of the counsel to the Agent and any local counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein (excluding, however, the preparation of agreements evidencing participation granted under Section 18.4), each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder,
(d) the reasonable fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation or interpretation of the Loan Documents and other instruments mentioned herein, and the making of each advance hereunder, (e) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent and the fees and costs of appraisers, engineers, investment bankers or other experts retained by any Bank or the Agent) incurred by any Bank or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or the Guarantors or the administration thereof after the occurrence of a Default or Event of Default and
(ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Agent's or any of the Bank's relationship with the Borrower or the Guarantors, (f) all reasonable fees, expenses and disbursements of the Agent incurred in connection with UCC searches, UCC filings, title rundowns, title searches or mortgage recordings, (g) all reasonable fees, expenses and


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disbursements (including reasonable attorneys' fees and costs) which may be incurred by KeyBank and the Agent in connection with the execution and delivery of this Agreement and the other Loan Documents, (h) all reasonable fees and expenses and disbursements (including reasonable attorneys' fees and costs), not to exceed $5,000.00 in the aggregate, which may be incurred by KeyBank in connection with each and every assignment of interests in the Loans pursuant to
Section 18.1, and (i) all expenses relating to the use of Intralinks, SyndTrak or any other similar system for the dissemination and sharing of documents and information in connection with the syndication of the Loans. The covenants of this Section 15 shall survive payment or satisfaction of payment of the Obligations.

SECTION 16. INDEMNIFICATION.

     The Borrower and the Trust, jointly and severally, agree to indemnify and hold harmless the Agent, the Banks and the Arranger and each director, officer, employee, agent and Person who controls the Agent or any Bank from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of or relating to this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby including, without limitation (a) any brokerage, finders or similar fees asserted against any Person indemnified under this Section 16 based upon any agreement, arrangement or action made or taken, or alleged to have been made or taken, by the Borrower, the Guarantors or any of their respective Subsidiaries,
(b) any condition of the Real Estate, (c) any actual or proposed use by the Borrower or the Guarantors of the proceeds of any of the Loans or the Letters of Credit, (d) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of any of the Borrower, the Guarantors or any of their respective Subsidiaries, (e) the Borrower entering into or performing this Agreement or any of the other Loan Documents, (f) any actual or alleged violation of any law, ordinance, code, order, rule, regulation, approval, consent, permit or license relating to the Real Estate, (g) with respect to the Borrower, the Guarantors and their respective Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the Release or threatened Release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), and (h) any use of Intralinks, SyndTrak or any other system for the dissemination and sharing of documents and information (other than any ongoing usage fees following the closing of the transactions contemplated by this Agreement), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, that neither the Borrower nor the Trust shall be obligated under this Section 16 to indemnify any Person for liabilities arising from such Person's own gross negligence or willful misconduct. In litigation, or the preparation therefor, the Banks, the Agent and the Arranger shall be entitled to select a single nationally recognized law firm as their own counsel and, in addition to the foregoing indemnity, the Borrower and the Trust agree to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower and the Trust under this Section 16 are unenforceable for any reason, the Borrower and the Trust hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The provisions of this Section 16 shall survive the repayment of the Loans and the termination of the obligations of the Banks hereunder.


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SECTION 17. SURVIVAL OF COVENANTS, ETC.

     All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries pursuant hereto or thereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans or the issuance of any Letter of Credit, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans or issue Letters of Credit. The indemnification obligations of the Borrower and the Trust provided herein and the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Banks hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Person hereunder.

SECTION 18. ASSIGNMENT AND PARTICIPATION.

     SECTION 18.1. CONDITIONS TO ASSIGNMENT BY BANKS. Except as provided herein, each Bank may assign to one or more banks or other entities all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, and the Notes held by it); provided that (a) the Agent and the Issuing Bank shall have given their prior written consent to such assignment, which consent shall not be unreasonably withheld (provided that such consent shall not be required for any assignment to another Bank, to a Related Fund of such Lender, to a bank which is under common control with the assigning Bank or to a wholly-owned Subsidiary of such Bank provided that such assignee shall remain a wholly-owned Subsidiary or Related Fund of such Bank), (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Agreement with respect to the Revolving Credit Commitment in the event an interest in the Revolving Credit Loans is assigned, or of a constant, and not a varying, percentage of all of the assigning Bank's rights and obligations under this Agreement with respect to the Term Loan Commitment in the event an interest in the Term Loan is assigned, (c) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance Agreement (an "Assignment and Acceptance Agreement") in the form of Exhibit J hereto, together with any Notes subject to such assignment, (d) in no event shall any assignment be to any Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, any of the Borrower or the Guarantors, (e) such assignee of a portion of the Revolving Credit Loan shall have a net worth or unfunded capital commitments as of the date of such assignment of not less than $500,000,000 unless otherwise approved by Borrower and Agent, (f) such assignee shall acquire an interest in the Revolving Credit Loans of not less than $5,000,000 or in the Term Loans of not less than $5,000,000 unless such assignment is to another Bank or a Related Fund or unless such requirement is waived by the Borrower and the Agent, and (g) the assignor shall assign its entire interest in the Loans or retain an interest in the Loans of not less than $5,000,000. Upon such execution, delivery,


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acceptance and recording, of such notice of assignment, (i) the assignee thereunder shall be a party hereto and all other Loan Documents executed by the Banks and, to the extent provided in such assignment, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Section 18.2, be released from its obligations under this Agreement. In connection with each assignment, the assignee shall represent and warrant to the Agent, the assignor and each other Bank as to whether such assignee is controlling, controlled by, under common control with or is not otherwise free from influence or control by, the Borrower or the Guarantors. Upon any such assignment, the Agent may unilaterally amend Schedule
1.1 to reflect any such assignment.

     SECTION 18.2. REGISTER. The Agent for itself and on behalf of the Borrower shall maintain a copy of each assignment delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentages of, and principal amount of the Loans owing to the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $3,500. Contemporaneous assignments by a Bank to multiple Related Funds will be treated as a single assignment for the purposes of such registration fee.

     SECTION 18.3. NEW NOTES. Upon its receipt of an assignment executed by the parties to such assignment, together with each Note, if any, subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall if requested execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such assignee in an amount equal to the amount assumed by such assignee pursuant to such assignment and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such assignment and shall otherwise be in substantially the form of the assigned Notes. The surrendered Notes shall be canceled and returned to the Borrower.

     SECTION 18.4. PARTICIPATIONS. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Agreement and the other Loan Documents; provided that (a) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower, (b) such participation shall not entitle such participant to any rights or privileges under this Agreement or any Loan Documents, including without limitation, the right to approve waivers, amendments or modifications, (c) such participant shall have no direct rights against the Borrower or the Guarantors except the rights granted to the Banks pursuant to Section 13, (d) such sale is effected in accordance with all applicable laws, and (e) such participant shall not be a Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by the Borrower


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or the Guarantors. Any Bank which sells a participation shall promptly notify the Agent of such sale and the identity of the purchaser of such interest.

     SECTION 18.5. PLEDGE BY BANK. Any Bank may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Banks organized under
Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341 or, with Agent's prior written approval, to another Person. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents. Any Term Loan Bank may with the consent of the Agent pledge all or any portion of its rights and interests under this Agreement (including all or any portion of its Term Loan Note) to a Person approved by Agent.

     SECTION 18.6. NO ASSIGNMENT BY BORROWER OR THE TRUST. Neither the Borrower nor the Trust shall assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

     SECTION 18.7. DISCLOSURE. The Borrower and the Trust each agrees that in addition to disclosures made in accordance with standard banking practices any Bank may disclose information obtained by such Bank pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder. In addition, the Banks may make disclosure of such information to any contractual counterparty in swap agreements or such contractual counterparty's professional advisors.

     SECTION 18.8. AMENDMENTS TO LOAN DOCUMENTS. Upon any such assignment or participation, the Borrower and the Trust shall, upon the request of the Agent, enter into such documents as may be reasonably required by the Agent to modify the Loan Documents to reflect such assignment or participation.

     SECTION 18.9. MANDATORY ASSIGNMENT. In the event Borrower requests that certain amendments, modifications or waivers be made to this Agreement or any of the other Loan Documents which request is approved by Agent but is not approved by one or more of the Banks (any such non-consenting Bank shall hereafter be referred to as the "Non-Consenting Bank"), then, within thirty (30) days after Borrower's receipt of notice of such disapproval by such Non-Consenting Bank, Borrower shall have the right as to such Non-Consenting Bank, to be exercised by delivery of written notice delivered to the Agent and the Non-Consenting Bank within thirty (30) days of receipt of such notice, to elect to cause the Non-Consenting Bank to transfer its entire Commitment. The Agent shall promptly notify the remaining Banks that each of such Banks shall have the right, but not the obligation, to acquire a portion of the Commitment, pro rata based upon their relevant Commitment Percentages, of the Non-Consenting Bank (or if any of such Banks does not elect to purchase its pro rata share, then to such remaining Banks in such proportion as approved by the Agent). In the event that the Banks do not elect to acquire all of the Non-Consenting Bank's Commitment, then the Agent shall endeavor to find a new Bank or Banks to acquire such remaining Commitment. Upon any such purchase of the Commitment of the Non-Consenting Bank, the Non-Consenting Bank's interests in the Obligations and its rights hereunder and under the Loan Documents shall terminate at the date of purchase, and the Non-Consenting Bank shall promptly execute and deliver any and all documents reasonably requested by Agent to surrender and transfer such interest, including,


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without limitation, an Assignment and Acceptance Agreement and such
Non-Consenting Bank's original Note. The purchase price to be paid by the acquiring Banks for the Non-Consenting Bank's Commitment shall equal the principal owed to such Non-Consenting Bank, and the Borrower shall pay to such Non-Consenting Bank in addition thereto and as a condition to such sale any and all other amounts outstanding and owed by Borrower to the Non-Consenting Bank hereunder or under any of the other Loan Documents, including all accrued and unpaid interest or fees which would be owed to such Non-Consenting Bank hereunder or under any of the other Loan Documents if the Loans were to be repaid in full on the date of such purchase of the Non-Consenting Bank's Commitment. No registration fee under Section 18.2 shall be required in connection with such assignment.

     SECTION 18.10. TITLED AGENTS. The Titled Agents shall not have any additional rights or obligations under the Loan Documents, except for those rights, if any, as a Bank.

SECTION 19. NOTICES.

     Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this Section 19 referred to as "Notice") must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, or as expressly permitted herein, by telegraph, telecopy, telefax or telex, and addressed as follows:

     If to the Agent or KeyBank:

          KeyBank National Association
          1200 Abernathy Road, N.E.
          Suite 1550
          Atlanta, Georgia 30328
          Attn: Daniel Silbert
          Telecopy No.: (770) 510-2195

     With a copy to:

          McKenna Long & Aldridge LLP
          5300 SunTrust Plaza
          303 Peachtree Street
          Atlanta, Georgia 30308
          Attn: William F. Timmons, Esq.
          Telecopy No.: (404) 527-4198

     If to the Borrower or the Guarantor:

          Ramco-Gershenson Properties, L.P.
          Ramco-Gershenson Properties Trust
          Suite 300
          31500 Northwestern Highway
          Farmington Hills, Michigan 48334
          Attn: Chief Financial Officer
          Telecopy No.: (248) 350-9925

     With a copy to:

          Honigman Miller Schwartz & Cohn LLP
          Suite 100
          38500 Woodward Avenue
          Bloomfield Hills, Michigan 48304-5048
          Attn: Alan M. Hurvitz, Esq.
          Telecopy No.: (248) 566-8455

to each other Bank a party hereto at the address for such party set forth on the signature page for such Bank, and to each other Bank which may hereafter become a party to this Agreement at such address as may be designated by such Bank. Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid, or if transmitted by facsimile, upon being sent and confirmation of receipt. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt, or if sent by facsimile, upon receipt or the next Business Day if received after 5:00 p.m. (Cleveland time) or on a day that is not a Business Day. Rejection or other refusal to accept or the inability to deliver because of changed address for which no notice was given shall be deemed to be receipt of the Notice sent. By giving at least fifteen (15) days prior Notice thereof, the Borrower, the Trust, a Bank or Agent shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

SECTION 20. RELATIONSHIP.

     Neither the Agent nor any Bank has any fiduciary relationship with or fiduciary duty to the Borrower, the Guarantors or their respective Subsidiaries arising out of or in connection with this Agreement or the other Loan Documents or the transactions contemplated hereunder and thereunder, and the relationship between each Bank and the Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

SECTION 21. GOVERNING LAW: CONSENT TO JURISDICTION AND SERVICE.

     THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE STATE OF MICHIGAN AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AND THE TRUST EACH AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF OHIO OR THE STATE OF MICHIGAN OR ANY FEDERAL COURT SITTING THEREIN AND CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER OR THE TRUST BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 19. THE BORROWER AND THE TRUST EACH HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

SECTION 22. HEADINGS.

     The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

SECTION 23. COUNTERPARTS.

     This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

SECTION 24. ENTIRE AGREEMENT, ETC.

     The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 27.

SECTION 25. WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS.

     EACH OF THE BORROWER, THE TRUST, THE AGENT AND THE BANKS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW, THE BORROWER AND THE TRUST

EACH HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER AND THE TRUST EACH (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY BANK OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH BANK OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE AGENT AND THE BANKS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 25.

SECTION 26. DEALINGS WITH THE BORROWER OR THE GUARANTORS.

     The Agent, the Banks and their affiliates may accept deposits from, extend credit to, invest in, act as trustee under indentures of, serve as financial advisor of, and generally engage in any kind of banking, trust or other business with the Borrower, the Guarantors and their respective Subsidiaries or any of their affiliates regardless of the capacity of the Agent or the Bank hereunder. The Banks acknowledge that, pursuant to such activities, the Agent, a Bank or its affiliates may receive information regarding such Persons (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Agent or such Bank, as applicable, shall be under no obligation to provide such information to them.

SECTION 27. CONSENTS, AMENDMENTS, WAIVERS, ETC.

     Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or the Guarantors of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Majority Banks. Notwithstanding the foregoing,
(a) none of the following may occur without the written consent of each Bank: a decrease in the rate of interest on the Loans; except as otherwise provided herein, a change in the Maturity Date of the Loans; an increase or a non-pro rata reduction in the amount of the Commitments of the Banks except pursuant to
Section 2.8 or Section 18.1; a forgiveness, reduction or waiver of the principal of any unpaid Loan or any interest thereon; the postponement of any date fixed for any payment of principal of or interest on the Loans; a decrease of the amount of any fee (other than late fees) payable to a Bank hereunder; the release of the Borrower or the Guarantors except as otherwise provided herein; a change in the manner of distribution of any payments to the Banks or the Agent; an amendment of the definition of Majority Banks, Required Banks or the Majority Revolving Credit Banks or of any requirement for consent by the Majority Banks, the Required Banks, the Majority Revolving Credit Banks or all of the Banks; or an amendment of this Section 27, and (b) the provisions of Section 9 and any of the definitions used therein may not be modified, amended or waived without the written consent of the Required Banks. The amount of the Agent's fee payable for the Agent's account and the provisions of Section 14 may not be amended or waived without the written consent of the Agent. The amount of the fees payable to the Issuing Bank and the provisions relating to the Issuing Bank and the Letters of Credit may not be amended or waived without the written consent of the Issuing Bank. The provisions relating to Swing Line Loans or the Swing Line Lender may not be amended or waived without the written consent of the Swing Line Lender. The Borrower and the Guarantors each agrees to enter into such modifications or amendments of this Agreement or the other Loan Documents as may be reasonably requested by KeyBank in connection with the acquisition by each Bank acquiring all or a portion of the Commitment, provided that no such amendment or modification materially affects or increases any of the obligations of the Borrower or the Guarantors hereunder. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower or the Guarantors shall entitle the Borrower and the Guarantors to other or further notice or demand in similar or other circumstances.

SECTION 28. SEVERABILITY.

     The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

SECTION 29. TIME OF THE ESSENCE.

     Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrower or the Trust under this Agreement and the other Loan Documents.

SECTION 30. NO UNWRITTEN AGREEMENTS.

     THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. ANY ADDITIONAL TERMS OF THE AGREEMENT BETWEEN THE PARTIES ARE SET FORTH BELOW.

SECTION 31. REPLACEMENT OF NOTES.

     Upon receipt of evidence reasonably satisfactory to Borrower of the loss, theft, destruction or mutilation of any Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to Borrower or, in the case of any such mutilation, upon surrender and cancellation of the applicable Note, Borrower will execute and deliver, in lieu thereof, a replacement Note, identical in form and substance to the applicable Note and dated as of the date of the applicable Note and upon such execution and delivery all references in the Loan Documents to such Note shall be deemed to refer to such replacement Note.

SECTION 32. TRUST EXCULPATION.

     Subject to the terms of this paragraph, all persons having a claim against the Trust (as a Guarantor or general partner of Borrower), the general partner of the Borrower whose signature is affixed hereto as said general partner, hereunder or in connection with any matter that is the subject hereof, shall look solely to (i) the Trust's interest and rights in the Borrower (as a general partner or limited partner), (ii) the amount of any Net Offering Proceeds not contributed to the Borrower, (iii) all accounts receivable, including the amount of any Distributions received by the Trust from the Borrower and not distributed to shareholders of the Trust as permitted by this Agreement, (iv) all rights and claims (including amounts paid under) the Tax Indemnity Agreement, (v) all cash and Short-term Investments in an amount in excess of $500,000.00, (vi) any other assets which the Trust may now own or hereafter acquire with the consent of Agent pursuant to Section 7.17, (vii) all documents and agreements in favor of the Trust iN connection with any of the foregoing, (viii) all claims and causes of action arising from or otherwise related to any of the foregoing, and all rights and judgments related to any legal actions in connection with such claims or causes of action, and (ix) all extensions, additions, renewals and replacements, substitutions, products or proceeds of any of the foregoing (the "Attachable Assets"), and in no event shall the obligation of the Trust be enforceable against any shareholder, trustee, officer, employee or agent of the Trust personally. In no event shall any person have any claim against: (i) the cash, Short-term Investments of the Trust and the property described in Schedule
6.29 hereto, all under the heading of "Other Permitted Assets", (ii) all documents and agreements in favor of the Trust in connection with any of the foregoing, (iii) all claims and causes of action arising from or otherwise related to any of the foregoing, and all rights and judgments related to any legal actions in connection with such claims or causes of action, and (iv) all extensions, additions, renewals and replacements, substitutions, products or proceeds of any of the foregoing (the "Other Permitted Assets"). The Agent and the Banks have agreed to the terms of this Section 32 solely based upon thE representation and covenant of Borrower and the Trust that the Trust does not and will not own any assets other than the Attachable Assets and the Other Permitted Assets. Notwithstanding anything in this Section 32 to the contrary, the foregoing limitation on liabilitY and recourse to the Trust (as a Guarantor or general partner of Borrower) shall be null and void and of no force and effect, and Agent and the Banks shall have full recourse against the Trust, individually as a Guarantor and in its capacity as general partner of Borrower, and to all of its assets (including, without limitation, the Other Permitted Assets) in the event that the Trust shall now or at any time hereafter own any asset other than or in addition to the Other Permitted Assets and the Attachable Assets. Nothing herein shall limit the rights of the Agent and the Banks against the Borrower.

SECTION 33. PATRIOT ACT.

     Each Bank and the Agent (for itself and not on behalf of any Bank) hereby notifies the Borrower and Guarantors that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Borrower, the Guarantors and their respective Subsidiaries, which information includes names and addresses and other information that will allow such Bank or the Agent, as applicable, to identify Borrower, the Guarantors and their respective Subsidiaries in accordance with the Patriot Act.

SECTION 34. OPTION TO COLLATERALIZE OBLIGATIONS.

     The Borrower may, upon written notice to Agent, elect to grant liens on the Unencumbered Borrowing Base Properties, the leases and rents therefrom and all associated personal property and rights to the Agent for the benefit of the Banks to secure the Obligations. In connection with such election, Borrower and Guarantors shall deliver to Agent such mortgages, deeds of trust, deeds to secure debt, assignments of leases and rents, assignments of management agreements, UCC financing statements and other documents as Agent may reasonably require, and Borrower shall provide such due diligence items (including, without limitation, title insurance commitments and policies, surveys, subordination, nondisturbance and attornment agreements, tenant estoppels, UCC searches and legal opinions) as Agent may reasonably require. Borrower shall pay all costs and expenses associated with the foregoing, including all reasonable fees and expenses of Agent. Provided no Default or Event of Default shall have occurred under the Loan Documents and be continuing (or be existing immediately after giving effect to any release), the Agent shall release an Unencumbered Borrowing Base Property from the lien or security title of such documents upon the request of the Borrower and subject to such terms and conditions as Agent may reasonably impose, provided that Agent shall not be permitted to release such liens until Borrower shall pay to Agent for the account of the Banks a release price, which payment shall be applied to reduce the outstanding principal balance of the loans as provided in Section 3.3, such that Borrower and the Trust would not be in violation of the covenants set forth in Section 7.19 or Section 9. In connection with the granting of such liens and security interests, Borrower and Guarantors shall enter into such amendments to the Loan Documents as Agent may reasonably require to reflect the granting of such liens.

                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.

                                        RAMCO-GERSHENSON PROPERTIES TRUST, a
                                        Maryland real estate investment trust


                                        By: /s/ Richard J. Smith
                                            ------------------------------------
                                            Richard Smith
                                            Chief Financial Officer


                                        RAMCO-GERSHENSON PROPERTIES, L.P., a
                                        Delaware limited partnership

                                        By: Ramco-Gershenson Properties Trust, a
                                        Maryland real estate investment trust,
                                        its General Partner


                                        By: /s/ Richard J. Smith
                                            ------------------------------------
                                            Richard Smith
                                            Chief Financial Officer


                                        KEYBANK NATIONAL ASSOCIATION,
                                        individually and as Agent


                                        By: /s/ Daniel L. Silbert
                                            ------------------------------------
                                        Name: Daniel L. Silbert
                                        Title: Vice President


                                        JPMORGAN CHASE BANK, N.A.,
                                        individually and as Co- Syndication
                                        Agent


                                        By: /s/ Elizabeth D. Lilley
                                            ------------------------------------
                                        Name: Elizabeth D. Lilley
                                        Title: First Vice President

               [signature page to unsecured master loan agreement]

                                        BANK OF AMERICA, N.A.
                                        individually and as Co-Syndication Agent


                                        By: /s/ Michael W. Edwards
                                            ------------------------------------
                                        Name: Michael W. Edwards
                                        Title: Senior Vice President


                                        DEUTSCHE BANKTRUST COMPANY
                                        individually and as Documentation Agent


                                        By: /s/ Alexander B.V. Johnson
                                            ------------------------------------
                                        Name: Alexander B.V. Johnson
                                        Title: Managing Director


                                        By: /s/ Joanna Soliman
                                            ------------------------------------
                                        Name: Joanna Soliman
                                        Title: Associate


                                        LASALLE BANK MIDWEST NATIONAL
                                        ASSOCIATION


                                        By: /s/ Scott. M. McLean
                                            ------------------------------------
                                        Name: Scott. M. McLean
                                        Title: Vice President


                                        PNC BANK, NATIONAL ASSOCIATION


                                        By: /s/ James A. Harmann
                                            ------------------------------------
                                        Name: James A. Harmann
                                        Title: Vice President


                                        COMMERZBANK AG NEW YORK AND GRAND CAYMAN
                                        BRANCHES


                                        By: /s/ Christian Betry
                                            ------------------------------------
                                        Name: Christian Betry
                                        Title: Vice President


                                        By: /s/ Judy Tam
                                            ------------------------------------
                                        Name: Judy Tam
                                        Title: Assistant Vice President

                                        COMERICA BANK


                                        By: /s/ Jessica Kempf
                                            ------------------------------------
                                        Name: Jessica Kempf
                                        Title: Vice President


                                        THE HUNTINGTON NATIONAL BANK


                                        By: /s/ Michael S. Vieregge
                                            ------------------------------------
                                        Name: Michael S. Vieregge
                                        Title: Senior Vice President


                                        FIFTH THIRD BANK, A MICHIGAN
                                        BANKING CORPORATION


                                        By: /s/ Timothy J. Kalil
                                            ------------------------------------
                                        Name: Timothy J. Kalil
                                        Title: Vice President

                                    EXHIBIT A

                          FORM OF REVOLVING CREDIT NOTE

$18,000,000.00                                                 December 13, 2005

     FOR VALUE RECEIVED, the undersigned RAMCO-GERSHENSON PROPERTIES, L.P., a Delaware limited partnership, hereby promises to pay to JPMORGAN CHASE BANK, N.A.or order, in accordance with the terms of that certain Unsecured Master Loan Agreement dated as of December 13, 2005 (the "Loan Agreement"), as from time to time in effect, among the undersigned, KeyBank National Association, for itself and as Agent, and such other Banks as may be from time to time named therein, to the extent not sooner paid, on or before the Revolving Credit Maturity Date, the principal sum of EIGHTEEN MILLION AND NO/100__ Dollars ($18,000,000.00), or such amount as may be advanced by the payee hereof under the Loan Agreement as Revolving Credit Loans with daily interest from the date hereof, computed as provided in the Loan Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Loan Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Loan Agreement. Interest shall be payable on the dates specified in the Loan Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

     Payments hereunder shall be made to KeyBank National Association, as Agent for the payee hereof, at 127 Public Square, Cleveland, Ohio 44114-1306 or such other address as may be designated by Agent.

     This Note is one of one or more Revolving Credit Notes evidencing borrowings under and is entitled to the benefits and subject to the provisions of the Loan Agreement. The principal of this Note may be due and payable in whole or in part prior to the maturity date stated above and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Loan Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Loan Agreement.

     Notwithstanding anything in this Note to the contrary, all agreements between the undersigned Borrower and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations of the undersigned Borrower and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the undersigned Borrower, such excess shall be refunded to the undersigned Borrower. All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations of the undersigned Borrower (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the undersigned Borrower and the Banks and the Agent.

     In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Loan Agreement. In addition to and not in limitation of the foregoing and the provisions of the Loan Agreement hereinabove defined, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

     This Note shall be governed by and construed in accordance with the laws of the State of Michigan (without giving effect to the conflict of laws rules of any jurisdiction).

     The undersigned maker and all guarantors and endorsers, hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Loan Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

     Recourse to the general partner of the Borrower shall be limited as provided in Section 32 of the Loan Agreement.

     IN WITNESS WHEREOF the undersigned has by its duly authorized officers, executed this Note under seal as of the day and year first above written.

                                        RAMCO-GERSHENSON PROPERTIES, L.P.,
                                        a Delaware limited partnership

                                        By: Ramco-Gershenson Properties Trust,
                                            a Maryland real estate investment
                                            trust, its General Partner


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT B

                             FORM OF TERM LOAN NOTE

$_________________                                              __________, 2005

     FOR VALUE RECEIVED, the undersigned RAMCO-GERSHENSON PROPERTIES, L.P., a Delaware limited partnership, hereby promises to pay to __________________________________or order, in accordance with the terms of that certain Unsecured Master Loan Agreement dated as of December 13, 2005 (the "Loan Agreement"), as from time to time in effect, among the undersigned, KeyBank National Association, for itself and as Agent, and such other Banks as may be from time to time named therein, to the extent not sooner paid, on or before the Term Loan Maturity Date, the principal sum of __________________________ Dollars ($_____________), with daily interest from the date hereof, computed as provided in the Loan Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Loan Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Loan Agreement. Interest shall be payable on the dates specified in the Loan Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

     Payments hereunder shall be made to KeyBank National Association, as Agent for the payee hereof, at 127 Public Square, Cleveland, Ohio 44114-1306 or such other address as may be designated by Agent.

     This Note is one of one or more Term Loan Notes evidencing borrowings under and is entitled to the benefits and subject to the provisions of the Loan Agreement. The principal of this Note may be due and payable in whole or in part prior to the maturity date stated above and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Loan Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Loan Agreement.

     Notwithstanding anything in this Note to the contrary, all agreements between the undersigned Borrower and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations of the undersigned Borrower and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the undersigned Borrower, such excess shall be refunded to the undersigned Borrower. All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations of the undersigned Borrower (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the undersigned Borrower and the Banks and the Agent.

     In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Loan Agreement. In addition to and not in limitation of the foregoing and the provisions of the Loan Agreement hereinabove defined, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

     This Note shall be governed by and construed in accordance with the laws of the State of Michigan (without giving effect to the conflict of laws rules of any jurisdiction).

     The undersigned maker and all guarantors and endorsers, hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Loan Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

     Recourse to the general partner of the Borrower shall be limited as provided in Section 32 of the Loan Agreement.

     IN WITNESS WHEREOF the undersigned has by its duly authorized officers, executed this Note under seal as of the day and year first above written.

                                        RAMCO-GERSHENSON PROPERTIES, L.P.,
                                        a Delaware limited partnership

                                        By: Ramco-Gershenson Properties Trust,
                                            a Maryland real estate investment
                                            trust, its General Partner


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT C

                             FORM OF SWING LINE NOTE

$____________                                                _____________, 2005

     FOR VALUE RECEIVED, the undersigned, RAMCO-GERSHENSON PROPERTIES, L.P., a Delaware limited partnership ("Maker"), hereby promises to pay to KEYBANK NATIONAL ASSOCIATION ("Payee"), or order, in accordance with the terms of that certain Unsecured Master Loan Agreement, dated as of December 13, 2005, as from time to time in effect, among Maker, KeyBank National Association, for itself and as Agent, such other Banks as may be from time to time named therein (the "Loan Agreement"), and certain other parties, to the extent not sooner paid, on or before the Revolving Credit Maturity Date, the principal sum of _________________ ($__________), or such amount as may be advanced by the Payee under the Loan Agreement as a Swing Line Loan with daily interest from the date thereof, computed as provided in the Loan Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Loan Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Loan Agreement. Interest shall be payable on the dates specified in the Loan Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

     Payments hereunder shall be made to the Agent for the Payee at 127 Public Square, Cleveland, Ohio 44114-1306, or at such other address as Agent may designate from time to time.

     This Note is one of one or more Swing Line Notes evidencing borrowings under and is entitled to the benefits and subject to the provisions of the Loan Agreement. The principal of this Note may be due and payable in whole or in part prior to the Revolving Credit Maturity Date and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Loan Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Loan Agreement.

     Notwithstanding anything in this Note to the contrary, all agreements between the undersigned Maker and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations of the undersigned Maker and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the undersigned Maker, such excess shall be refunded to the undersigned Maker. All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations of the undersigned Maker (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the undersigned Maker and the Banks and the Agent.

     In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Loan Agreement.

     This Note shall be governed by and construed in accordance with the laws of the State of Michigan (without giving effect to the conflict of laws rules of any jurisdiction).

     Recourse to the general partner of Borrower shall be limited as provided in
Section 32 of the Loan Agreement.

     The undersigned Maker and all guarantors and endorsers hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Loan Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

     IN WITNESS WHEREOF, the undersigned has duly executed this Note under seal on the day and year first above written.

                                        BORROWER:

                                        RAMCO-GERSHENSON PROPERTIES, L.P.,
                                        a Delaware limited partnership, by its
                                        sole general partner

                                        By: Ramco-Gershenson Properties Trust,
                                            a Maryland real estate investment
                                            trust


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT D

                            FORM OF JOINDER AGREEMENT

     THIS JOINDER AGREEMENT ("Joinder Agreement") is executed as of __________________, 20__, by _______________________________, a
__________________________ ("Joining Party"), and delivered to KeyBank National Association, as Agent, pursuant to Section 5.2 of the Unsecured Master Loan Agreement dated as of December 13, 2005, as from time to time in effect (the "Credit Agreement"), among Ramco-Gershenson Properties, L.P. (the "Borrower"), Ramco-Gershenson Properties Trust (the "Trust"), KeyBank National Association, for itself and as Agent, and the other Banks from time to time party thereto. Terms used but not defined in this Joinder Agreement shall have the meanings defined for those terms in the Credit Agreement.

                                    RECITALS

     A. Joining Party is required, pursuant to Section 5.2 of the Credit Agreement, to become an additional Subsidiary Guarantor under the Guaranty and the Contribution Agreement.

     B. Joining Party expects to realize direct and indirect benefits as a result of the availability to Borrower of the credit facilities under the Credit Agreement.

     NOW, THEREFORE, Joining Party agrees as follows:

                                    AGREEMENT

     1. Joinder. By this Joinder Agreement, Joining Party hereby becomes a "Subsidiary Guarantor" and a "Guarantor" under the Credit Agreement, the Guaranty and the other Loan Documents with respect to all the Obligations of Borrower now or hereafter incurred under the Credit Agreement and the other Loan Documents, and a "Subsidiary Guarantor" under the Contribution Agreement. Joining Party agrees that Joining Party is and shall be bound by, and hereby assumes, all representations, warranties, covenants, terms, conditions, duties and waivers applicable to a Subsidiary Guarantor and a Guarantor under the Credit Agreement, the Guaranty, the other Loan Documents and the Contribution Agreement.

     2. Representations and Warranties of Joining Party. Joining Party represents and warrants to Agent that, as of the Effective Date (as defined below), except as disclosed in writing by Joining Party to Agent on or prior to the date hereof and approved by the Agent in writing (which disclosures shall be deemed to amend the Schedules and other disclosures delivered as contemplated in the Credit Agreement), the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects as applied to Joining Party as a Subsidiary Guarantor and a Guarantor on and as of the Effective Date as though made on that date. As of the Effective Date, all covenants and agreements in the Loan Documents and the Contribution Agreement of the Subsidiary Guarantors are true and correct with respect to Joining Party and no Default or Event of Default shall exist or might exist upon the Effective Date in the event that Joining Party becomes a Subsidiary Guarantor.

     3. Joint and Several. Joining Party hereby agrees that, as of the Effective Date, the Guaranty and the Contribution Agreement heretofore delivered to the Agent and the Banks shall be a joint and several obligation of Joining Party to the same extent as if executed and delivered by Joining Party, and upon request by Agent, will promptly become a party to the Guaranty and the Contribution Agreement to confirm such obligation.

     4. Further Assurances. Joining Party agrees to execute and deliver such other instruments and documents and take such other action, as the Agent may reasonably request, in connection with the transactions contemplated by this Joinder Agreement.

     5. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MICHIGAN (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES OF ANY JURISDICTION).

     6. Counterparts. This Agreement may be executed in any number of counterparts which shall together constitute but one and the same agreement.

     7. The effective date (the "Effective Date") of this Joinder Agreement is _________________, 20__.

     IN WITNESS WHEREOF, Joining Party has executed this Joinder Agreement under seal as of the day and year first above written.

                                        "JOINING PARTY"

                                        _______________________________________,

                                        a______________________________


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                          [SEAL]

ACKNOWLEDGED:

KEYBANK NATIONAL ASSOCIATION, as Agent


By:
    ---------------------------------
Its:
     --------------------------------
         [Printed Name and Title]

                                    EXHIBIT E

                            FORM OF REQUEST FOR LOAN

KeyBank National Association, as Agent
1200 Abernathy Road, N.E.
Suite 1550
Atlanta, Georgia 30328
Attn: Mr. Daniel L. Silbert

Ladies and Gentlemen:

     Pursuant to the provisions of Section 2.5 of the Unsecured Master Loan Agreement dated as of December 13, 2005, as from time to time in effect (the "Credit Agreement"), among Ramco-Gershenson Properties, L.P. (the "Borrower"), Ramco-Gershenson Properties Trust (the "Trust"), KeyBank National Association, for itself and as Agent, and the other Banks from time to time party thereto, the undersigned Borrower and the Trust hereby request and certify as follows:

     1. Loan. The undersigned Borrower hereby requests a Revolving Credit Loan under Section 2.1 of the Credit Agreement:

               Principal Amount: $___________________________

               Type (LIBOR, Base Rate): _____________________

               Drawdown Date: _______________________, 200___

               Interest Period: _____________________________

by credit to the general account of the undersigned Borrower with the Agent at the Agent's Head Office.

     2. Use of Proceeds. Such Loan shall be used for purposes permitted by
Section 7.11 of the Credit Agreement.

     3. No Default. The undersigned chief executive officer, chief financial or chief accounting officer of the Trust and the general partner of the Borrower certifies that each of the Borrower and the Guarantors is and will be in compliance with all covenants under the Loan Documents after giving effect to the making of the Loan requested hereby.

     4. Representations True. Each of the representations and warranties made by or on behalf of the Borrower, the Guarantors and their respective Subsidiaries contained in the Credit Agreement, in the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement was true as of the date as of which it was made and shall also be true at and as of the Drawdown Date for the Loan requested hereby, with the same effect as if made at and as of such Drawdown Date (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default has occurred and is continuing.

     5. Other Conditions. All other conditions to the making of the Loan requested hereby set forth in Section 11 of the Credit Agreement have been satisfied.

     6. Drawdown Date. Except to the extent, if any, specified by notice actually received by the Agent prior to the Drawdown Date specified above, the foregoing representations and warranties shall be deemed to have been made by the Borrower on and as of such Drawdown Date.

     7. Definitions. Terms defined in the Credit Agreement are used herein with the meanings so defined.

     IN WITNESS WHEREOF, we have hereunto set our hands this ___ day of _____________, 200___.

                                        RAMCO-GERSHENSON PROPERTIES, L.P.,
                                        a Delaware limited partnership

                                        By: Ramco-Gershenson Properties Trust,
                                            its General Partner


                                        By: /s/
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


                                        RAMCO-GERSHENSON PROPERTIES TRUST


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT F

                         FORM OF SWING LINE LOAN NOTICE

                                                         Date: December 13, 2005

To: KeyBank National Association, as Swing Line Lender
    KeyBank National Association, as Agent
    1200 Abernathy Road, N.E.
    Suite 1550
    Atlanta, Georgia 30328
    Attn: Daniel L. Silbert

Ladies and Gentlemen:

Reference is made to that certain Unsecured Master Loan Agreement, dated as of December 13, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among RAMCO-GERSHENSON PROPERTIES, L.P. (the "Borrower"), RAMCO-GERSHENSON PROPERTIES TRUST (the "Trust") the Banks from time to time party thereto, and KeyBank National Association, as Agent, Swing Line Lender, and certain other parties.

The undersigned hereby requests a Swing Line Loan:

1.   On ____________________________ (a Business Day).

2.   In the amount of $__________________.

The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.10(a) of the Agreement.

                                        BORROWER:

                                        RAMCO-GERSHENSON PROPERTIES, L.P.,
                                        a Delaware limited partnership, by
                                        its sole general partner

                                        By: Ramco-Gershenson Properties Trust,
                                            a Maryland real estate  investment
                                            trust


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT G

                          LETTER OF CREDIT APPLICATION

                                    EXHIBIT H

                     FORM OF REQUEST FOR EXTENSION OF LOANS

KeyBank National Association, as Agent
1200 Abernathy Road, N.E.
Suite 1550
Atlanta, Georgia 30328
Attention: Daniel L. Silbert

Ladies and Gentlemen:

     Pursuant to the provisions of Section 4.15 of the Unsecured Master Loan Agreement, dated as of December 13, 2005, as amended, restated, extended, supplemented or otherwise modified from time to time (the "Loan Agreement"), among RAMCO-GERSHENSON PROPERTIES, L. P., a Delaware limited partnership ("Borrower"), RAMCO-GERSHENSON PROPERTIES TRUST, a Maryland real estate investment trust (the "Trust") and KeyBank National Association, as a Bank and as Agent, and the other Banks from time to time party thereto, Borrower hereby requests and certifies as follows:

     1. Extension Request. Borrower hereby irrevocably requests that the Revolving Credit Maturity Date be extended to December ___, 20___.

     2. No Default. The undersigned chief financial or chief accounting officer of Borrower certifies that no Default or Event of Default has occurred and is continuing.

     3. Other Conditions. All other conditions to the extension to the Revolving Credit Maturity Date requested hereby set forth in Section 4.15 of the Loan Agreement have been satisfied.

     4. Definitions. Terms defined in the Loan Agreement are used herein with the meanings so defined.

                  [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, I have hereunto set my hand this _____ day of ______________, 200___.

                                        BORROWER:

                                        RAMCO-GERSHENSON PROPERTIES, L.P.,
                                        a Delaware limited partnership, by
                                        its sole general partner

                                        By: Ramco-Gershenson Properties Trust,
                                            a Maryland real estate investment
                                            trust


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT I

                         FORM OF COMPLIANCE CERTIFICATE

KeyBank National Association, as Agent
1200 Abernathy Road, N.E.
Suite 1550
Atlanta, Georgia 30328
Attn: Mr. Daniel L. Silbert

Ladies and Gentlemen:

     Reference is made to the Unsecured Master Loan Agreement dated as of December 13, 2005 (the "Loan Agreement") by and among Ramco-Gershenson Properties, L.P. (the "Borrower"), Ramco-Gershenson Properties Trust (the "Trust"), KeyBank National Association, for itself and as Agent, and the other Banks from time to time party thereto. Terms defined in the Loan Agreement and not otherwise defined herein are used herein as defined in the Loan Agreement.

     Pursuant to the Loan Agreement, the Borrower is furnishing to you herewith (or have most recently furnished to you) the financial statements of the Borrower, the Trust and their respective Subsidiaries for the fiscal period ended _____________________ (the "Balance Sheet Date"). Such financial statements have been prepared in accordance with generally accepted accounting principles and present fairly the financial position of the Borrower, the Trust and the Subsidiaries covered thereby at the date thereof and the results of their operations for the periods covered thereby, subject in the case of interim statements only to normal year-end audit adjustments.

     This certificate is submitted in compliance with requirements of Section 7.4(e) or Section 10.11 of the Loan Agreement or such other provision of the Loan Agreement requiring the delivery of a Compliance Certificate. If this certificate is provided under a provision other than Section 7.4(e), the calculations provided below are made using the financial statements of the Borrower, the Trust and their respective Subsidiaries as of the Balance Sheet Date adjusted in the best good-faith estimate of the Borrower and the Trust to give effect to the making of a Loan, acquisition or disposition of property or other event that occasions the preparation of this certificate; and the nature of such event and the Borrower's and the Guarantor's estimate of its effects are set forth in reasonable detail in an attachment hereto. The undersigned officer is the chief financial or chief accounting officer of the Trust and of the general partner of the Borrower.

     The undersigned officers have caused the provisions of the Loan Documents to be reviewed and have no knowledge of any Default or Event of Default. [Note:
If the signers do have knowledge of any Default or Event of Default, the form of certificate should be revised to specify the Default or Event of Default, the nature thereof and the actions taken, being taken or proposed to be taken by the Borrower and the Trust with respect thereto.]

     The Borrower and the Trust are attaching hereto the Unencumbered Borrowing Base Property Certificate and supporting information.

     The Borrower and the Trust are providing the attached information to demonstrate compliance as of the date hereof with the covenants described in the attachment hereto.

     IN WITNESS WHEREOF, we have hereunto set our hand this ____ day of _____________, 200__.

                                        RAMCO-GERSHENSON PROPERTIES, L.P.

                                        By: Ramco-Gershenson Properties Trust,
                                            its General Partner


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


                                        RAMCO-GERSHENSON PROPERTIES TRUST


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

                                   APPENDIX A
                                       TO
                             COMPLIANCE CERTIFICATE
                                [TO BE ATTACHED]

                                    EXHIBIT J

                   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

     THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Agreement") dated _____________, _____, by and between _________________________________
("Assignor"), and ____________________________ ("Assignee").

                                   WITNESETH:

     WHEREAS, Assignor is a party to that certain Unsecured Master Loan Agreement, dated December 13, 2005, by and among Ramco-Gershenson Properties, L.P., a Delaware limited partnership ("Borrower"), Ramco-Gershenson Properties Trust (the "Trust"), KeyBank National Association, the other Banks that are or may become a party thereto, and KeyBank National Association, as Agent (the "Loan Agreement"); and

     WHEREAS, Assignor desires to transfer to Assignee a [REVOLVING CREDIT] [TERM LOAN] Commitment under the Loan Agreement and its rights with respect to the Commitment assigned and its Outstanding Loans with respect thereto;

     NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

     1. Definitions. Terms defined in the Loan Agreement and used herein without definition shall have the respective meanings assigned to such terms in the Loan Agreement.

     2. Assignment.

          (a) Subject to the terms and conditions of this Agreement and in consideration of the payment to be made by Assignee to Assignor pursuant to Paragraph 5 of this Agreement, effective as of the "Assignment Date" (as defined in Paragraph 7 below), Assignor hereby irrevocably sells, transfers and assigns to Assignee, without recourse, a $_______________ [REVOLVING CREDIT] [TERM LOAN] Commitment, and a ____________________ percent (_____%) [REVOLVING CREDIT] [TERM LOAN] Commitment Percentage, and a corresponding interest in and to all of the other rights and obligations under the Loan Agreement and the other Loan Documents (the assigned interests being hereinafter referred to as the "Assigned Interests"), including Assignor's share of all outstanding [REVOLVING CREDIT] [TERM] Loans with respect to the Assigned Interests and the right to receive interest and principal on and all other fees and amounts with respect to the Assigned Interests, all from and after the Assignment Date, all as if Assignee were an original Bank under and signatory to the Loan Agreement having a [REVOLVING CREDIT] [TERM LOAN] Commitment Percentage equal to the amount of the respective Assigned Interests.

          (b) Assignee, subject to the terms and conditions hereof, hereby assumes all obligations of Assignor with respect to the Assigned Interests from and after the Assignment Date as if Assignee were an original Bank under and signatory to the Loan Agreement, which obligations shall include, but shall not be limited to, the obligation to make [REVOLVING CREDIT] [TERM] Loans to the Borrower with respect to the Assigned Interests and to indemnify the Agent as provided therein (such obligations, together with all other obligations set forth in the Loan Agreement and the other Loan Documents are hereinafter collectively referred to as the "Assigned Obligations"). Assignor shall have no further duties or obligations with respect to, and shall have no further interest in, the Assigned Obligations or the Assigned Interests.

     3. Representations and Requests of Assignor.

          (a) Assignor represents and warrants to Assignee (i) that it is legally authorized to, and has full power and authority to, enter into this Agreement and perform its obligations under this Agreement; (ii) that as of the date hereof, before giving effect to the assignment contemplated hereby the amount of Assignor's [REVOLVING CREDIT] [TERM LOAN] Commitment is $____________ and the aggregate outstanding principal balance of the [REVOLVING CREDIT] [TERM] Loans made by it equals $____________, and (iii) that it has forwarded to the Agent the [REVOLVING CREDIT] [TERM LOAN] Note held by Assignor, if any. Assignor makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness or sufficiency of any Loan Document or any other instrument or document furnished pursuant thereto or in connection with the Loan, the collectability of the Loans, the continued solvency of the Borrower or the Guarantors or the continued existence, sufficiency or value of any assets of the Borrower or the Guarantors which may be realized upon for the repayment of the Loans, or the performance or observance by the Borrower or the Guarantors of any of their respective obligations under the Loan Documents to which it is a party or any other instrument or document delivered or executed pursuant thereto or in connection with the Loan; other than that it is the legal and beneficial owner of, or has the right to assign, the interests being assigned by it hereunder and that such interests are free and clear of any adverse claim.

          (b) If the applicable box is checked below, Assignor requests that the Agent obtain replacement notes for each of Assignor and Assignee as provided in the Loan Agreement.

          [ ] Replacement Note Requested for Assignor

          [ ] Replacement Note Requested for Assignee

     4. Representations of Assignee. Assignee makes and confirms to the Agent, Assignor and the other Banks all of the representations, warranties and covenants of a Bank under Articles 14 and 18 of the Loan Agreement. Without limiting the foregoing, Assignee (a) represents and warrants that it is legally authorized to, and has full power and authority to, enter into this Agreement and perform its obligations under this Agreement; (b) confirms that it has received copies of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) agrees that it has and will, independently and without reliance upon Assignor, any other Bank, the Agent or any Titled Agent and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in evaluating the Loans, the Loan Documents, the creditworthiness of the Borrower and the Guarantors and the value of the assets of the Borrower and the Guarantors, and taking or not taking action under the Loan Documents; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers as are reasonably incidental thereto pursuant to the terms of the Loan Documents; (e) agrees that, by this Assignment, Assignee has become a party to and will perform in accordance with their terms all the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank; (f) represents and warrants that Assignee is not a Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, any of the Borrower or the Guarantors; (g) agrees that if Assignee is not incorporated under the laws of the United States of America or any State, it has on or prior to the date hereof delivered to Borrower and Agent certification as to its exemption or non-exemption from deduction or withholding of any United States federal income taxes; and (h) if Assignee is an assignee of a portion of the Revolving Credit Loans, it has a net worth or unfunded capital commitment as of the date hereof of not less than $500,000,000.00 unless waived in writing by Borrower and Agent.

     5. Payments to Assignor. In consideration of the assignment made pursuant to Paragraph 1 of this Agreement, Assignee agrees to pay to Assignor on the Assignment Date, an amount pursuant to their separate agreement representing the aggregate principal amount outstanding of the [REVOLVING CREDIT] [TERM] Loans owing to Assignor under the Loan Agreement and the other Loan Documents with respect to the Assigned Interests.

     6. Payments by Assignor. Assignor agrees to pay the Agent on the Assignment Date the registration fee required by Section 18.2 of the Loan Agreement.

     7. Effectiveness.

          (a) The effective date for this Agreement shall be _______________ (the "Assignment Date"). Following the execution of this Agreement, each party hereto shall deliver its duly executed counterpart hereof to the Agent for acceptance and recording in the Register by the Agent.

          (b) Upon such acceptance and recording and from and after the Assignment Date, (i) Assignee shall be a party to the Loan Agreement and, to the extent of the Assigned Interests, have the rights and obligations of a Bank thereunder, and (ii) Assignor shall, with respect to the Assigned Interests, relinquish its rights and be released from its obligations under the Loan Agreement.

          (c) Upon such acceptance and recording and from and after the Assignment Date, the Agent shall make all payments in respect of the rights and interests assigned hereby accruing after the Assignment Date (including payments of principal, interest, fees and other amounts) to Assignee.

          (d) All outstanding LIBOR Rate Loans shall continue in effect for the remainder of their applicable Interest Periods and Assignee shall accept the currently effective interest rates on its Assigned Interest of each LIBOR Rate Loan.

     8. Notices. Assignee specifies as its address for notices and its Lending Office for all assigned Loans, the offices set forth below:

          Notice Address:          _________________________
                                   _________________________
                                   _________________________
                                   _________________________
                                   Attn: ___________________
                                   Facsimile: ______________

          Domestic Lending Office: Same as above

          LIBOR Lending Office:    Same as above

     9. Payment Instructions. All payments to Assignee under the Loan Agreement shall be made as provided in the Loan Agreement in accordance with the following instructions:

                                   _________________________
                                   _________________________
                                   _________________________
                                   _________________________
                                   _________________________
                                   _________________________

     10. Governing Law. THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT FOR ALL PURPOSES AND TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MICHIGAN (WITHOUT REFERENCE TO CONFLICT OF LAWS).

     11. Counterparts. This Agreement may be executed in any number of counterparts which shall together constitute but one and the same agreement.

     12. Amendments. This Agreement may not be amended, modified or terminated except by an agreement in writing signed by Assignor and Assignee, and consented to by Agent.

     13. Successors. This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted by the terms of Loan Agreement.

                         [signatures on following page]

     IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, as of the date first above written.

                                        ASSIGNEE:


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


                                        ASSIGNOR:


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


RECEIPT ACKNOWLEDGED AND
ASSIGNMENT CONSENTED TO BY:

KEYBANK NATIONAL ASSOCIATION,
as Agent


By:
    ------------------------------------
Title:
       ---------------------------------

ASSIGNMENT APPROVED BY:

RAMCO-GERSHENSON PROPERTIES, L.P.,
a Delaware limited partnership

By: Ramco-Gershenson Properties Trust,
    a Maryland real estate investment
    trust, its General Partner


By:
    ------------------------------------
Name:
      ----------------------------------
Title:
       ---------------------------------

                                  SCHEDULE 1.1

                              BANKS AND COMMITMENTS

                              REVOLVING CREDIT LOAN

                                                      Revolving Credit
                                   Revolving Credit      Commitment
                                      Commitment         Percentage
                                   ----------------   ----------------
KeyBank National Association        $18,000,000.00         12.00%
127 Public Square
8th Floor
Cleveland, Ohio 44114-1306

LIBOR Lending Office
Same as above

JPMorgan Chase Bank, N.A.           $18,000,000.00         12.00%
611 Woodward Avenue
MII-8029
Detroit, Michigan 48226

LIBOR Lending Office
Same as above

Bank of America, N.A.               $18,000,000.00         12.00%
IL1-231-10-35
231 S. LaSalle Street
Chicago, Illinois 60697

LIBOR Lending Office
Same as above

Deutsche Bank Trust Company         $18,000,000.00         12.00%
Americas
MS Dal 03-0550
Suite 550
200 Crescent Court
Dallas, Texas 75201-1875

LIBOR Lending Office
Same as above


                              SCHEDULE 1.1 - PAGE 1

                                                      Revolving Credit
                                   Revolving Credit      Commitment
                                      Commitment         Percentage
                                   ----------------   ----------------
LaSalle Bank Midwest National       $15,000,000.00         10.00%
Association
Commercial Real Estate
2600 W. Big Beaver Road
Troy, Michigan 48084

LIBOR Lending Office
Same as above

PNC Bank, National Association      $15,000,000.00         10.00%
201 East Fifth Street, 2nd Floor
Cincinnati, Ohio 45202

LIBOR Lending Office
Same as above

Comerica Bank                       $15,000,000.00         10.00%
500 Woodward Avenue
7th Floor
Detroit, Michigan 48226-3256

LIBOR Lending Office
Same as above

Commerzbank AG New York and         $15,000,000.00         10.00%
Grand Cayman Branches
2 World Financial Center
New York, New York 10281

LIBOR Lending Office
Same as above

The Huntington National Bank        $ 9,000,000.00          6.00%
803 W. Big Beaver Road
Suite 202
Troy, Michigan 48084

LIBOR Lending Office
Same as above


                              SCHEDULE 1.1 - PAGE 2

                                                Revolving Credit
                             Revolving Credit      Commitment
                                Commitment         Percentage
                             ----------------   ----------------
Fifth Third Bank              $  9,000,000.00         6.00%
1000 Town Center
Suite 1500
Mailcode MD JTWN5H
Southfield, Michigan 48075

Total                         $150,000,000.00          100%


                              SCHEDULE 1.1 - PAGE 3

                                    TERM LOAN

                                                     Term Loan
                                      Term Loan     Commitment
                                     Commitment     Percentage
                                   --------------   ----------
KeyBank National Association       $17,000,000.00     17.00%
127 Public Square
8th Floor
Cleveland, Ohio 44114-1306

LIBOR Lending Office
Same as above

JPMorgan Chase Bank, N.A.          $12,000,000.00     12.00%
611 Woodward Avenue
MII-8029
Detroit, Michigan 48226

LIBOR Lending Office
Same as above

Bank of America, N.A.              $12,000,000.00     12.00%
IL1-231-10-35
231 S. LaSalle Street
Chicago, Illinois 60697

LIBOR Lending Office
Same as above

Deutsche Bank Trust Company        $12,000,000.00     12.00%
Americas
MS Dal 03-0550
Suite 550
200 Crescent Court
Dallas, Texas 75201-1875

LIBOR Lending Office
Same as above


                              SCHEDULE 1.1 - PAGE 4

                                                     Term Loan
                                      Term Loan     Commitment
                                     Commitment     Percentage
                                   --------------   ----------
LaSalle Bank Midwest National      $10,000,000.00     10.00%
Association
Commercial Real Estate
2600 W. Big Beaver Road
Troy, Michigan 48084

LIBOR Lending Office
Same as above

PNC Bank, National Association     $10,000,000.00     10.00%
201 East Fifth Street, 2nd Floor
Cincinnati, Ohio 45202

LIBOR Lending Office
Same as above

Commerzbank AG New York and        $10,000,000.00     10.00%
Grand Cayman Branches
2 World Financial Center
New York, New York 10281

LIBOR Lending Office
Same as above

The Huntington National Bank       $ 6,000,000.00      6.00%
803 W. Big Beaver Road
Suite 202
Troy, Michigan 48084

LIBOR Lending Office
Same as above

Fifth Third Bank                   $ 6,000,000.00      6.00%
1000 Town Center
Suite 1500
Mailcode MD JTWN5H
Southfield, Michigan 48075

LIBOR Lending Office
Same as above


                              SCHEDULE 1.1 - PAGE 5

                                                     Term Loan
                                      Term Loan     Commitment
                                     Commitment     Percentage
                                   --------------   ----------
Comerica Bank                       $5,000,000.00      5.00%
500 Woodward Avenue
7th Floor
Detroit, Michigan 48226-3256

LIBOR Lending Office
Same as above

Total                               $ 100,000,000       100%


                              SCHEDULE 1.1 - PAGE 6

                                TOTAL COMMITMENTS

                                                                      Commitment
                                                      Commitments     Percentage
                                                    ---------------   ----------
KeyBank National Association                        $ 35,000,000.00     14.00%
JPMorgan Chase Bank, N.A.                           $ 30,000,000.00     12.00%
Bank of America, N.A.                               $ 30,000,000.00     12.00%
Deutsche Bank Trust Company Americas                $ 30,000,000.00     12.00%
LaSalle Bank Midwest National Association           $ 25,000,000.00     10.00%
PNC Bank, National Association                      $ 25,000,000.00     10.00%
Commerzbank AG New York and Grand Cayman Branches   $ 25,000,000.00     10.00%
Comerica Bank                                       $ 20,000,000.00      8.00%
The Huntington National Bank                        $ 15,000,000.00      6.00%
Fifth Third Bank                                    $ 15,000,000.00      6.00%
Total                                               $250,000,000.00       100%


                              SCHEDULE 1.1 - PAGE 7

                                  SCHEDULE 1.2

                 INITIAL UNENCUMBERED BORROWING BASE PROPERTIES

Schedule 1.2
Initial Unencumbered Borrowing Base Properties

Name of shopping center                        Owner                                  Location
-----------------------                        -----                                  --------
Tel-Twelve Shopping Center           Ramco-Gershenson Properties, L.P.     Southfield, Michigan
OfficeMax Center                     Ramco-Gershenson Properties, L.P.     Toledo, Ohio
Clinton Valley Strip                 Ramco-Gershenson Properties, L.P.     Sterling Heights, Michigan
Eastridge                            Ramco-Gershenson Properties, L.P.     Flint, Michigan
Jackson Crossing                     Ramco-Gershenson Properties, L.P.     Jackson, Michigan
Roseville Plaza                      Ramco-Gershenson Properties, L.P. *   Roseville, Michigan
Naples Towne Centre                  Ramco-Gershenson Properties, L.P.     Naples, Florida
Southfield Plaza                     Ramco-Gershenson Properties, L.P.     Southfield, Michigan
Clinton Mall                         Ramco-Gershenson Properties, L.P.     Sterling Heights, Michigan
Lake Orion                           Ramco-Gershenson Properties, L.P.     Lake Orion, Michigan
Edgewood Towne Center                Ramco-Gershenson Properties, L.P.     Lansing, Michigan
Northwest Crossing II                Ramco-Gershenson Properties, L.P.     Knoxville, Tennessee
Rossford - only Home Depot           Rossford Development LLC              Rossford, Ohio
Promenade - Arbys only               Ramco-Gershenson Properties, L.P.     Duluth, Georgia
Rivertowne                           Ramco-Gershenson Properties, L.P.     Deerfield Beach, Florida
Crofton Shopping Center              Ramco-Gershenson Properties, L.P.     Crofton, Maryland
Clinton Pointe                       Ramco-Gershenson Properties, L.P.     Clinton Township, Michigan
Horizon Village                      Ramco-Gershenson Properties, L.P.     Suwanee, Georgia
Livonia Plaza                        Ramco-Gershenson Properties, L.P.     Livonia, Michigan
Telegraph & Goddard                  Ramco-Gershenson Properties, L.P.     Taylor, Michigan
The Shoppes at Lakeland              Ramco-Gershenson Properties, L.P.     Lakeland, Florida
Holcomb Center                       Ramco-Gershenson Properties, L.P.     Alpharetta, Georgia
Pelican Plaza                        Ramco-Gershenson Properties, L.P.     Sarasota, Florida
Holly Springs                        Ramco-Gershenson Properties, L.P.     Franklin, North Carolina
Cumberland Gallery                   Ramco-Gershenson Properties, L.P.     New Tazewell, Tennessee
Tellico Plaza                        Ramco-Gershenson Properties, L.P.     Lenoir City, Tennessee
Edgewood Square                      Ramco-Gershenson Properties, L.P.     North Augusta, South Carolina
Mays Crossing                        Ramco-Gershenson Properties, L.P.     Stockbridge, Georgia
Indian Hills                         Ramco-Gershenson Properties, L.P.     Calhoun, Georgia
Cox Creek                            Ramco-Gershenson Properties, L.P.     Florence, Alabama
Crestview Corners                    Ramco-Gershenson Properties, L.P.     Crestview, Florida
Village Lakes                        Ramco-Gershenson Properties, L.P.     Land O' Lakes, Florida
Southbay                             Ramco-Gershenson Properties, L.P.     Osprey, Florida
Conyers Crossing                     Ramco-Gershenson Properties, L.P.     Conyers, Georgia
Auburn Hills - Wendy's/Arby's only   Ramco-Gershenson Properties, L.P.     Auburn Hills, Michigan

* Ramco Roseville LLC is also listed as landlord under a portion of a lease to CVS.


                              SCHEDULE 1.2 - PAGE 1

                                  SCHEDULE 2.9

                           EXISTING LETTERS OF CREDIT

The following Letters of Credit issued by Bank of America, N.A.:

   LC#       AMOUNT     EXPIRATION DATE
   ---       ------     ---------------
1358420    $1,500,000       12/07/06
50061485   $  476,000       04/15/06
64132910   $  134,000       08/15/06


                              SCHEDULE 2.9 - PAGE 1

                                  SCHEDULE 6.5

                        LIST OF PROPERTIES BEING MARKETED

1. Office Max, Lucas County, Ohio

2. West Allis Towne Center, West Allis, Wisconsin

3. Aquia Towne Center, Stafford, Virginia

4. Cox Creek Plaza, Florence, Alabama

5. Crestview Corners, Crestview, Florida

6. Edgewood Square, North Augusta, South Carolina

7. Holly Springs Plaza, Franklin, North Carolina

8. Indian Hills Shopping Center, Calhoun, Georgia

9. Tellico Plaza, Lenoir City, Tennessee

10. Cumberland Gallery, New Tazwell, Tennessee

11. Chester Springs Shopping Center, Chester, New Jersey

12. Crofton Centre, Crofton, Maryland


                              SCHEDULE 6.5 - PAGE 1

                                  SCHEDULE 6.7

                                   LITIGATION

     1. Matters covered by insurance policies, except for applicable deductibles.

     2. Landlord/Tenant claims in the ordinary course of business.

     3. Matters disclosed in the Form 10-K filed with the SEC, including the IRS tax matter.

     4. Alleged ADA violations at the Bagel Joint at Sunshine Plaza; Access for the Disabled, Inc., Robert Cohen, and Patricia Kennedy v. Ramco-Gershenson Properties, L.P. US District Court Southern District of Florida Case No. 05-61246-CIV-LENARD.

     5. Internal Revenue Service Examinations:

IRS Audit Resolution for Years 1991 to 1995

We were the subject of an IRS examination of our taxable years ended December 31, 1991 through 1995. We refer to this examination as the IRS Audit. On December 4, 2003, we reached an agreement with the IRS with respect to the IRS Audit. We refer to this agreement as the Closing Agreement. Pursuant to the terms of the Closing Agreement (i) our "REIT taxable income" was adjusted for each of 1991, 1992, and 1993; (ii) our election to be taxed as a REIT was terminated for 1994; (iii) we were not permitted to reelect REIT status for 1995; (iv) we were permitted to reelect REIT status for taxable years beginning on or after January 1, 1996; (v) our timely filing of IRS Form 1120-REIT for 1996 was treated, for all purposes of the Code, as an election to be taxed as a REIT; (vi) the provisions of the Closing Agreement were expressly contingent upon our payment of "deficiency dividends" (that is, our declaration and payment of a distribution that is permitted to relate back to the year for which the IRS determines a deficiency in order to satisfy the requirement for REIT qualification that we distribute a certain minimum amount of our "REIT taxable income" for such year) in amounts not less than $1.387 million and $809 for our 1992 and 1993 taxable years respectively; (vii) we consented to the assessment and collection, by the IRS, of $770 in tax deficiencies; (viii) we consented to the assessment and collection, by the IRS, of interest on such tax deficiencies and deficiency dividends and (ix) we agreed that no penalties or other "additions to tax" would be asserted with respect to any adjustments to taxable income required pursuant to the Closing Agreement.

In addition, because we lost our REIT status for 1994, and reelected REIT status for the taxable year which began January 1, 1996, we were required to have distributed to our shareholders by the close of the taxable year which began January 1, 1996, any earnings and profits we accumulated as a subchapter C corporation for 1994 and 1995. Because we did not accumulate (but rather distributed) any profits we earned during the taxable years ended December 31, 1994 and 1995, we did not have any accumulated earnings and profits that we were required to distribute by the close of the taxable year which began January 1, 1996.

In connection with the incorporation, and distribution of all of the shares, of Atlantic, in May 1996, we entered into the Tax Agreement with Atlantic under which Atlantic assumed all of our


                              SCHEDULE 6.7 - PAGE 1
tax liabilities arising out of the IRS' then ongoing examination (which included, but is not otherwise limited to, the IRS Audit), excluding any tax liability relating to any actions or events occurring, or any tax return position taken, after May 10, 1996, but including liabilities for additions to tax, interest, penalties and costs relating to covered taxes. In addition, the Tax Agreement provides that, to the extent any tax which Atlantic is obligated to pay under the Tax Agreement can be avoided through the declaration of a deficiency dividend, we will make, and Atlantic will reimburse us for the amount of, such deficiency dividend.

On December 15, 2003, our Board of Trustees declared a cash dividend in the amount of $2.2 million, payable on January 20, 2004, to common shareholders of record on December 31, 2003. Immediately following the payment of such dividend, we timely filed IRS Form 976, Claim for Deficiency Dividends Deductions by a Real Estate Investment Trust, claiming deductions in the amount of $1.387 million and $809 for our 1992 and 1993 taxable years respectively. Our payment of the deficiency dividend was both consistent with the terms of the Closing Agreement and necessary to retain our status as a REIT for each of the taxable years ended December 31, 1992 and 1993. On January 21, 2004, pursuant to the Tax Agreement, Atlantic reimbursed us $2.2 million in recognition of our payment of the deficiency dividend.

In the notes to the consolidated financial statements of Atlantic's most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission, or the SEC, for the quarter ended June 30, 2005, Atlantic has disclosed its liability under the Tax Agreement for the tax deficiencies, deficiency dividend, and interest reflected in the Closing Agreement. As discussed above, on January 21, 2004, Atlantic reimbursed us $2.2 million in recognition of our payment of the deficiency dividend. Atlantic has also paid all other amounts, on behalf of the Company, assessed by the IRS to date.

Current IRS Examination

The IRS is currently conducting an examination of us for our taxable years ended December 31, 1996 and 1997. We refer to this examination as the IRS Examination. On April 13, 2005, the IRS issued two examination reports to us with respect to the IRS Examination. The first examination report seeks to disallow certain deductions and losses we took in 1996 and to disqualify us as a REIT for the years 1996 and 1997. The second report also proposes to disqualify us as a REIT for our taxable years ended December 31, 1998 through 2000, years we had not previously been notified were under examination, and to not allow us to reelect REIT status for 2001 through 2004. Insofar as the reports seek to disqualify us as a REIT, we vigorously dispute the IRS' positions, and we have been advised by legal counsel that the IRS' positions set forth in the reports with respect to our disqualification as a REIT are unsupported by the facts and applicable law. We discuss this issue in greater detail below under the subheading "Disqualification as a REIT". We dispute the disallowance of certain deductions and losses for 1996 and believe that amounts which may be assessed against us with respect to any such disallowance would constitute items covered under the Tax Agreement. We discuss this issue in greater detail below under the subheading "Disallowance of Certain Deductions and Losses". We have contested the reports by filing a protest with the Appeals Office of the IRS on May 31, 2005. Although Atlantic has filed a Form 8-K with the SEC stating that it has been advised by counsel that it would not have any obligation to indemnify us with respect to any tax, interest or penalty which may be assessed against us in connection with the IRS Examination, we disagree with such


                              SCHEDULE 6.7 - PAGE 2
position and, if the need arises, intend to pursue collection of amounts related to the 1996 tax year from Atlantic under the Tax Agreement.

Disqualification as a REIT

The examination reports propose to disqualify us as a REIT for our taxable years 1996 through 2000 for reasons relating to our ownership of stock in Ramco-Gershenson, Inc. and for our alleged failure to meet the requirement to demand from record holders of our shares certain information regarding the actual ownership of those shares. The reports also propose not to allow us to reelect REIT status for 2001 through 2004. As described below, we believe, and have been advised by legal counsel, that the positions set forth in the examination reports pursuant to which the IRS proposes to disqualify us as a REIT are unsupported by the facts and applicable law.

First, the IRS asserts that a "commonality of interests and control" between us and Ramco Gershenson, Inc., by reason of the ownership of voting stock in Ramco-Gershenson, Inc. by certain of our trustees and members of our management, resulted in our "deemed" prohibited ownership of more than 10% of the voting stock in Ramco-Gershenson, Inc. We have been advised by counsel that the structure of our ownership of stock in Ramco-Gershenson, Inc., and the governance thereof, are consistent with the form and structure of similar subsidiaries used by other large REITs and should not provide a valid basis for the disqualification of the Company as a REIT for any of the tax years covered by the examination reports.

Secondly, the IRS proposes to disqualify us as a REIT for 1996 through 2000 for our alleged failure to meet the shareholder-record keeping requirement because we did not request certain information from holders of interests in our operating partnership. We have been advised by counsel that the IRS has erred in their determination that we were required to make such a demand from our partners merely by reason of their ownership of interests in our operating partnership.

Finally, the IRS proposes not to allow us to reelect to be a REIT for 2001 through 2004 based on our alleged failure to qualify as a REIT for 2000. We believe, based on the advice of counsel, that if we were disqualified for 1996, we would be allowed to reelect REIT status for our 2001 tax year.

Disallowance of Certain Deductions and Losses

The examination reports also propose to disallow certain deductions and losses taken in 1996. We believe that, in many material respects, the positions based on which the IRS proposes to disallow such deductions and losses are unsupported by the facts and applicable law.

Protest; Potential Impact

We have contested the positions taken in the examination reports through the filing of a protest with the Appeals Office of the IRS on May 31, 2005. Pursuant to such filing, we would expect to have a meeting with an Appeals Officer of the IRS sometime in the future. If we cannot obtain a satisfactory result through the administrative appeals process, we may pursue judicial review of the determination.


                              SCHEDULE 6.7 - PAGE 3

If all of the positions taken (exclusive of the proposed revocation of our REIT status for 2001 through 2004) and adjustments proposed in the examination reports were sustained, then we would be liable for approximately $22.0 million in combined tax, penalties and interest (as calculated by the IRS through April 13, 2005). If we were successful in opposing the positions taken in the first examination report (which relates to 1996 and 1997) and the second examination report (which relates to 1998 through 2000), other than the proposed increase in our REIT taxable income resulting from disallowance of certain deductions for 1996, then we could avoid being disqualified as a REIT by paying a deficiency dividend in the amount (if any) necessary to satisfy the requirement that we distribute each year a certain minimum amount of our REIT taxable income for such year. In the event we were required to pay a deficiency dividend, such dividend would be treated as an addition to tax for the year to which it relates, and we would be subject to the assessment and collection by the IRS of interest on such addition to tax. The second examination report (which relates to 1998 through 2000) does not quantify our potential liability for combined tax, penalties and interest resulting from the proposed revocation of our REIT status for 2001 through 2004. Such potential liability could be substantial and could have a material adverse effect on our financial position, results of operations and cash flows.

If we were to fail to qualify as a REIT for any taxable year, we would be subject to federal income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates for such year, and distributions to shareholders would not be deductible by us in computing our taxable income. Any such corporate tax liability could be substantial and, to the extent we were not indemnified against such liability by Atlantic under the Tax Agreement, would reduce the amount of our cash available for distribution to our shareholders, which in turn could have a material adverse impact on the value of, and trading prices for, our common shares. In addition, we would not be able to reelect REIT status until the fifth taxable year following the initial year of disqualification unless we were to qualify for relief under applicable provisions of the Code. Upon a new REIT election, we would be required to distribute any earnings and profits that we had accumulated during the taxable years in which we failed to qualify as a REIT. If we failed to qualify as a REIT for more than two taxable years, we would be subject to corporate level tax during the ten-year period beginning on the first day of our REIT year with respect to any built-in gain we recognize on the disposition of any asset held on such date.

Tax Agreement with Atlantic

Certain tax deficiencies, interest, and penalties, which may be assessed against us in connection with the IRS Examination, may constitute covered items under the Tax Agreement. Atlantic has filed a Form 8-K in which it disclosed that it has been advised by counsel that it does not have any obligation to make any payment to or indemnify us in any manner for any tax, interest or penalty set forth in the examination report relating to 1996 and 1997. We disagree with this position and believe that some or all of the amounts which may be assessed against us with respect to the disallowance of certain deductions and losses for 1996 would constitute covered items under the Tax Agreement. If Atlantic prevails in its position that it is not required to indemnify us under the Tax Agreement with respect to liabilities we incur as a result of the IRS Examination, then we would be required to pay for such liabilities out of our own funds. Even if we prevail in our position that Atlantic is required to indemnify us under the Tax Agreement with respect to such liabilities, Atlantic may not have sufficient assets at the time to reimburse us for all amounts we must pay to the IRS, and we would be required to pay the difference out of


                              SCHEDULE 6.7 - PAGE 4
our own funds. According to the quarterly report on Form 10-Q filed by Atlantic for the quarter ended June 30, 2005, Atlantic had net assets of approximately $82.6 million (as determined pursuant to the liquidation basis of accounting). The IRS may also assess taxes against us that Atlantic is not required to pay. Accordingly, the ultimate resolution of any tax liabilities arising pursuant to the IRS Audit and the IRS Examination may have a material adverse effect on our financial position, results of operations and cash flows, particularly if we are required to distribute deficiency dividends to our shareholders and/or pay additional taxes, interest and penalties to the IRS in amounts that exceed any indemnification payments we receive from Atlantic.

Operating Partnership Examination Report

In connection with an ongoing IRS examination of one of our operating partnerships we have also received an examination report, which relates to such partnership's taxable year ended December 31, 1997, which proposes to increase the income of certain of the operating partnership's partners other than us. As such, the proposed adjustments would not result in our being liable for additional tax, penalties or interest.


                              SCHEDULE 6.7 - PAGE 5

                                  SCHEDULE 6.15

                             AFFILIATE TRANSACTIONS

1996 Share Option Plan of Ramco-Gershenson Properties Trust

Non-Qualified Stock Option Agreements dated May 10, 1996, September 16, 1998 and March 8, 2000, along with related Election and Option Deferral Agreements and Notices of Option Exercises between Ramco-Gershenson Properties Trust (the "Trust") and each of the following:

     Joel Gershenson
     Dennis Gershenson
     Michael A. Ward
     Richard Gershenson
     Bruce Gershenson

Employment Agreements dated May 10, 1996 as amended May 10, 2001, as applicable, between Trust and each of the following:

     Joel Gershenson
     Dennis Gershenson
     Michael A. Ward
     Richard Gershenson
     Bruce Gershenson

Non-Qualified Stock Option Agreements dated June 25, 1996, September 16, 1998 and March 8, 2000 along with related Election and Option Deferral Agreements and Notice of Option Exercise between Trust and Richard Smith

Non-Qualified Stock Option Agreements dated June 10, 1997, June 10, 1998, June 9, 1999, and June 7, 2000, June 13, 2001, June 6, 2002, June 12, 2003, June 10,
2004 and June 7, 2005 between Trust and the Board of Trustees

Noncompetition Agreements dated May 10, 1996, between the Trust and each of the following:

     Joel Gershenson
     Dennis Gershenson
     Michael A. Ward
     Richard Gershenson
     Bruce Gershenson (collectively, the "Ramco Principals")

Registration Rights Agreements dated May 10, 1996, among Trust and the Ramco Principals

Tax Agreement dated May 10, 1996, between Atlantic and RPS

Option Agreement and Right of First Offer/Refusal dated May 10, 1996 Memorandum of Option Agreement and Right of First Offer/Refusal dated May 10, 1996

North Towne Option Agreement and Right of First Offer/Refusal dated May 10, 1996, between Ramco Lewis Alexis Associates and the Operating Partnership


                             SCHEDULE 6.15 - PAGE 1

Exchange Rights Agreement dated May 10, 1996, between Operating Partnership and the Ramco Principals

Assignment, Assumption and Indemnification Agreement relating to Atlantic dated May 10, 1996, between RPS and Atlantic

The 1997 Non-employee Trustee Stock Option Plan

Management Services and Reimbursement Agreement dated May 10, 1996 between Ramco-Gershenson, Inc. and Ramco-Gershenson Properties, L.P.

Amended and Restated Agreement of Limited Partnership of Ramco-Gershenson Properties, L.P. (Operating Partnership") as amended which lists the following persons as holding a partnership interest directly or by entities controlled by them:

     Joel Gershenson
     Dennis Gershenson
     Michael A. Ward
     Richard Gershenson
     Bruce Gershenson

The following officers or trustees of Ramco-Gershenson Properties Trust are general partners, limited partners, or shareholders or members in various entities which are provided management and/or accounting services by Ramco-Gershenson, Inc.

     Joel Gershenson
     Dennis Gershenson
     Michael A. Ward
     Richard Gershenson
     Bruce Gershenson
     Joel Pashcow

The following officers of Ramco-Gershenson Properties Trust are associated with various family trusts which control entities which are provided management and accounting services from Ramco-Gershenson, Inc.

     Joel Gershenson
     Dennis Gershenson
     Michael A. Ward
     Richard Gershenson
     Bruce Gershenson

Ramco-Gershenson Properties Trust purchased Directors' and Officers' liability insurance from Aon Risk Services, Inc. of New York, an insurance brokerage firm ("Aon"). In connection with such insurance purchase, Aon received brokerage commission. Mr. Robert A. Meister, who is a member of the Trust's Board of Trustees, is Vice Chairman of Aon Risk Services & Co., an affiliate of Aon. In addition, Mr. Alan Mann, who is Senior Vice President of Aon, is the son-in-law of Mr. Arthur H. Goldberg, who is also a member of the Trust's Board of Trustees.


                             SCHEDULE 6.15 - PAGE 2

Joel Pashcow, trustee, has an interest in Ramco/Shenandoah LLC, a joint venture of Ramco-Gershenson Properties, L.P.

2003 Long-Term Incentive Plan of Ramco-Gershenson Properties Trust

2003 Non-Employee Trustee Stock Option Plan of Ramco-Gershenson Properties Trust

Non-Qualified Stock Option Agreements dated March 3, 2004 between Trust and each of the following: Dennis Gershenson, Richard Gershenson and Richard Smith

Non-Qualified Stock Option Agreements dated April 1, 2005 between Trust and each of the following: Dennis Gershenson and Richard Smith

Employment Termination Agreement dated June 1, 2005, between the Trust and Richard Gershenson


                             SCHEDULE 6.15 - PAGE 3

                                  SCHEDULE 6.18

                              ENVIRONMENTAL MATTERS

                                 [SEE ATTACHED]


                             SCHEDULE 6.18 - PAGE 1

                                  SCHEDULE 6.19

           SUBSIDIARIES AND UNCONSOLIDATED AFFILIATES OF THE BORROWER

                                 [SEE ATTACHED]


                             SCHEDULE 6.19 - PAGE 1

                                  SCHEDULE 6.29

                              PROPERTY OF GUARANTOR

The assets of the Guarantor, Ramco-Gershenson Properties Trust are comprised solely of the following:

ATTACHABLE ASSETS

Cash and Short-term Investments in an amount in excess of $500,000.00.

Accounts receivable, including Distributions received from Ramco-Gershenson Properties, L.P. that have not been distributed to the shareholders of the Trust as permitted by this Agreement.

Rights and claims (including amounts paid under) the Tax Indemnity Agreement.

Investments in Ramco-Gershenson Properties, L.P.

All Net Offering Proceeds that have not been contributed to Ramco-Gershenson Properties, L.P.

OTHER PERMITTED ASSETS

Prepaid expenses, including capitalized legal fees

Cash and Short-term Investments in an amount not to exceed $500,000.00.

Investments in the following subsidiaries:

     Ramco SPC, Inc. (Related to Ramco Properties Associates Limited
     Partnership)

     Ramco SPC II, Inc. (Related to Ramco Virginia Properties LLC (Aquia))


                             SCHEDULE 6.29 - PAGE 1